UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                                                    OMB APPROVAL
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                                   Form 10-KSB
                 Annual Report under Section 13 or 15(d) of the
                     Securities Exchange Act of 1934 For the
                         fiscal year ended June 30, 2000

                        Commission file number 000-03718

                            AmeriNet Group.com, Inc.
                 (Name of small business issuer in its charter)

                                    Delaware
                    (State of incorporation or organization)

                                   11-2050317
                      (I.R.S. Employer Identification No.)

           2500 North Military Trail, Suite 225-C; Boca Raton, Florida
           -----------------------------------------------------------
                    (Address of principal executive offices)

                                      33431
                                   (Zip Code)

                    Issuer's telephone number: (561) 998-3435

                           Securities registered under
                       Section 12(b) of the Exchange Act:
                            Title of each class: None
                 Name of each exchange on which registered: None
                                      ----
                           Securities registered under
                       Section 12(g) of the Exchange Act:
                          Common Stock, $0.01 par value
                                (Title of Class)

     Check  whether  the Issuer (1) filed all  reports  required  to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that our company was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. [x] Yes [ ] No

     Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of our company's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [_]

     State issuer's revenues for its most recent fiscal year: $255,053. State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was sold, or the average bid and asked price of such common equity, as of a specified date within the past 60 days: $10,360,216; based on the final transaction reported on the OTC Bulletin Board at the close of business on September 20, 2000 ($1.06 per share), there being 9,773,789 shares of our company's common stock on such date held by non- affiliates of our company
(persons holding less than 10% of our company's common stock who were not officers or directors within the last 90 days).

     State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date. As of June 30, 2000, there were 12,465,172 shares of our company's common stock outstanding.

 Transitional Small Business Disclosure Format (Check one):  Yes [_]    No [x]

                             AVAILABLE INFORMATION.

     The public may read and copy any materials filed by AmeriNet Group.com, Inc. (referred to throughout this Report as "our company") with the United States Securities and Exchange Commission (the "Commission") at the Commission's Public Reference Room at 450 Fifth Street, Northwest, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding our company and other issuers that file reports electronically with the Commission, at http://www.sec.gov. Our Company maintains a website at http://www.amerinetgroup.com and our company's wholly owned operating subsidiaries, Wriwebs.com, Inc., and AmeriNet Communications, Inc. maintain their own web-sites at http://www.wriwebs.com, and http://www.callthefirm.com, respectively.

            CAVEAT PERTAINING TO FORWARD LOOKING STATEMENTS & CONTEXT

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties.
These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect our company is detailed from time to time in our company's reports filed with the Commission. This Report contains "forward looking statements" relating to our company's current expectations and beliefs. These include statements concerning operations, performance, financial condition, anticipated acquisitions and anticipated growth. For this purpose, any statements contained in this Report or the Form 10-KSB, Forms 10QSB, Forms 8-K, and the Information Statement referred to herein that are not statements of historical fact are forward-looking statements. Without limiting the generality of the foregoing, words such as "may", "will", "would", "expect", "believe", "anticipate", "intend", "could", "estimate", or "continue", or the negative or other variation thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties which are beyond our company's control. Should one or more of these risks or uncertainties materialize or should our company's underlying assumptions prove incorrect, actual outcomes and results could differ materially from those indicated in the forward looking statements.

     The information in this Report is qualified in its entirety by reference to the entire Report; consequently, this Report must be read in its entirety. Information may not be considered or quoted out of context or without referencing other information contained in this Report necessary to make the information considered, not misleading.

                       DOCUMENTS INCORPORATED BY REFERENCE

     Portions of the following documents previously filed by our company with the Commission are incorporated by reference in this Report:

(1) Form 10-KSB for the year ended December 31, 1998, information from Item 12 (Part III) thereof incorporated into Item 3 hereof; information from
         Item 11 (Part III) thereof incorporated into Item 3 hereof; information from Item 8 (Part II) thereof incorporated into Item 8 hereof; exhibits from Item 13(a) (Part III) thereof incorporated into Item 13(a) hereof;

(2) Form 10-KSB for the year ended June 30, 1999, information from Item 12 (Part III) thereof incorporated into Item 3 hereof; information from
         Item 11 (Part III) thereof incorporated into Item 3 hereof; information from Item 8 (Part II) thereof incorporated into Item 8 hereof; exhibits from Item 13(a) (Part III) thereof incorporated into Item 13(a) hereof;

(3) Form 10-QSB filed for quarter ended September 30, 1999, information from Item 5 (b)(Part II) thereof incorporated into Item 1 hereof; information from Item 5 (c) (Part II) thereof incorporated into Item 1 hereof, exhibits from Item 6(a) thereof incorporated into Item 13(a) hereof.

(4) Form 8-K filed on September 8, 1997, exhibits from Item 7(c) thereof incorporated into Item 13(a) hereof.

(5) Form 8-K filed on March 5, 1999, and amended 8-K filed on April 2, 1999, exhibits from Item 7(c) thereof incorporated into Item 13(a) hereof.

(6) Form 8-K filed on July 12, 1999, amended 8-K filed on August 18, 1999, and amended 8-K filed on September 9, 1999, exhibits from Item 7(c) thereof incorporated into Item 13(a) hereof.

(7) Form 8-K filed on August 24, 1999, and amended 8-K filed on September 9, 1999, exhibits from Item 7(c) thereof incorporated into Item 13(a) hereof.

(8) Form 8-K filed on December 16, 1999, amended 8-K filed on February 8, 2000 and amended 8-K filed on March 8, 2000, exhibits from Item 7(c) thereof incorporated into Item 13(a) hereof.

(9) Form 8-K filed on January 26, 2000, and amended 8-K filed on March 3, 2000, exhibits from Item 7(c) thereof incorporated into Item 13(a) hereof.

(10) Form 8-K filed on March 29, 2000, exhibits from Item 7(c) thereof incorporated into Item 13(a) hereof.

(11) Form 8-K filed on May 30, 2000, exhibits from Item 7(c) thereof incorporated into Item 13(a) hereof.

(12) Form 8-K filed on June 15, 2000, exhibits from Item 7(c) thereof incorporated into Item 13(a) hereof.

(13) Form 8-K filed on July 17, 2000, exhibits from Item 7(c) thereof incorporated into Item 13(a) hereof.

(14) Form 8-K filed on August 15, 2000, exhibits from Item 7(c) thereof incorporated into Item 13(a) hereof.


                                TABLE OF CONTENTS

Part       Item        Page
Number     Number      Number     Caption
------     ------      ------     -------
I          1           __         Description of Business
           2           __         Description of Property
           3           __         Legal Proceedings
           4           __         Submission of Matters to Security Holders
II         5           __         Market for Common Equity and Related Stock-
                                  holder Matters
           6           __         Management's Discussion and Analysis and Plan
                                  of Operation
           7           __         Financial Statements
           8           __         Changes In and Disagreements With Accountants
                                  on Accounting
                                  and Financial Disclosure
III        9           __         Directors, Executive Officers, Promoters and
                                  Control Persons
           9           __         Compliance With Section 16(a) of the Exchange
                                  Act
           10          __         Executive Compensation
           11          __         Security Ownership of Certain Beneficial
                                  Owners and
                                  Management
           12          __         Certain Relationships and Related Transactions
           13          __         Exhibits and Reports on Form 8-K

Signatures             __

Additional Information __

Exhibits               __
------
* This document incorporates into a single document the Exchange Act requirements for an annual report and the Form 10-KSB.

                                     PART I

                         ITEM 1: DESCRIPTION OF BUSINESS

THE HISTORY OF OUR COMPANY UNDER PRIOR MANAGEMENT

     AmeriNet Group.com, Inc. (sometimes hereinafter referred to as "our company") was incorporated in the State of Delaware on December 8, 1964, as Infotec, Inc, and engaged in computer and communications related activities. It discontinued its original operations in March of 1974 and until August of 1991, its activities were limited to the collection of royalties from licensing of patents and the disbursement of funds (derived from the receipt of royalties). Those activities ended in August of 1991 when the patents expired. From August of 1991 until March of 1995, its only activities involved administrative functions (e.g., payment of taxes, updating of stockholder records and maintenance of corporate existence).

     In March of 1995, Messrs. George Wulfing and Solomon Manber, then our company's sole officers and directors (Mr. Wulfing serving as President and Mr. Manber as Secretary and Treasurer), entered into a series of agreements with Mr. Edward Granville-Smith, Jr. ("Mr. Granville-Smith") pursuant to which our company's board of directors elected Mr. Granville-Smith as a member and all directors other than Mr. Granville-Smith resigned. Immediately thereafter, Mr. Granville-Smith, as the sole director, elected himself president and chief executive officer.

     On May 18, 1995, the holders of 1,018,106 of the 2,000,000 shares of our company's common stock then outstanding adopted a resolution by execution of a written consent in lieu of stockholders meeting which authorized amendments to its certificate of incorporation. The amendments:

*        Changed our company's name to "Equity Growth Systems, inc. [sic]";

* Effected a one for ten reverse stock split as a result of which the 2,000,000 formerly issued shares of common stock , $0.001 par value, were reduced to 200,000 shares of common stock, $0.01 par value (all of which were outstanding);

*        After  the  reverse  split  was   completed,   changed  its  authorized
         capitalization from 200,000 shares of common stock, $0.01 par value, to 20,000,000 shares of common stock, $0.01 par value; and

* Authorized the issuance of 5,000,000 shares of preferred stock, the attributes of which are to be determined by our company's board of directors from time to time prior to issuance, in conformity with the requirements of Section 151 of the Delaware General Corporation Law.

     Following the effective date of the amendments to our company's certificate of incorporation, Mr. Granville-Smith, as the sole stockholder, officer and director of Milpitas Investors, Inc., a Delaware corporation ("Milpitas"), caused Milpitas to assign interests to our company in:

* Four leases involving five separate leased parcels of real estate (one lease covered two parcels);

* Four promissory notes secured by mortgages on real estate leased to third parties, in each case subject to mortgages to third parties; and,

* Four demand notes with an aggregate original principal balance of approximately $160,000.

     In exchange for such assets, Milpitas was issued 1,616,000 shares of our company's common stock, $0.01 par value. Milpitas thereafter distributed the stock to the Granville-Smith Trust, which thereafter transferred it to K. Walker International, Ltd., a Bahamian corporation (affiliated with Mr. Granville-Smith) and to Bolina Trading Co., S.A., a Panamanian corporation (affiliated with Jerry C. Spellman, a business associate of Mr. Granville-Smith sometimes hereinafter referred to as "Mr. Spellman").

     Our company acquired such assets with the intention of operating as a real estate acquisition, development and operations company, using its securities to acquire real estate, and then using traditional real estate financing techniques

(e.g., loans secured by mortgages) to develop and improve such properties. It was intended that our company would concentrate on commercial property suitable for long term rentals (such as strip malls, shopping centers and office buildings) where the income stream from long term leases could also be used to finance our company's growth. An essential prerequisite to our company's proposed operations was the resumption of trading in our company's securities in the over the counter market and on such stock exchanges as our company's securities qualified for listing. Most of Mr. Granville-Smith's initial activities involved preparation of materials required to attain such qualifications, including updating of corporate records and reports to the Commission required pursuant to the Exchange Act and negotiations with potential investment bankers.

     During October of 1998, Mr. Granville-Smith, then our company's sole director and chief executive officer, determined that his personal health problems impeded his ability to adequately accomplish our company's established corporate goals. Because he was unable to recruit a qualified and experienced real estate professional with suitable experience to assume leadership of our company, Mr. Granville-Smith initiated negotiations with the Yankee Companies, Inc., a Florida corporation ("Yankees") whose principals had independently assisted him in other matters in the past, for the purpose of establishing an ongoing relationship with our company pursuant to which Yankees would recruit additional qualified officers and directors, provide emergency funding, and develop a new strategic plan.

     Based on Mr. Granville-Smith's oral assurances, Yankees recruited a number of persons who became involved in our company's operations, and, on November 6, 1998, Mr. Granville-Smith, then our company's sole director, elected the following persons to our company's board of directors: Charles J. Scimeca (who already served as our company's secretary), Penny Adams Field, Anthony Q. Joffe and G. Richard Chamberlin, Esquire (one of our company's former securities attorneys).

     On November 11, 1998, after learning that Mr. Granville-Smith, had become medically incapacitated, Mr. Scimeca, at the suggestion of Mr. Chamberlin, called a special meeting of the board of directors to replace Mr.
Granville-Smith as our company's president and chief executive officer. The action was taken on an expedited basis to assure timely filing of our company's report on Form 10-QSB for the quarter ended September 30, 1998 with the Commission. At the meeting, Mr. Scimeca was elected acting president and Mr. Chamberlin was elected acting secretary. In addition, our company's board of directors voted to:

*        Reorganize as a holding company;

*        Ratify  common  stock  subscription  agreements  entered  into  by  Mr.
         Granville-Smith on behalf of our company with Yankees, its stockholders and other persons introduced by Yankees to whom Yankees assigned a portion of its subscription rights in consideration for their agreement to provide services to our company (e.g., our company's newly elected officers and directors);

*        Formalize the consulting agreement with Yankees; and

* Enter into a settlement agreement with Mr. Granville-Smith, terminating his existing agreements with us.

     On November 24, 1998, our company formally retained Yankees to help us develop and implement a new strategic plan. Yankees initially suggested that our company's activities be divided into three areas: real estate operations segregated in a new subsidiary managed by Mr. Scimeca; consulting services provided to third parties; and, the acquisition of operating companies involved in Internet related businesses that could benefit from our company's public trading status and the experience of our company's directors. Our company's board of directors, however, determined that continuing our company's real estate operations without Mr. Granville-Smith's assistance would be counter productive and initiated negotiations with Mr. Granville-Smith for their divestiture.

     On March 22, 1999, Mr. Granville-Smith, on his behalf and on behalf of the Granville-Smith Trust dated August 13, 1976; First Ken Co Properties, Inc., a dissolved Delaware corporation; K. Walker International, Ltd., a Bahamian corporation; Milpitas; the Milpitas Investors, Inc., Trust; and, Equity Growth Systems, Inc., a dissolved Maryland corporation (not to be confused with our company), agreed to rescind all prior agreements with our company. In addition, Mr. Spellman, on his own behalf and on behalf of Bolina Trading Co., S.A., a Panamanian corporation and the WEFT Trust signed and executed a general release in our company's favor. As a result of this rescission, Messrs. Granville-Smith and Spellman acquired all of our company's assets as of December 31, 1998, but became responsible for all associated liabilities. Our company's real estate operations were then terminated.

ACQUISITION S OF BUSINESSES NO LONGER CONTROLLED BY OUR COMPANY

American Internet

     During the second quarter of 1999 Yankees introduced our company to Messrs.
J. Bruce Gleason ("Mr. Gleason") and Michael D. Umile ("Mr. Umile"), the sole officers and directors of American Internet Technical Centers, Inc., a Nevada corporation formerly known as Ascot Industries, Inc., ("Ascot"). Messrs Gleason and Umile then held more than 90% of Ascot's stock. Ascot was a holding company with one operating subsidiary, American Internet Technical Center, Inc., a Florida corporation ("American Internet"). American Internet incorporated in Florida on April 15, 1998, to provide Internet services.

     American Internet was acquired by Ascot on April 26, 1999, in a reorganization that provided the stockholders of American Internet (Messrs. Gleason and Umile) with 90% of the outstanding stock of Ascot in exchange for all of the stock of American Internet. During June of 1999, however, Messrs. Gleason and Umile determined that Ascot was not a public company as had been represented to them and agreed to exchange their common stock in Ascot and all of their rights to common stock in American Internet for shares of our company's common stock.

     On June 25, 1999, our company executed a reorganization agreement with Ascot, American Internet and American Internet's former stockholders, Messrs. Gleason and Umile, who exchanged all of their common stock in Ascot for 2,232,756 shares of our company's common stock, with the right to increase the 2,232,756 shares to 6,732,756 shares if net, pre-tax profit projections over the next five years were met. As a result, Ascot became a 90% owned subsidiary of our company and American Internet became a second tier subsidiary of our company. Subsequently, Ms. Lyn Poppiti and Mr. and Mrs. Theodore Gill, minority stockholders of Ascot also elected to exchange their shares of Ascot common stock for 3,980 shares of our company's common stock. Consequently, our company issued a total of 2,236,736 shares of its common stock to former Ascot stockholders. The transaction was structured to meet the tax free exchange provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and for accounting purposes, was treated as a purchase. The securities were issued in reliance on the exemptive provisions of Commission Rule 505 of Regulation D, and comparable state laws. A copy of the Reorganization Agreement was filed as an exhibit to a current report on Form 8-K filed with the Commission on July 12, 1999, and is incorporated by reference as an exhibit to this Report, as permitted by Commission Rule 12b-23 (see Part III, Item 13, Exhibits and Reports on Form 8-K).

     On July 9, 1999, at our company's request, the parties to the reorganization agreement and the former management and controlling stockholders of Ascot entered into an agreement rescinding Ascot's acquisition of American Internet. As a result, control of Ascot was reacquired by its original stockholders, its name was changed back to Ascot, Ascot was carved out of the reorganization agreement and American Internet became our company's direct, wholly owned subsidiary. As consideration for the rescission American Internet paid slightly less than $3,000 in fees to Ascot's legal counsel. A copy of the Rescission Agreement was filed as an exhibit to a current report on Form 8-K filed with the Commission on July 12, 1999, and is incorporated by reference as an exhibit to this Report, as permitted by Commission Rule 12b-23 (see Part III, Item 13, Exhibits and Reports on Form 8-K).

     American Internet was organized to operate as an Internet web design, marketing and hosting business. After its first year of operations, virtually all non-marketing functions were outsourced. American Internet focused on small businesses and consumers who needed inexpensive, uncomplicated web-sites, which could be upgraded. Its original market was concentrated in Florida; its goal, however, was to operate nationally and then internationally. Substantial information concerning American Internet was included in a current report on Form 8-K which our company filed with the Commission on July 12, 1999, as amended on August 18, 1999 and September 9, 1999.

     During the initial calendar quarter for 1999, the contractor principally responsible for providing design services to American Internet's clients suffered medical problems which disrupted service and detrimentally impacted client relations. Because information originally provided to our company concerning American Internet was inaccurate and its revenues materially failed to meet the projections provided by American Internet's management, Yankees, acting on our company's behalf, negotiated a material change in the terms of the acquisition. All rights to receive up to 4,500,000 shares of our company's common stock as performance based future compensation were waived by American Internet's former stockholders, American Internet's former principal stockholders resigned as officers and directors of American Internet and 1,682,756 of the 2,236,736 shares of our company's common stock issued in exchange for all of the American Internet capital stock was returned to our company in exchange for $48,000 paid out over a six month period. As a part of this transaction, Yankees also returned119,602 of the 150,000 shares of our company's common stock that it received as compensation for the American Internet acquisition in consideration for $4,800 paid over six months. A copy of the Amended Reorganization Agreement was filed as an exhibit to a current report on Form 8-K/A filed with the Commission on August 18, 1999, and is incorporated by reference as an exhibit to this Report, as permitted by Commission Rule 12b-23 (see Part III, Item 13, Exhibits and Reports on Form 8-K).

Trilogy International, Inc.

     Trilogy International, Inc. ("Trilogy") was incorporated in Florida on August 3, 1998 but did not start operations until July of 1999. During that eleven month period, Trilogy developed a business plan, built an infrastructure, recruited, hired and trained a professional staff, designed and implemented its e-commerce web-site and created the marketing materials necessary to launch its business. Trilogy is a network marketing and e-commerce company which provides:

* Responsible pet nutrition and pet care products that help pets live the healthiest, happiest and longest lives possible;

*        Human nutritional supplements; and

*        Environmentally safe consumer cleaning products.

         However, almost all of Trilogy's current marketing activities are directed towards its pet care products.

     On December 1, 1999, our company acquired all of the outstanding common stock of Trilogy in exchange for 1,817,273 shares of our company's common stock. Under the terms of the acquisition, certain persons who previously held options to purchase shares of Trilogy's common stock for $0.25 each, were granted the right to purchase 1/3 the number of shares of our company's common stock, at $0.75 each (a total of 338,940 shares of our company's common stock for which our company would receive an aggregate of $254,205). Our company also agreed to provide Trilogy with up to $900,000 in expansion and development capital prior to June 1, 2000.

     The Trilogy transaction was structured to meet the tax free exchange provisions of Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended. For accounting purposes, the acquisition was treated as a purchase and the securities were issued in reliance on the exemptive provisions of Section 4(2) of the Securities Act, and comparable state laws. No former Trilogy stockholders were granted the right to receive additional shares based on future performance or to acquire additional shares of Trilogy's common stock in the future. Substantial information concerning Trilogy was included in a current report on Form 8-K which our company filed with the Commission on December 16, 1999, as amended on February 8, 2000.

     The acquisition of Trilogy was based on financial projections which Trilogy was never able to meet, expenses having been greater and income lower than anticipated by Trilogy's management. As previously disclosed in our company's reports to the Commission on Forms 10-QSB and 8-K:

* Trilogy never met the financial projections it provided to our company and on which our company based its investment decision. Instead, Trilogy's management almost immediately requested that our company accelerate its funding of Trilogy in order to allow Trilogy to meet its cash flow requirements, indicating that inability to obtain accelerated funding would inhibit Trilogy's ability to operate its business. Our company complied with such request starting prior to December 31, 1999 and, in addition to the initial $250,000 advanced at closing, advanced Trilogy approximately $412,051 on an accelerated basis.

* Even after receipt of accelerated access to operating loans, Trilogy failed to meet its revised projections and its management advised our company that its original projections had proved incorrect as to the amount of development capital that would be required until such time as its operations turned profitable. However, Trilogy's President, Carol Berardi, and its Chairman, Dennis Berardi, continued to believe that Trilogy's operations would prove financially successful over a relatively short term if it had access to required capital and in order to obtain the additional capital investment needed, offered to pledge their common stock in our company (received in exchange for their stock in Old Trilogy), as collateral for additional loans to Trilogy.

     As a consequence of the foregoing, Yankees suspended the availability of capital for use by Trilogy and recommended that our company dispose of Trilogy on or before June 30, 2000 (our company's fiscal year end). Since such reports to the Commission, our company has suspended direct funding of Trilogy.

     Based on our company's refusal to continue to loan Trilogy operating capital, Mr. and Mrs. Berardi initiated negotiations with Xcel Associates, Inc. ("Xcel"), previously a source of loans to our company and a large purchaser of securities from our company's shareholders in privately negotiated transactions [relying on Commission Rule 144(k)]. As a result of such negotiations, Xcel provided Trilogy with interim loans and proposed to our company that it surrender 80% of its capital stock in Trilogy to Mr. and Mrs. Berardi, Xcel, George T. Jochum ("Mr. Jochum"), and Richard H. Tannenbaum, Esquire (serving as attorney for all such persons), whereupon Xcel and Mr. Jochum would provide the additional funding required by Trilogy. In order to induce our company to agree to such proposal, Mr. and Mrs. Berardi offered to return the 1,051,726 shares of our company's common stock issued to them in conjunction with the Trilogy acquisition, provided that the other former Trilogy stockholders were permitted to retain the remaining 766,547 shares issued to acquire Trilogy.

     Our company's management was unsuccessful in negotiating a more favorable transaction despite lengthy efforts to do so and, faced with the alternative of losing the entire $672,051 loaned to Trilogy and all 1,817,273 shares issued to acquire Trilogy, our company's board of directors agreed to the proposal, effective as of June 30, 2000. Mr. Jochum's background as the former chairman of the board of directors of Mid-Atlantic Medical, Inc., a New York Stock Exchange listed company and his experience in turning around problem companies was a material factor in our company's acceptance of the Trilogy disposition offer. A copy of the Superseder & Settlement Agreement was filed as an exhibit to a current report on Form 8-K filed with the Commission on July 17, 2000, and is incorporated by reference as an exhibit to this Report, as permitted by Commission Rule 12b-23 (see Part III, Item 13, Exhibits and Reports on Form 8-K).

Vista Vacations International, Inc.

     Vista Vacations International, Inc., is a Florida corporation headquartered in Margate, Florida ("Vista"). Vista is a cruise and leisure travel marketing, training and reservations organization operating largely through home-based professional sellers of vacation travel. Vista works closely with the industry's largest cruise lines including Carnival Corp. (NYSE-CCL), Royal Carribean International (NYSE - RCL), Norwegian Cruise Line (NYSE - NCL) and Princess Cruises, a subsidiary of United Kingdom based P&O which trades on the London Stock Exchange. Substantial information concerning Vista was included in a current report on Form 8-K which our company filed with the Commission on March 29, 2000.

     On March 13, 2000 our company completed the acquisition of Vista in exchange for 220,000 unregistered shares of our company's common stock. The transaction was structured to meet the tax free exchange provisions of Section 368(a)(1)(B) of the Internal Revenue Code (a stock for stock exchange), and for accounting purposes, was treated as a purchase. The securities were issued in reliance on the exemptive provisions of Section 4(6) of the Securities Act (an offering solely to accredited investors, as that term is defined in Commission Rule 501). A copy of the Vista Reorganization Agreement was filed as an exhibit to a current report on Form 8-K filed with the Commission on March 29, 2000, and is incorporated by reference as an exhibit to this Report, as permitted by Commission Rule 12b-23 (see Part III, Item 13, Exhibits and Reports on Form 8-K).

     Up to 219,999 additional shares of our company's common stock were reserved for issuance to the former stockholders of Vista if it met the performance criteria described below. In addition:

* Our company issued 66,667 shares of its common stock to a creditor of Vista in exchange for cancellation of all indebtedness and other liabilities (principally a $180,000 loan together with accrued interest); and

* Our company reserved 931,000 shares of its common stock for potential future issuance through incentive stock options (as defined in Section 422 of the Internal Revenue Code) exercisable at $1.50 per share, to be granted to Vista employees if Vista attained the operating goals established below.

     The rights of Vista's former stockholders as to the reserved shares and the rights to the incentive stock options would have fully vested only if Vista earned net, pre-tax profits determined in accordance with GAAP (generally accepted accounting principles, consistently applied) of at least $2,800,000 during the period starting on July 1, 2000 and ending on June 30, 2003.

     In the event earnings were lower, some of the additional shares and incentive stock options could have vest subject to meeting minimum annual goals. All rights to additional stock and incentive stock options that had not vested as of July 1, 2003 would have expired on such date, and no further rights of any kind thereto would have existed thereafter.

     On March 15, 2000, our company provided $125,000 to Vista in expansion capital and expected to invest up to an additional $525,000 over the next 12 months with $125,000 of that amount expected to be funded prior to the end of our company's current fiscal year ended June 30, 2000. However, immediately following the acquisition, our company's chief financial officer and chief operating officer found very material discrepancies between the financial results represented by Vista's principals in the acquisition agreements and its actual results, based on GAAP. Because Vista could not provide verifiably accurate information in accordance with the requirements of the Securities Act and the Exchange Act, our company exercised unilateral rescission rights provided for by the acquisition agreement and, our company and the former Vista stockholders and creditor entered into a superseder and rescission agreement effective June 30, 2000, pursuant to which all securities were returned and our company's $125,000 loan to Vista was converted into a 20% ownership interest in Vista. A copy of the Rescission Agreement was filed as an exhibit to a current report on Form 8-K filed with the Commission on August 15, 2000, and is incorporated by reference as an exhibit to this Report, as permitted by Commission Rule 12b-23 (see Part III, Item 13, Exhibits and Reports on Form 8-K).


                             OUR COMPANY'S BUSINESS

OVERVIEW

     Our company is a holding company with two operating subsidiaries, Wriwebs.com, Inc. ("WRI") and AmeriNet Communications, Inc. ("AmeriCom"). It also holds minority interests (less than 20% ownership) in two operating Florida corporations, Trilogy International, Inc. and Vista International, Inc. and provides consulting services to other corporations.

          As a holding company, our company endeavors to:

* Coordinate, supervise and advise its subsidiaries, raise capital for them when necessary and fulfill related reporting obligations under the Exchange Act by centralizing common functions at the holding company level; and

*        Evaluate  promising  businesses  introduced  to our company with a view
         towards   acquiring  those  our  company  finds   compatible  with  its
         objectives.

     As a consultant our company provides services to third parties in exchange for the issuance of shares of such third parties common stock directly to our company's stockholders, subject to prior registration with the Commission. However, as our company's subsidiaries take up more of our company's time, our company is finding this role more difficult to pursue and may soon determine that it is not worth our company's while. Our company currently has one active consulting agreement, that being with FundsAmerica Finance Corporation, a recently organized Florida retail mobile home re-finance company ("FundsAmerica"). Our company anticipates that the direct benefits of its consulting activities will be minimal and that any real benefit would be derived from the evolution of a consulting relationship into an acquisition or a strategic alliance with a client that fit our company's strategic requirements.

OPERATING SUBSIDIARIES

Wriwebs.com, Inc.

Acquisition Related Information

     Wriwebs.com, Inc., was incorporated in the State of Florida under the name Web Results Institute, Inc. ("Old WRI"). On April 18, 1999, its name was changed to Wriwebs.com, Inc. On November 12, 1999, Old WRI was merged into American Internet and all of Old WRI's capital stock was converted into 531,000 shares of our company's common stock. In addition, our company agreed to issue the former Old WRI stockholders up to 150,000 additional shares of our company's common stock based on the future performance of the combined companies (hereinafter referred to as "WRI"), based on WRI's future performance. While Old WRI was merged into American Internet, its officers and directors emerged in charge of the combined companies.

     During the eighteen months commencing on February 10, 2000 and ending at the close of business on November 11, 2001, Michael A. Caputa, the president and controlling stockholder of WRI immediately prior to the merger ("Mr. Caputa") has an option to acquire a controlling block of WRI's common stock if:

*        WRI has materially complied with its obligations to our company;

* WRI's former stockholders and their successors in interest return all of the common stock received from our company in the WRI acquisition and all other distributions of securities, cash or other assets or rights received by them as a result of their status as our stockholders, without any liens or encumbrances;

*        WRI repays all funds advanced by our company to WRI,  American Internet
         and  their  affiliates  or  designees  directly  or  indirectly,   with
         interest;

* WRI registers the WRI common stock that our company acquired (expected to be between 20% and 30% of its total capital stock) with the Commission and with state securities' regulatory authorities for distribution to our company or our designees (e.g., our stockholders) or such other uses as our board of directors deems appropriate (e.g., retain it as an investment or sell it to obtain working capital);

* WRI provides protection to the common stock that our company retains or distributes to its designees, (e.g., its stockholders, etc.) from dilution(a reduction in its percentage of outstanding WRI common stock) for a period of two years; and.

* Our company is granted a right of first refusal to provide financing to WRI for a period of two years.

     The amount of WRI common stock which Mr. Caputa could acquire would be based on when the option was exercised. If the option was exercised on or before November 11, 2000, then WRI common stock equal to 80% of the total WRI common stock that would then be outstanding would be held by Mr. Caputa and the balance would be retained by our company. If the option was exercised on or after November 12, 2000, then the portion of the outstanding WRI common stock that Mr. Caputa would hold would be reduced to 70% and the balance would be retained by our company. In the event that Mr. Caputa exercised his option, all rights to additional shares of our common stock that former WRI stockholders had based on the performance of WRI (as described above) would be forfeited. Because of such right, until it expires or is waived, we cannot consolidate WRI's balance sheet or the results of its operations with our financial statements but rather, reflect 20% thereof.

     The  securities  were  issued in reliance on the  exemption  provisions  of
Section 4(6) of the Securities Act based on representations by the parties reflected in the agreement and plan of merger. The transaction was structured as a "triangular merger" to meet the tax free exchange provisions of Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended, and for accounting purposes, was treated as an investment.

     Concurrently with the merger, our company provided $100,000 in expansion capital to the merged entity and from the time of the closing through June 30, 2000, we have provided it with an additional $111,515. WRI used those funds to retire debt, fund the increase in payroll resulting from the addition of American Internet personnel and its own expansion and for marketing, advertising and working capital. At the time of the merger, our company anticipated providing the surviving entity with up to $300,000 in funding, in addition to the $209,259 it had previously provided to American Internet, however, our company has suspended funding to WRI due to its failure to meet projections and the inadequacy of its financial reporting processes which required extensive intervention by our company's chief financial officer.

     Following WRI's acquisition, Yankees recommended that WRI shift the focus of its web design and hosting services from the low-end consumer and small business market to the more lucrative higher-end business market. The latter market would permit WRI's staff to use their expertise and experience to develop complex, interactive web designs that justify materially higher prices. The management of WRI agreed with Yankees and has used a portion of the funds provided by our company to develop and market increasingly sophisticated web design products. However, WRI also maintains its presence in the lower cost market. While we expected such shift in business emphasis to increase operating costs and to reduce profits over the short term, we believed that the increased potential earnings would quickly reverse such losses and result in materially increased profits within the calendar year ending December 31, 2000.

     Prior to June 30, 2000, our company's chief financial officer determined that the information provided by WRI concerning its operations prior to its acquisition was materially inaccurate and did not justify the projections on which our company's investment decisions had been made. Our company's management does not believe that the information was deliberately misleading but rather, that the personnel responsible for its preparation did not understand generally accepted accounting principles. However, as a result of such failure of WRI to comply with its obligations under the acquisition agreements, our company has suspended the availability of operating loans on which WRI relied to implement its expansion plans.

     Substantial information concerning WRI was included in a quarterly report on Form 10-QSB which we filed with the Commission on November 19, 1999, an a current report on Form 8-K filed with the Commission on January 26, 2000, as amended on March 3, 2000. A copy of the WRI Plan of Merger Agreement was filed as an exhibit to a quarterly report on Form 10-QSB filed with the Commission on November 19,1999, and is incorporated by reference as an exhibit to this Report, as permitted by Commission Rule 12b-23 (see Part III, Item 13, Exhibits and Reports on Form 8-K).

Current Operations

     Currently, WRI is an Internet presence provider located in Pompano Beach, Florida offering residential and business users web-hosting and design services, as well as a wide range of other e-commerce solutions including e-mail, personal home pages, chat rooms and electronic commerce. WRI also offers ancillary services including leased high- speed Internet access lines as a reseller of long distance service; web-site development, maintenance and storage; and, Internet advertising, promotion and consulting.

     Internet web-hosting is a multi-media Internet service that permits clients to maintain a continued presence on the Internet directly through high-speed servers and a dedicated tier one connection. The hosting services available through WRI includes virtual hosting and collocation. Virtual hosting allows a client's web-site (which may be hosted on either a UNIX or NT server platform) to be connected to the Internet through our company's subsidiaries' network operations centers. Collocation permits a client's Internet content to be hosted on a dedicated server located at our company's subsidiaries' network operations centers, eliminating or substantially reducing the capital investments a client is otherwise required to make and reducing certain of the client's security concerns associated with connection of the client's private network(s) to a web-server.

     WRI provides web-hosting and Internet access services from initial simple online brochures to complex interactive multi-media applications. Its secure network operations center is located at 100 East Sample Road, Suite 210 Pompano Beach, Florida with dedicated Dell, Compact and other dedicated servers, multiple high-speed fiber optic connections to the Internet, and an uninterruptible power supply and environmental controls, is monitored twenty four hours a day to minimize service interruptions. WRI maintains high-bandwidth paths to the Internet with dedicated T1 lines through Intermedia Communications.

     WRI currently provides its customers with the following products either individually or as part of a one-stop package custom designed for each client's individual needs, including:

Programming and
Applications Development:

          Customized application development including web-portals, total e-commerce solutions, e-marketing packages, shopping carts, real-time audio and video, custom online databases, virtually interactive communications and purchasing systems. Content management Intranet and extranet systems Web-site development and maintenance: Web-site Hosting and Internet Access, shared hosting and co-location services, Digital Subscriber Lines (DSL), Dedicated access (T-1 and T-3 service) and Integrated Services Digital Network (ISDN).

     WRI's existing services comprise three broad categories: web-site development and maintenance, e-commerce and training. Web-site development involves the design and development of a client's web-site production. Working with clients and utilizing its own graphic designers and programmers, WRI designs, creates and maintains multi-media, interactive web-sites for its clients, using the latest applications and development tools, such as Cold Fusion, HTML and FLASH. WRI has its own web enabled shopping cart that provides its e-marketing clients with an affordable packaged cart they can lease to sell their products on-line. WRI offers multi-tiered e-training services including:
(i) one-on-one Internet training for executives; (ii) group training for non-computer professionals; and, (iii) on-site internships dedicated to the professional training of students involved with Internet related studies, providing WRI with a strong, financially sound work force.

     WRI's customers are principally located in the Southeast United States (although it has customers around the world). As of June 30, 2000, WRI had approximately 500 web-site hosting customers, a decrease from approximately 4,500 that it had immediately following its acquisition. The reduction in hosting customers is based in part on WRI's change in emphasis from low-end, simple web-site projects to large scale, complex web-site projects for more substantial clients but also reflects the increasingly competitive nature of the web-hosting industry. Currently, non of WRI's web hosting clients involve referrals from our company's AmeriCom subsidiary. The reason for the loss of approximately 3,000 subscribers is disputed with American Internet's former management placing the blame on WRI's current management and WRI's current management claiming that the client base was not as represented by American Internet.

     None of WRI's clients account for more than 5% of its total business, nor does WRI rely on any supplier for 5% or more of its required equipment or supplies.

AmeriNet Communications, Inc.

Acquisition Related Information

     On May 11, 2000, our company completed the acquisition of all of the capital stock (being 111 shares of common stock, $0.01 par value) of Lorilei Communications, Inc., a Florida corporation ("Lorilei"). It was acquired by our company in a reorganization designed to comply with Section 4(2) of the Securities Act, Section 517.061(11) of the Florida Securities and Investor Protection Act and Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"). Lorilei's capital stock was acquired by our company in exchange for 572,519 shares of our company's common stock, $0.01 par value per share, issued in reliance on the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") provided by Section 4(2) thereof. Initially, our company agreed to issue up to 907,896 additional shares of its common stock to former stockholders of Lorilei who were to remain as its principal employees and executive officers based on Lorilei's performance during the period ending on June 30, 2003, however, both such persons resigned from Lorilei on August 1, 2000, making such thresholds inapplicable. On September 12, 2000, in order to assure that our company's continuing investments in Lorilei were not subjected to claims based on undisclosed liabilities and to clarify unequivocally that the performance based shares and incentive stock options originally allocated to Mr. and Mrs. Cunningham were no longer applicable, our company organized a new Florida subsidiary, AmeriNet Communications, Inc. ("AmeriCom"), and assigned it all of Lorilei's assets, personnel and operations, including the fictitious names "The Firm Multimedia" and "Ocala News Tonight." Record title to certain of the assets will remain in Lorilei until required consents are obtained, however, such assets will be held by Lorilei as trustee for AmeriCom. AmeriCom agreed, in consideration for the assignment of Lorilei's assets, to make the mortgage, equipment lease and financing payments disclosed in exhibits to the acquisition agreement as well as to repay funds loaned to Lorilei by our company. AmeriCom intends to refinance such liabilities at such time as its operating results, as reflected in its financial statements, justify the required loans, on competitive terms, from one or more financial institutions.

     The names of the former Lorilei stockholders are Gerald R. Cunningham, who served as Lorilei's president, chief executive officer, treasurer, chief financial officer and a member of Lorilei's board of directors; and, Leigh A. Cunningham, Mr. Cunningham's spouse, who served as Lorilei's vice president, secretary and as the other member of Lorilei's board of directors. To the best of our company's knowledge, no material relationship existed between any such person and our company or any of its affiliates, any director or officer of our company, or any associate of any such director or officer. No funds were used directly to acquire Lorilei, however, our company obtained the funds it used to provide Lorilei with the $100,000 in funding due at closing through a loan from Yankees, its strategic consultant. Yankees loaned our company an additional $72,000 which it loaned to Lorilei prior to the assignment of its assets and operations to AmeriCom.. The obligation to repay the funds advanced by our company to Lorilei were assumed by AmeriCom as part of the consideration for Lorilei's assets and operations. Lorilei's assets included improved real estate held in fee simple, television and video production equipment, computers and other office equipment, leased facilities and equipment and other physical property currently used in conjunction with its business. The assets are currently encumbered by liens securing $349,651 in indebtedness.

     The exchange ratio for Lorilei's capital stock was determined by arms length negotiation between the parties based on the approximate market price of our company's common stock during the period preceding May 11, 2000, the value that Lorilei's management felt was reflective of its operating performance since its inception, and the anticipated future value of Lorilei. Our company used a formula of approximately eight times Lorilei's earnings during the year ended on December 31, 1999, as the basis for its valuation. The use of contingent consideration sought to make the component of the valuation based on future performance more objectively ascertainable; however, as a result of the resignation of Mr. and Mrs. Cunningham and the acquisition of all of Lorilei's assets and operations by AmeriCom, such factor has become irrelevant.

     Copies of the reorganization agreement, the employment agreements with Lorilei employees and the related schedules and exhibits were filed as exhibits to a current report on Form 8-K filed by our company with the Commission on May 30, 2000. A copy of the agreement between Lorilei and AmeriCom is filed as an exhibit to this report (see Part III, Item 13(c), Exhibits Required by Item 601 of Regulation SB.")

Use of Proceeds Invested by Our Company

     Our  company   provided   Lorilei  with   $200,000  in  funding  since  its
acquisition, which was expended as follows:


Date Expended              Amount         Percentage        Description of Expenditure
-------------              ------         ----------        --------------------------
May 15, 2000               $51,097.84     .2554             Vendors
                           $   300.00     .0015             Advertising - The Firm
                           $ 7,815.08     .0390             Equipment
                           $10,364.24     .0518             Property Taxes
                           $ 4,860.56     .0243             Payroll Taxes May 05, 2000 Payroll
                           $   980.00     .0049             AmSouth Line of Credit
                           $18,000.79     .0900             Payroll May 20, 2000
                           $ 1,581.51     .0079             Gerry Cunningham Expense Reimbursement
May 18, 2000
                           $ 5,000.00     .025              Vendors
June 23, 2000
                           $ 5,066.00     .0253             Vendor (WCTV 6)
July 03, 2000
                           $ 3,000.00     .015              Vendors
July 06, 2000
                           $ 7,043.54     .0352             Payroll Taxes, June 20, 2000
                           $ 6,991.62     .0350             Payroll Taxes, July 05, 2000
                           $ 4,500.00     .0225             Advertising - Ocala News Tonight
                           $ 2,888.01     .0144             Gerry Cunningham Expense Reimbursement
                           $ 2,576.83     .0129             Vendors
July 07, 2000
                           $   667.76     .0033             Equipment
                           $ 2,332.24     .0117             Vendors
July 11, 2000
                           $   325.64     .0016             Second Quarter2000 State Unemployment Taxes
                           $ 2,207.64     .0110             Health Insurance
                           $ 2,233.67     .0112             Vendors
                           $ 2,233.66     .0112             Towards July 20, 2000 Payroll
August 03, 2000
                           $10,000.00     .05               Vendors
August 04, 2000            $ 7,000.00     .035              Towards August 05, 2000 Payroll

August 09, 2000
                           $10,000.00     .05               Vendors
August 16 to
August 31, 2000            $10,000.00     .05               Towards August 20, 2000 Payroll
August 31, 2000            $20,934.00     .1047             Working Capital
---------------            ------------   -----             ---------------
August 31, 2000            $200,000.00      100%              Total


General Information

     AmeriCom's principal offices are located at 7325 Southwest 32nd Street; Ocala, Florida 34474; however, its mailing address is Post Office Box 770787; Ocala, Florida 34477. Its main telephone number is (352) 861-1350 and its general fax number is (352) 861-1339. AmeriCom's general e-mail address is thefirm@callthefirm.com. Lorilei's operations were currently divided into two divisions, each operating under a registered trade name, The Firm Multimedia, a full-service advertising agency, and Ocala News Tonight, a nightly half-hour newscast. Websites for AmeriCom's two divisions are located at
http://www.callthefirm.com        (The        Firm        Multimedia)        and
http://www.ocalanewstonight.com (Ocala News Tonight). However, AmeriCom has suspended operations of the Ocala News Tonight division indefinitely and its current operations are limited to The Firm Multimedia division.

     Lorilei was organized in July of 1994 by Gerald R. Cunningham and Leigh A. Cunningham, its former president and treasurer respectively, as the successor to a Florida general partnership founded by them in 1993 doing business under the fictitious name, "The Firm." Based on information provided by Mr. and Mrs. Cunningham, Lorilei's gross sales in calendar year 1999 surpassed $1.5 million, with billings of approximately $1.1 million and earnings before interest, taxes depreciation and amortization (a concept referred to by the acronym "EBITDA") of approximately $162,000. Mr. and Mrs. Cunningham projected that Lorilei would experience substantial sales increases, with a June 30, 2001 fiscal year billing target of $2.5 million and an EBITDA target of $500,000. Lorilei projects that its billings will exceed $5 million with EBITDA of $1.5 million in the fiscal year ending June 30, 2003. The current management of AmeriCom have advised our company's management that they believe AmeriCom can attain such projections despite the resignation of Mr. and Mrs. Cunningham.

     The Firm Multimedia division is a national full service advertising agency. Its services include consulting on marketing and advertising issues; graphic layout, design, and printing; video and audio production; media planning and placement; internet website design and promotion; interactive CD-rom design; long and short-form direct response television production; long and short-form direct response placement; and, placement of long-form television programming under commercial leased access FCC rules.

     Commercial leased access to cable systems is a segment of communications law mandated by Congressional cable television deregulation. Commercial leased access to cable systems affords programmers not affiliated with the cable operator the opportunity to purchase minimum half-hour time increments in substantially better time periods than offered through traditional commercial venues at prices regulated by the FCC. Lorilei developed a proprietary database of cable systems nationwide which AmeriCom intends to expand nationwide, enabling it to offer commercial leased access to cable systems to direct response television marketers and other programers.

     Lorilei developed a prototype local advertiser supported evening news program, Ocala News Tonight through commercial leased access to cable systems in Marion County, Florida. It was produced by The Firm Multimedia, starting in January of 2000 as a traditional news, weather and sports half-hour newscast for geographic areas where traditional broadcast television media do not devote airtime or personnel required to provide adequate coverage of market segments. Ocala News Tonight filled local news niche left open by Orlando and Gainesville, Florida broadcasters in Marion County, where the program was available to approximately 73,000 otherwise under-serviced television households, providing local information not available elsewhere. AmeriCom elected not to continue with the program because its operating expenses did not justify the continuing investment required to cover operating losses. However, AmeriCom believes that the program provided sufficient information and experience to permit its re-evaluation, either in Marion County or in another compatible geographic region, at such time as advertising revenues and better technical production capabilities become available.

AmeriCom's Business

     The  term  "Multimedia"  refers  to a  combination  of text,  data,  sound, graphics, photography, animation, motion pictures, computer software and additional newly evolving elements and was selected by Lorilei because it reflected the array of advertising and marketing services Lorilei provided, including in-house production of video, audio, internet authoring, interactive CD-Rom, graphics, and pre-press. AmeriCom believes that its principal current target clientele is comprised of advertisers, including businesses, political organizations, service organizations or issue advertisers that use direct response and e-commerce sources of information distribution; however, it also actively targets traditional "image" advertisers.

     AmeriCom provides incremental advertising services to national, regional and local advertisers and marketers. AmeriCom's management believes that AmeriCom offers its clients competitive advantages in speed, quality and price made possible by use of new, lower cost technology, to provide competitively priced production services, in-house, unlike larger advertising agencies and marketing companies which subcontract most of their production.

     AmeriCom maintains websites under each of its trade names. The Firm Multimedia website features video and audio clips illustrating its work as well as examples of graphic design and links to authored websites. Lorilei's website was a major source of client lead generation and AmeriCom's management believes that it will continue to serve such function. Ocala News Tonight also had a website used primarily as an interactive focal point for the viewing audience. It included content updated on a daily basis with highlights from the newscast as well as viewer opinion polls. Advertising was accepted but was not actively solicited for the Ocala News Tonight website.

     AmeriCom offers its general advertising services throughout the United States. The Firm Multimedia division communicates with clients located outside the Central Florida production area by telephone, fax, Internet, courier, in-person sales calls and in some cases, non-local client visits to AmeriCom's facilities. AmeriCom intends to materially expand its physical geographic presence by adding additional sales offices in Florida, regionally and nationally. Ocala News Tonight's clients were primarily located in Marion County, Florida. As additional news markets are added the clients for each news operation will also primarily be located in the community of service.

E-Commerce

     AmeriCom provides clients with a turn-key e-commerce approach by both authoring websites and providing website owners with marketing and advertising services designed to increase visits by potential customers. AmeriCom also provides clients with consultative advice covering a wide range of issues including domain names, domain registration, competitive content items (e.g., pricing, placement, inventory, target marketing, and demographic data), qualitative factors and perceptual customer research.

     AmeriCom uses state of the art software including "Flash" "Shockwave" and Quicktime video to author rich content websites, including sites featuring video and audio. Each website is custom-authored based on client specifications and may include specialized applications, including database access. Lorilei believed that rich content websites would become critical components in commercial website development and AmeriCom's management agrees.

     Lorilei did not host its clients Internet websites. AmeriCom intends to gradually add hosting, portal and Internet access services, first through arrangements with third parties and then through internal resources. However, in the event that the president of our company's WRI subsidiary waives his existing limited rights to acquire a controlling interest thereof, AmeriCom is expected to use WRI's services for such purposes.

     AmeriCom is active in the  business to  business  (commonly  referred to as
B2B) Internet website promotion and operation industry. It offers clients comprehensive rather than piecemeal services through its centralized, in house capacity to develop required strategies and materials and to articulate required messages in multiple media. Most of its competitors address only portions of client needs, outsourcing production related aspects or requiring clients to make separate production arrangements. Because of AmeriCom's comprehensive capabilities, its clients can either supplement or replace expensive, economically inefficient in house, full service advertising departments retaining the benefit of their centralized responsibility aspects. AmeriCom's management believes that by relieving its clients of the need to coordinate multiple, diffuse one dimensional outside sources, its clients enjoy most benefits of in house resources without the related capital and personnel costs, while avoiding the absence of coordination and responsibility that characterizes outsourcing to multiple, independent vendors and specialized service providers.

     Because of the price advantages inherent in business through cyberspace (materially reduced facilities, personnel costs, utility and inventory costs), traditional facility oriented businesses (now commonly referred to as brick and mortar retailers) will be forced to seek non-traditional revenue streams in order to maintain their existing clientele as well as to compete with new business opportunities generated by e-retailers. Based on Lorilei's experience, one of the best ways to establish a productive B2B presence is through development of a versatile, user friendly, interactive e-commerce website supported with DRTV resulting in telephone sales as well as sales through the Internet website.

     As use of the Internet industry matures, effective use of websites will require increasingly sophisticated and reactive Internet strategies. Effective Internet strategies require continuously updated and up to date information concerning both industry specific data and Internet technology developments, coupled with continuing analysis of feedback from employees, suppliers, consumers, competitors and related professionals. Such intelligence gathering and analysis is costly on an in house basis but can be very cost-effectively obtained through combined use of internal personnel resources supplemented and guided by firms such as The Firm Multimedia.

Local News Programming

     Lorilei's experience in channel leasing and studio facilities, equipment and technology (including desktop video and high quality prosumer cameras available through The Firm Multimedia division) permitted it to experiment with production of a prototype, nightly advertiser-supported news program dedicated to a targeted geographic area, similar to the familiar news, weather and sports format used by most local broadcast television stations, without a large capital investment. The prototype program, Ocala News Tonight, was a network of four cable systems produced six days per week and airing twice nightly, at 6:30 PM and 10:30 PM to over 73,000 households in the Marion County, Florida area from January of 1999, until suspended by AmeriCom during August of 2000.

     The criteria that Lorilei expected to use to determine geographic viability included market composition, market geography, market identity, presence of local television news coverage, available advertising revenues (estimated as a percentage of total retail sales), and cable television penetration. Lorilei chose Marion County, Florida as the prototype for the concept because production operations were already in place and the Marion County area met such guidelines (i.e., it had a local identity apart from either Orlando or Gainesville, sufficient retail sales to provide a local advertiser base, and adequate cable television penetration). While the area is part of the Orlando television market it receives very little local news coverage from the Orlando stations, and minimal coverage from Gainesville stations located 35 miles away. Due to its distance from Orlando and Gainesville, and with the Gainesville market's strong identity with the University of Florida, it appeared unlikely that any television station from either area would make a concerted effort to compete with the program. Lorilei intended to expand the program to other geographic areas, however, AmeriCom's management was not satisfied with its production quality or the efforts made by Lorilei to develop its advertising base and consequently suspended such broadcasts pending a re-evaluation of AmeriCom's technical capacity to produce the quality of programming it wants to be associated with from both a content and technical prospective, and the degree of local advertising or other economic support that could be generated if adequate efforts were used. Among options being considered are termination of the concept, sale of the concept and related equipment or resumption of the project as a quasi-independent venture under local management or as a program produced by AmeriCom for the Ocala Star Banner, a local Ocala newspaper owned by the New York Times.

Sales and Marketing

     AmeriCom uses a mix of marketing tools, including an infomercial produced to generate business to business leads, direct mail, telemarketing, trade and business publication print, Internet advertising, trade show displays and participation in competitive, award granting events. It has used a combination of inside and outside sales representatives in the past for The Firm Multimedia and intends to expand the use of inside sales representatives in two areas (1) to support outside sales with appointment setting, and (2) to sell DRTV to dot com and e-commerce companies and the DRTV trade. In the past, The Firm Multimedia employed generalist-type sales professionals, expending considerable time in training the person to represent AmeriCom's many services. Management now feels that its sales require sales professionals proficient in four major specialty areas: Print graphics, DRTV and Video, Internet and e-commerce, and Agency services. Under its current marketing plan, AmeriCom will generate specific leads in one of its specialty areas and, using a consultative selling approach, will identify other specialty areas where it might be of service. It will then allocate leads among its sales personnel based on their compatibility with the potential client and its requirements at the appropriate time. Management believes this approach will result in less training time and higher sales revenues.

Facilities and Equipment

     Management of AmeriCom believes that it has the largest and best equipped television facilities in its operating area (which compare favorably with the closest on air commercial television stations). It has already made the transition to digital, non- linear video editing (versus the older tape-based linear tape editing) and intends to invest in high definition video equipment as distribution facilities and high definition television ("HDTV" sets-in-use increase to a critical mass. Nonetheless, AmeriCom recognizes that in the field of computer hardware, capital investments should be carefully made in order to stay technologically competitive while not expending unreasonable sums to modernize equipment based on fads or improvements that are themselves about to be exceeded. AmeriCom's computer inventory includes both Microsoft Windows(R) and Apple (R) equipment inter-networked to permit regular cross-connectivity and extremely high resolution scanning and internal printing capabilities. Because of the low cost, extremely competitive available printing resources, client printing is outsourced based non best available prices at the time.

Principal Clients and Suppliers

     No supplier accounts for 5% or more of goods or material used by AmeriCom in its business, since it is fundamentally a service business. AmeriCom's principal clients (those that accounted for more than 5% of its gross billings or net profits) during the fiscal year ended June 30, 2000 and the percentage of its gross billings which they accounted for are set forth in the following table:

                                                                       Percentage
                                    Gross            Net               of Total
Name of Client                      Billing          Income            Income   Description of Services Provided
--------------                      -------          ------            ------   --------------------------------
Southwest Georgia Consortium        $309,600         $177,237          23%      Television and radio media
                                                                                campaign.
CareerTV.com                        $118,602         $35,580           9%       Cable television media campaign.
Edward Waters College               $88,000          $58,000           7%       Marketing campaign including
                                                                                infomercial, CD Rom, brochures and
                                                                                promotional items.


15C2-11 PROJECT

     Our company intends to develop an interactive Internet presence as a depository of information concerning non- reporting public companies. The project seeks to fill a need identified by the Commission and the NASD for regularly updated information on non-reporting public companies accessible to market makers in securities as well as to potential investors. The issue is a topic under consideration for regulatory action.

     Our company obtained rights to the following domain names from its strategic consultant, Yankees: 15c2- 11.com, 15c2-11.net, 15c2-11.org and 15c2-11.cc. The names are derived from Rule 15c2-11 under the Exchange Act which deals with the information that must be publicly available before brokerage firms may participate in making markets for publicly traded securities and the anticipated applications revolve around the concept of a publicly accessible information depository system.

     Our company's agreement with Yankees originally anticipated that it would delegate the design, development and operation of the anticipated Internet site or sites to WRI and would pay Yankees a 5% royalty, payment of which will be deferred and accrued until our company can make the required payments from consolidated profits. The term of the agreement is concurrent with Yankees' consulting agreement and any renewals or extensions thereof, after which the rights and all derivations therefrom would revert to Yankees. It is now more probable that the 15c2-11 project will be undertaken by AmeriCom.

     As currently contemplated, non-reporting public companies would be permitted to list information statements meeting the requirements of Rule 15c2-11 for periods of three to six months, after which they would have to be renewed with current information. The information would be protected from modification by non-authorized persons, to the extent technologically feasible. In addition, auditors, attorneys, transfer agents and other providers of services to public companies would be permitted to direct advertisements to the public companies listed. Brokerage firms and other providers of services to investors would be permitted to direct advertisements to public visitors to the sites. Our company anticipates that listing companies will be charged reasonable fees designed to cover operating costs but that site visits will be free. Advertisements are expected to be the principal source of potential profits.

     Accuracy of the information on the site will be the responsibility of the companies that list it; however, our company is contemplating the feasibility of establishing a preliminary review process designed to promote the development of qualitative standards geared to the requirements of Commission Regulation SB and generally accepted accounting practices, other than audit requirements, as long as such process does not subject our company to additional liability.

     The sites will endeavor to meet standards imposed for registered information depository systems by the Commission or the NASD; however, because such standards have not been developed, no assurances can be provided that they will be met, or that the Commission's current proposals dealing with registered information depository systems will ever be adopted or implemented.

CONSULTING ACTIVITIES

Overview

     In response to Yankees' suggestions, our company's board of directors authorized our company's officers to negotiate consulting agreements with private companies that desire to become public companies and that can benefit from our company's experience in operating public companies. Our company helps these companies recruit and supervise professionals such as attorneys, auditors, investment bankers, transfer agents, officers and directors who have experience operating public companies. It also shares our company's operating and regulatory compliance policies with them and makes our company's personnel available to them, on a reasonable, as required basis, to provide ongoing advice dealing with issues faced by public companies.

     Our company expects, in exchange for these services, that the consulting client will register a percentage of its common stock for issuance directly to our company's stockholders, as of an agreed upon date following the execution of the consulting agreement. The amount of common stock involved will vary depending upon the circumstances of each transaction. The issuance of shares to our company's stockholders will be conditioned on prior registration with the Commission and the failure to conclude such registration would void the agreement.

     Registration of shares directly to our company's stockholders is necessary in order for our company to avoid inadvertently becoming an investment company and provides a major benefit to clients in that they obtain a large, wide spread base of stockholders, including all of our company's market makers. The major benefit of the consulting services to our company is that it will be continuously exposed to emerging companies, some of which should prove to be attractive acquisition candidates or candidates for strategic operating
alliances   (cooperative   business   activities  not  involving  shares  equity
ownership).

     As of the date of this Report, our company has one active consulting agreement and has an oral understanding as to a third agreement with one of our company's directors. A number of other consulting agreements have been entered into but have expired without any tangible benefits. Because it was very active in acquisition activities during the past year, our company has not been able to allocate as much time to its consulting activities as it anticipated and may be forced to re-evaluate how much time it can dedicate to them in the future.

FundsAmerica Finance Corporation

     Our company's first consulting agreement was signed on May 18, 1999, with FundsAmerica Finance Corporation, a recently organized Florida corporation that operates as a development stage retail finance company concentrating on refinancing mobile homes ("FundsAmerica"). FundsAmerica believes that reporting company status will facilitate its ability to package and resell loan portfolios. Our company will not be involved in FundsAmerica's operations, will provide only the described consulting services, and makes no predictions as to the ultimate value of the securities to be distributed to its stockholders after they are registered with the Commission.

     Based on the terms of this consulting agreement our company's stockholders of record as of June 17, 1999, will, after registration, receive 10% of FundsAmerica outstanding common stock, which will be distributed on a pro rata basis of approximately two shares of FundsAmerica common stock for every 25 shares of our company's common stock. A registration statement covering the shares to be issued to our company's stockholders was filed by FundsAmerica with the Commission on or about October 14, 1999. The registration process has still not been completed. Our company and FundsAmerica have agreed that the reasonable value of such common stock, in the aggregate, is the lesser of $50,000 or 10% of stockholders' equity of FundsAmerica, determined in accordance with generally accepted accounting principals, consistently applied ("GAAP"). No assurances, however, can be provided that such valuation will actually be deemed appropriate for auditing or tax purposes and a different valuation may be arrived at based on the initial trading value of such securities or other factors not currently apparent to management.

     As of the date of this annual report, our company has not taken a position regarding the tax consequences of the anticipated distribution of FundsAmerica securities to our company's stockholders. It is possible that the value of the FundsAmerica securities distributed to our company's stockholders will be deemed income to our company and that the value of the distributed FundsAmerica stock will be deemed to be dividends to our company's stockholders. If the registration statement fails to become effective for any reason, the agreement will be deemed void.

Sports Collectible Exchange, Inc.

     Sports Collectible Exchange, Inc., a recently organized Florida corporation ("SCE") controlled by G. Richard Chamberlin, Esquire ("Mr. Chamberlin"), formerly our company's general counsel and a current member of our company's board of directors, has indicated a firm intention to proceed subject to development of its web-site and valuation of its inventory. SCE maintains temporary offices at 14950 Southeast United States Highway 441: Summerfield, Florida 34491. Its telephone number is (352) 694-6714: its fax number is (352) 694-7153: and, its current e-mail address is grichardch@aol.com. SCE has been organized to engage in a number of collectible areas including an inventory of minor league collectibles that is expected to be appraised prior to June 30, 2000, by either Gulf Coast Minors, of Sarasota, Florida, or Steve Weitlauf, former owner of Bleacher Bums a baseball card shop, Belleview, Florida. The appraisal will be based on both wholesale and probable retail value. SCE's management has advised our company's management that it believes that the wholesale appraisal will be in the range of $40,000 to $100,000, based on it's experience with minor league baseball collectibles. SCE intends to develop an Internet web-site to market minor league baseball collectibles, including its current inventory, to operate such site with an initial emphasis on minor league baseball collectibles in a manner similar to that currently used to trade securities over the Internet, permitting transactions in its own inventory, purchase of inventory from third parties and facilitation of transactions between third parties for a small fee (expected to be a percentage of the transaction). SCE also intends to develop a minor league collectibles appraisal certification program and to establish a minor league hall of fame. The agreement with SCE has been delayed because Mr. Chamberlin's obligations to our company did not permitted him to complete the inventory of collectibles required for the appraisal; however, During November of 1999, Mr. Chamberlin requested that our company recruit a successor as general counsel as soon as possible so that he could shift his business emphasis to SCE. Mr. Chamberlin was replaced as general counsel on March 31, 2000 but remains available to provide our company with legal assistance on a project by project basis. He also remains as a member of our company's board of directors.

Other Consulting Activities

     Our company is not currently pursuing any additional consulting related activities.

EMPLOYEES

     Our company's has no employees other than its executive officers. However, it has access to Yankees clerical and administrative employees, which it pays directly on an as used basis.

WRI

     As of August 1, 2000, WRI had 10 full time employees and 2 part time employees. Due to its economic under performance, WRI has had to discharge a number of its employees and may have to further reduce its staff until operating income improves. All employment is at will.

AmeriCom

     As of August 1, 2000, Lorilei had 22 full time employees and 2 part-time employees. AmeriCom requires that all full-time employees sign a non-competition and confidentiality agreement as a condition of employment. No employee contracts currently exist and all employment is at will. No employees are currently represented by any labor unions. AmeriCom believes its relations with employees to be good, however additional employees will need to be recruited to meet its growth projections. Management believes that required personnel can be recruited on acceptable terms from the large, technically and professional pool in the Marion and Alachua county regions of Florida, at very favorable rates. AmeriCom anticipates adding up to ten additional staff members within the next fiscal year in sales, marketing and support functions.

COMPETITION

WRI

     The web hosting and design industry is highly fragmented industry with varied competition. WRI competes with web hosting, web design and web programming firms. WRI competes for its customers based on price, customer service , creativity and quality. WRI believes that it can increase its market share by providing the highest possible customer service along with low cost web design services for its customers. It can also provide more advanced services for customers seeking cutting edge quality web design and programming.

AmeriCom

     The advertising industry is highly fragmented with low entry barriers to establishment of an advertising agency. Advertising production is also competitive, however capital costs for equipment and facilities are a significant barrier to entry. AmeriCom competes with other advertising agencies, television and radio stations, other direct response television companies, cable television providers and television broadcasters. AmeriCom competes for customers based on service, price, quality, specialized in-depth knowledge, and creativity. Most DRTV competitors are located in Western states, making West coast-based business a more difficult competitive challenge.

     Many potential competitors have access to substantial capital, physical and personnel resources and established reputations (e.g., national television networks, cable companies, advertising agencies and public relations firms) with which AmeriCom can compete only by providing innovative services at reduced prices.

GOVERNMENTAL REGULATION

WRI

     As a subsidiary of a fully reporting, publicly held company, WRI is subject to applicable provisions of federal and state securities laws, especially with reference to periodic reporting requirements and, the operations of WRI are subject to regulation normally incident to business operations. WRI's management knows of no other applicable government regulation.

AmeriCom

General

     As a subsidiary of a fully reporting, publicly held company, AmeriCom is subject to applicable provisions of federal and state securities laws, especially with reference to periodic reporting requirements and, the operations of AmeriCom are subject to regulation normally incident to business operations (e.g., occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation and income tax and social security related regulations).

     Because AmeriCom is subject to regulation in every state and country in which it transacts business and because government regulation tends to be extremely dynamic, AmeriCom will have to carefully monitor current and proposed legislation in order to continuously comply therewith. There can be no assurance that AmeriCom's operations will always be in compliance with applicable governmental regulation and in the event that it fails to comply with applicable regulatory requirements, its activities may be curtailed and it may be exposed to fines and adverse publicity. In any such event, AmeriCom's business could be detrimentally affected.

     To the best of management's knowledge, AmeriCom will not be required to directly incur material expenses in conjunction with federal, state or local environmental regulations, however, like all other companies, there are many but incalculable indirect expenses associated with compliance by other entities that affect the prices paid by AmeriCom for goods and services.

Advertising

     Based on First Amendment protections, most of AmeriCom's advertising activities are not subject to pre- approval by government agencies; however, its activities are subject to government imposed repercussions in the event that its materials are materially inaccurate, libelous or violate government policies. Such after the fact regulation is provided federally through the FCC, the Federal Trade Commission (the "FTC"), the United States Department of Justice and the Commission. Similar agencies regulate AmeriCom's activities on a state level. In addition to governmental agencies, AmeriCom is a voluntary member of numerous industry and trade associations on a national, state and local basis, many of which have codes or standards of conduct to which members are expected to adhere.

Cable

     AmeriCom's success is dependent in part on the existence of federal regulations which require cable operations to lease cable access at low rates pursuant to FCC rules promulgated under the Cable Television Consumer Protection Act of 1992 (the "1992 Cable Act"). The statutory framework for commercial leased cable access was established by the Cable Communications Policy Act of 1984 (the "1984 Cable Act") and amended by the 1992 Cable Act. The 1984

Cable Act established leased access to unused channel capacity of cable systems by parties unaffiliated with the cable operator that wanted to distribute video programming free from editorial control by the cable operator. Channel set-aside requirements were established in proportion to a system's total activated channel capacity in order to assure that the widest possible diversity of information sources were made available to the public by cable systems in a manner consistent with the growth and development of cable systems. A cable system operator was permitted to use any unused leased access channel capacity for its own purposes until such time as a written agreement for a leased channel use was obtained. Each system operator subject to such requirements was to establish the "price, terms, and conditions of such use which were to be at least sufficient to assure that such use would not adversely affect the operation, financial condition, or market development of the cable system. The only exception to the leased commercial access channel set-aside under the 1984 Cable Act was that up to 33% of a system's designated leased commercial access channel capacity could be used for qualified minority or educational programming from sources affiliated with the operator.

     The 1992 Cable Act amendments broadened the statutory purpose to include "the promotion of competition in the delivery of diverse sources of video programming" and the FCC was provided with expanded authority: (1) to determine the maximum reasonable rates that a cable operator could establish for leased access use, including the rate charged for the billing of subscribers and for the collection of revenue from subscribers by the cable operator for such use;
(2) to establish reasonable terms and conditions for leased access, including those for billing and collection; and (3), to establish procedures for the expedited resolution of leased access disputes. The legislative history of the 1992 amendments expressed concern that some cable operators may have established unreasonable terms or may have had financial incentives to refuse to lease channel capacity to potential leased access users based on anti-competitive motives, especially if the operator had a financial interest in the programming services it carried.

     Any person aggrieved by the failure or the refusal of a cable operator to make commercial channel capacity available or to charge rates as required by FCC rules may file a petition for relief with the FCC within 60 days of the alleged violation. In order to enforce its rights under the 1992 Act, Lorilei filed a number of such petitions with varied results. In order to merit relief, the petition must show by clear and convincing evidence that the operator violated the leased access statutory or regulatory provisions or otherwise acted unreasonably or in bad faith. Relief may be in the form of refunds, injunctive relief or forfeitures. The FCC encourages parties to use alternative dispute resolution procedures such as settlement negotiation, conciliation, facilitation, mediation, fact finding, mini-trials and arbitration. The 1992 Cable Act provides for both judicial and FCC review of leased commercial access disputes.

     A change in the 1992 Cable Act or the regulations promulgated thereunder could significantly impair AmeriCom's ability to successfully compete against larger advertising companies.

Costs of Compliance

     The costs of monitoring and complying with existing regulations is expensive and time consuming. AmeriCom's management is required to expend significant resources to obtain required regulatory clearance and the delays incident thereto have and are expected to continue to deprive AmeriCom of significant opportunities. However, because such regulations also apply to AmeriCom's competitors, they merely tend to make all participants in the industry less effective, rather than to affect AmeriCom's competitive business posture. More importantly, however, FCC regulations are actually a benefit to AmeriCom's operations since access requirements and pricing controls make AmeriCom competitive with vastly larger organizations. The absence of such regulations would have a materially adverse impact on AmeriCom's business.

ESTIMATE OF THE AMOUNT SPENT DURING EACH OF THE LAST TWO FISCAL YEARS ON RESEARCH AND DEVELOPMENT ACTIVITIES, AND IF APPLICABLE THE EXTENT TO WHICH THE COST OF SUCH ACTIVITIES ARE BORNE DIRECTLY BY CUSTOMERS

WRI

     During the past year WRI expended approximately $4100 in research and development activities. The expenses were passed along to the public indirectly via WRI's pricing decisions. The bulk of the research and development activities involve using students to research the Internet, e-commerce, hosting and various other technical areas related to the Internet.

AmeriCom

     During the last two years, Lorilei expended approximately $8,200 in research and development activities. Such expenses were passed along to the public indirectly in the form of components of Lorilei's pricing decisions. The bulk of the research and development activities involved production of local news programs and activities with the FCC designed to assure access to unused cable system channel capacity.


                         ITEM 2: DESCRIPTION OF PROPERTY

     Our company does not own any real property directly. Except for AmeriCom, our company and its subsidiaries operate from leased facilities which they believe are adequately insured by comprehensive general liability policies. Our company does not, however, maintain business interruption coverage.

Our company:      Our  company's   corporate  offices   are  located   at   2500
                  North Military Trail, Suite 225-C; Boca Raton, Florida 33431 and at 1941 Southeast 51st Terrace, Ocala, Florida 34471. The offices in Boca Raton include access to office equipment and are leased on a month to month basis from Carrington Capital
                  Corp., at $1,062.88 per month. The offices in Ocala are made available by Yankees on a rent free basis and also include access to office equipment.

WRI: WRI currently leases 3,000 square feet of office space at 100 East Sample Road, Suite Number 210; Pompano Beach, Florida 33064. The lease is for a term of three years staring on June 1, 2000, with a three year renewal option. The monthly rental starts at $4,000 per month and increases by 5% each year.

AmeriCom:
--------

Operations Facilities:

                    AmeriCom's principle place of business is located at 7325 Southwest 32nd Street, Ocala, Florida, 34474. This is an industrial park type setting where the other businesses are warehouse or light manufacturing businesses. The building is approximately 5,000 square feet in total space, with 3,500 square feet devoted to office and production space and 1,500 square feet devoted to studio space. All space is air-conditioned and heated. The property is encumbered by a first mortgage in the original principal amount of $194,000 in favor of Small Business Loan Source. The loan bears interest at the rate of 12.25% per annum and is payable over a term of 25 years. The property is in the opinion of AmeriCom's management adequately covered by insurance.

                    Management believes the current facility to be adequate for anticipated growth through the 2003 fiscal year. Management cannot, however, guarantee that the square footage will be sufficient for all production operations. Additional construction or additional leased space could be required, either of which could result in additional unanticipated expense.

Sales Offices:

                    AmeriCom leases field sales offices in Orlando, Florida, and is considering opening satellite sales offices in the Tampa Bay and Boca Raton, Florida areas within the year 2001. Rental costs for such additional space is expected to be minimized through use of "office suite" type space that can be expanded if justified by sales volume. If sales volume becomes substantial it could require considerably more
                    square   footage  in  leased  office  space  than  has  been
                    projected.

Foreign Locations:

                    AmeriCom does not have any material portion of its assets, operations or customers located outside of the United States. Substantially all of AmeriCom's revenues are from customers within the United States, where all of AmeriCom's services are provided.

                           ITEM 3: LEGAL PROCEEDINGS



HOLDING COMPANY LEVEL

     Our company is not aware of any legal proceeding pending or threatened against it or any of its subsidiaries that either alone or cumulatively with all other pending or threatened proceedings, if any, would have a material impact on our company's business or that of any of its subsidiaries. However, our company's subsidiaries may become parties to litigation either as defendants, plaintiffs or interested parties, in the ordinary course of business, from time to time.

OPERATING SUBSIDIARIES

Lorilei

     To the best of our company's knowledge, Lorilei is not a party to any pending legal proceedings. However:

* Lorilei declined to pay $21,420 to Home and Garden Television ("HGTV") pending confirmation of sums due based on Mr. and Mrs. Cunningham's assertions that advertising time slots purchased were not provided. Because of the departure of Mr. and Mrs. Cunningham, the viability of their assertions cannot be verified and Lorilei has received demand letters from HGTV's attorneys.

* On June 28, 2000, Sheryl Wolf, an employee of Lorilei resigned alleging that she had not received compensation she had been promised by Mr. and Mrs. Cunningham and Lorilei received correspondence from an attorney on behalf of Ms. Wolf demanding payment, which was answered by attorneys for Lorilei denying any liability. As a material subsequent event, because of the departure of Mr. and Mrs. Cunningham, Ms. Wolf has agreed to provide services to AmeriCom comparable to those she provided to Lorilei, but under an independent contractor rather than employment basis, consequently, AmeriCom's management believes that there is little if any likelihood of litigation.

* Since their resignation from Lorilei, Mr. Cunningham retained an attorney who demanded that Lorilei pay Mr. Cunningham two weeks' salary which Mr. Cunningham claims was not paid. Lorilei responded asserting that Mr. and Mrs. Cunningham breached both their employment agreement and the acquisition agreement by resigning almost immediately after closing on the acquisition of Lorilei and are not entitled to anything. Rather, our company's current management believes that it should pursue claims against Mr. and Mrs. Cunningham as a result of their refusal to honor the terms of their employment agreements which were an essential element of their obligations under the acquisition agreement. Mr. and Mrs. Cunningham subsequently filed for protection from creditors under Chapter 7 of the United States Bankruptcy Code and our company plans to assert claims against them in that forum.

     Because of the resignation of Mr. and Mrs. Cunningham, their apparent move to California and their decision to file for personal bankruptcy, our company's management was concerned that Lorilei might have been subject to undisclosed liabilities, although it has no tangible evidence to that effect and has been assured to the contrary by Lorilei's vice president of finance, who now performs such role for AmeriCom. In order to eliminate any danger that undisclosed liabilities could detrimentally affect our company's investment in Lorilei, our company terminated its operations and assigned all of its personnel, assets and operations to AmeriCom, a new Florida subsidiary organized by our company for such purpose. Record title to certain of the assets will remain in Lorilei until required consents are obtained, however, such assets will be held by Lorilei as trustee for AmeriCom. AmeriCom agreed, in consideration for the assignment of Lorilei's assets, to make the mortgage, equipment lease and financing payments disclosed in exhibits to the acquisition agreement as well as to repay funds loaned to Lorilei by our company. AmeriCom intends to refinance such liabilities at such time as its operating results, as reflected in its financial statements, justify the required loans, on competitive terms, from one or more financial institutions.

WRI

     WRI's management has not advised our company of any pending or potential litigation.

               ITEM 4: SUBMISSION OF MATTERS TO SECURITY HOLDERS

     The response to this item is  incorporated  by reference to the response to
Item 4 of our company's report on Form 10-KSB/A for the fiscal year ended June 30, 1999, as permitted by Commission Rule 12b-23.


                                     PART II

        ITEM 5: MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

     Our company's common stock started trading in the over-the-counter market in 1964, however, until November 18, 1998, there had been no established public trading market for many years. Consequently, information regarding quotations of bid and asked prices for the common stock was not available during 1996 or 1997. Our company's common stock resumed trading in the over the counter market during November of 1998 and bid, offer and transaction report prices are available through the electronic bulletin board operated (but not a part of) the National Association of Securities Dealers, Inc.'s, NASDAQ, Inc., subsidiary (the "OTC Bulletin Board"). During 1998 and most of 1999, our company's common stock traded under the symbol "ETSY"; however, after the acquisition of American Internet during June of 1999, our company changed its name and its trading symbol was changed to "ABUY." The following table indicates the average high and low bid prices as quoted for our company's common stock at the end of each calendar quarter since quotation was resumed. The following over-the-counter quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission, and may not necessarily represent actual transactions. The range of the reported high and low bid quotations have been derived primarily from information quoted on the OTC Bulletin Board.

                         Closing      Closing         Last Reported
Date                     Bid Price    Offering Price  Transaction Price

December 31, 1998        $0.625           $0.1875      $0.125 (December 1, 1998)
March 31, 1999           $0.25            $0.50        $0.25
June 30, 1999            $1.50            $1.50        $1.50
September 30, 1999       $1.50            $1.72        $1.50
December 28, 1999        $1.22            $1.31        $1.31
March 31, 2000           $1.875           $2.00        $2.00
June 30, 2000            $0.59            $0.78        $0.78

     As of August 31, 2000, 17 NASD member firms were listed as market makers in our company's common stock: [Knight Trimark, Inc.; Sharpe Capital, Inc.; Herzog, Heine, GeDulo, Inc.; Hill, Thompson Magid & Co., Inc.; Equitrade Securities Corp.; Wien, Inc.; J. Alexander Securities, Inc.; Olson Payne & Co.; North American Institutional Brokers; Schwab Capital Markets, L.P.; Spenser Edwards, Inc.; Paragon Capital Corp.; Weckstein & Co., Inc.; Program Trading Corp.; GVR Company; Glenn Michael Financial, Inc.; and, Fleet Trading, a division of Fleet Securities Incorporated

AMOUNT OF COMMON EQUITY SUBJECT TO OUTSTANDING OPTIONS OR WARRANTS TO PURCHASE, OR SECURITIES CONVERTIBLE INTO, COMMON EQUITY OF OUR COMPANY

     As of August 31, 2000, our company had 4,796,675 shares of its common stock reserved for issuance in conjunction with current obligations to issue additional shares and in the event that currently outstanding options and warrants are exercised. The following table provides summary data concerning such obligations. Notes to all of the tables in this section (MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS) follow the last table:

                                                                                        Number of Shares
                                                                                        of Common Stock
Designation or Holder      Nature of the Security    Exercise or Conversion Price       Currently Reserved
---------------------      ----------------------    ----------------------------       ------------------
Yankees                    Option (4)                (4)                                2,157,733 (4)
Stock Plan                 Options                   (5)                                2,000,000

Michael Caputa             (6)                       (6)                                150,000
Former Trilogy
         Stockholders      Warrants & Options(7)     $0.75 per share                    338,942
Debra Elenson &
Jonathan Eichner           Warrants(8)               $0.75 per share                    150,000


AMOUNT OF OUR COMPANY'S COMMON EQUITY THAT COULD BE SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT

     As of August 31, 2000, 12,465,172 shares of our company's common stock were outstanding, of which:

         *        3,968,221 are recognized as free trading by our company;

         * 8,161,013 have been issued since 1964 pursuant to exemptions from registration and are thus restricted securities, some of which are eligible for resale under Commission Rule 144 ("Rule 144").

     Of the 8,161,013 shares that our company has instructed its transfer agent to treat as restricted:

         * 2,821,696 were issued prior to August 31, 1999, and consequently, may currently be sold under Rule 144, subject to Rule 144's volume limitations, notice, public information and manner of sale conditions. The volume limitations restrict quantities sold over 90 day periods to the greater of 1% of the total outstanding common stock, or the average weekly trading volume during the four week period preceding the sale;

         * 749,696 were issued to persons that do not appear to be affiliates of our company prior to August 31, 1998, and consequently may be sold by holders that have not been affiliates of our company for a period of at least 90 days, under the more liberal provisions of Commission Rule 144(k) ("Rule 144[k]"), which dispense with the volume, public information and manner of sale conditions.

     In addition to the foregoing, during the twelve month period ending on June 30, 2000, an additional _,___,___@@ shares of our company's currently outstanding common stock will become eligible for resale under the provisions of Commission Rule 144, subject to the limitations on quantities sold over 90 day periods, notice, public information; and, _,___,___@@ shares will become eligible for resale under Commission Rule 144(k).

AMOUNT OF COMMON EQUITY THAT OUR COMPANY HAS AGREED TO REGISTER UNDER THE SECURITIES ACT FOR SALE BY SECURITY HOLDERS

     Except as disclosed below with reference to Yankees, as of August 31, 2000, our company had not agreed to register any shares of its common stock. However, our company has agreed to include approximately 617,000 currently outstanding shares of its common stock in any registration statements it files with the Commission for which they are eligible (commonly referred to as "piggy back registration rights"). The exercise term for the Yankees' options expires 45 days following the effective date of their registration with the Commission. Yankees has been granted demand registration rights with reference to its options; however, Yankees has advised our company that its options need not be included in any currently contemplated registration statements since Yankees does not have any present intent to sell the underlying securities.

AMOUNT OF COMMON EQUITY THAT OUR COMPANY IS CONSIDERING PUBLICLY OFFERING OR PRIVATELY PLACING DURING THE YEAR ENDING JUNE 30, 2001, OTHER THAN SHARES TO BE ISSUED PURSUANT TO AN EMPLOYEE BENEFIT PLAN OR DIVIDEND REINVESTMENT PLAN), THE OFFERING OF WHICH COULD HAVE A MATERIAL EFFECT ON THE MARKET PRICE OF OUR COMPANY'S COMMON EQUITY.

     Our company is currently contemplating the sale of up to $7,000,000 in shares of its common stock in order to provide capital to its current subsidiaries and to other companies that it may acquire in the future. Some of those shares may be offered and subscribed for prior to September 30, 2000. Our company currently anticipates that between $1,000,000 to $2,000,000 of the $7,000,000 in shares of its common stock will be privately placed and that the balance will be offered publicly. The offering price will be tied to the market price at the time of offering except for small discounts if a rights offering to existing stockholders is involved, somewhat larger discounts for shares privately placed and material discounts if the shares are purchased by Yankees in the event other potential subscribers are not available. Our company cannot, however, currently provide any realistic estimates as to what such prices will be since they will depend on market conditions, our company's success in making profitable acquisitions that appeal to the investing public, and other factors beyond our company's control.

HOLDERS OF OUR COMPANY'S COMMON STOCK

     The number of record holders of our company's common stock, $0.01 par value (its sole class of common equity) as of the close of business on August 31, 2000, was approximately 2,280. Approximately 73 holders are securities firms holding customer securities in street name, approximately representing an additional 1,500 beneficial stockholders. Consequently, our company estimates that it currently has approximately 3,783 stockholders.

DIVIDENDS

     Our company has not declared any dividends on our company's common stock and do not expect to do so at any time in the foreseeable future. There are currently no restrictions on our company's ability to declare dividends in the future, other than restrictions applicable to all Delaware corporations involving the source of funds for payment of dividends and their effects on our company's solvency. In the future, our company may use loans from financial institutions for acquisitions and development. If it does, it is likely that such institutions would require restrictions on the payment of dividends based on traditional financial ratios designed to predict our company's ability to repay such loans. However, no specific predictions as to any such restrictions can be made at this time.

     Our company's consulting activities may result in the distribution of shares of other issuer's common to our company's stockholders. To date, only one issuer has agreed to do so and it is anticipated that approximately 500,000 shares of the common stock of Funds America Finance Corporation will be distributed to the stockholders of our company, as reflected on its stock transfer records as of June 17, 1999, subject to the condition precedent that they first be registered under the Securities Act. A registration statement has been filed and is pending resolution of Commission comments.

RECENT SALES OF UNREGISTERED SECURITIES

     During the last three years, our company issued 8,631,524 shares of its common stock, options or warrants to purchase 6,585,653 shares of its common stock, of which 1,258,980 have either been exercised, expired or terminated and, none of its Class A Preferred Stock. Details of such issuances are contained in our company's report on Form 10-KSB for the year ended June 30, 1999 and in its reports on Form 10-QSB for the calendar quarter ended September 30, 1999, December 31, 1999 and March 31, 2000. As permitted by Commission Rule 12b-23, such information is incorporated by reference herein. Since April 1, 2000, our company has issued the securities listed in the following tables without registration under the Securities Act in reliance on the exemptions from registration requirements cited. Footnotes for all tables follow the last table.

Common Stock:

                  Amount of                                 Total             Terms of         Registration
                  Securities                                Offering          Conversion       Exemption
Date              Sold              Subscriber              Consideration     or Exercise      Relied on
----              -----             ----------              -------------     -----------      ---------

April 8         200,000           Palmair, Inc.             $4,000(9)         None             (1)
May 11          377,099           Mr. & Mrs. Cunningham     (10)             (10)              (1)
May 11          114,504           Yankees, as escrow agent  (10)             (10)              (1)
May 11           80,916           Bruce Brashear, Esquire   (10)             (10)              (1)
May 11           19,542           Yankees                   (10)             (10)              (1)
May 11            9,427           Michael D. Umile          (10)             (10)              (1)
May 11            9,427           J. Bruce Gleason          (10)             (10)              (1)
May 11            8,869           George Franjola           (10)             (10)              (1)
May 11            4,987           K. Walker Ltd.            (10)             (10)              (1)
May 11            5,000           Lawrence R. Van Etten     (10)             (10)              (1)
May 16            200,000         K. Walker Ltd.            $50,000          None              (2)
May 16           16,667           K. Walker Ltd.            $10,000.20       None              (2)
May 31          200,000           Xcel Associates, Inc.     (11)             (11)              (2)
June 5           56,000           Yankees                   $7,000           (3)               (2)
June 5           50,000           George Franjola           $12,500          None              (2)
June 5           50,000           John Franjola             $12,500          None              (2)
June 5           28,000           Lawrence R. Van Etten     $7,000           None              (2)
June 5           28,000           Linda Van Etten           $7,000           None              (2)
June 30         700,000           Yankees                   (12)             (12)              (2)
June 30          50,000           Lawrence R. Van Etten     (12)             (12)              (2)
June 30           9,000           George Franjola           (12)             (12)              (2)
June 30          20,000           Coast to Coast Realty     (12)             (12)              (2)
June 30           5,000           Vanessa H. Lindsey        (12)             (12)              (2)
June 30           2,000           Nancy Molinari            (12)             (12)              (2)
June 30           2,000           Sally Stoberg             (12)             (12)              (2)


Convertible Securities

Options & Warrants:
                  Amount of                                   Total             Terms of         Registration
                  Securities                                  Offering          Conversion       Exemption
Date              Sold              Subscriber                Consideration     or Exercise      Relied on
----              -----             ----------                -------------     -----------      ---------
1999:
August 19        100,000          Michael H. Jordan         $69,000           $0.69 per share     (2)
October 26        50,000          Saul B. Lipson            $53,125           $1.0625 per share   (2)
November 11       15,000          Vanessa H. Lindsey        $19,200           $1.28 per share     (2)
2000:
March 6`          100,000         Debra Elenson             (8)               $0.75               (2)
March 6           50,000          Jonathan Eichner          (8)               $0.75               (2)
March 8           (5)             Stock Option Plan         (5)               (5)                 (2)
March 12          5,000           G. Richard Chamberlin     (13)              $1.50               (2)
May 22            100,000         Lawrence R. Van Etten     $56,000           $0.56               (2)
May 22            50,000          Lawrence R. Van Etten     $30,000           $0.60               (2)
May 26            50,000          David K. Cantley          $28,125           $0.5625             (2)

Class A Preferred Stock:
                  Amount of                                   Total             Terms of         Registration
                  Securities                                  Offering          Conversion       Exemption
Date              Sold              Subscriber                Consideration     or Exercise      Relied on
----              -----             ----------                -------------     -----------      ---------
2000:
None



Notes to All Tables

(1) Section 4(2) of the Securities Act. In each case, the subscriber was required to represent that the shares were purchased for investment purposes, the certificates were legended to prevent transfer except in compliance with applicable laws and the transfer agent was instructed not to permit transfers unless directed to do so by our company, after approval by its legal counsel. In addition, each subscriber was directed to review our company's filings with the Commission under the Exchange Act and was provided with access to our company's officers, directors, books and records, in order to obtain required information.

(2) Section 4(6) of the Securities Act. In each case, the subscriber was required to represent that the shares were purchased for investment purposes, the certificates were legended to prevent transfer except in compliance with applicable laws and the transfer agent was instructed not to permit transfers unless directed to do so by our company, after approval by its legal counsel. Each subscriber was directed to review our company's filings with the Commission under the Exchange Act and was provided with access to our company's officers, directors, books and records, in order to obtain required information; and, a Form D reporting the transaction was filed with the Commission.

(3) No commissions or discounts were paid to anyone in conjunction with the sale of the foregoing securities, except that Yankees exercised preferential subscription rights granted by our company in Yankees' consulting agreement or that it may be entitled to compensation based on the terms of its consulting agreement with our company.

(4) Option to purchase 12.5% of our company's outstanding and reserved capital stock (including all securities convertible into capital stock) outstanding or reserved, measured immediately following exercise of the option, in consideration for an aggregate of $90,000. The option was originally granted during November of 1998 and covered 10% of our company's outstanding or reserved common stock only, with the exercise price being $60,000. It was granted as a portion of consideration granted to Yankees under its consulting agreement with our company, in exchange for Yankees agreement to forego hourly and document licensing fees for a period of 365 days. During November of 1999, our company requested that the consulting agreement be renegotiated to extend for another year the waiver of Yankees' hourly and document licensing fees and in conjunction with the resulting amendment, the current terms were adopted. The amendment was disclosed in a report on Commission Form 8-K filed by our company on December 16, 1999. The number of shares issuable cannot be determined with certainty, The transaction and option agreement are more fully described in our company's report on Form 10-QSB for the quarter ended September 30, 1998, its Form 10-KSB for the years ended December 31, 1998 and June 30, 1999, and the report on Form 8-K filed on December 16, 1999. For purposes of these tables, it has been assumed that the option will cover 2,500,000 shares since only 20,000,000 shares of common stock are authorized; however, the number may be different based on the actual number of outstanding and reserved shares of capital stock.

(5) Non-qualified stock options and incentive stock options, the terms of which, including price, will be determined prior to issuance. It is anticipated that the exercise price will be 85% or greater of the last transaction price reported on the OTC Bulletin Board or other designated quotation medium on the date of grant. Our company's stock plan was approved by our company's board of directors on August 5, 1999 and ratified by the holders of a majority of our company's outstanding common stock by a written consent in lieu of special meeting on October 8, 1999. The stock plan was described in detail in Item 5 of our company's report on Form 8-K filed with the Commission on September 9, 1999. On March 8, 2000 the plan was amended from 1,000,000 to 2,000,000 shares. At our company's annual meeting, stockholders will be asked to ratify the plan and to adopt a similar plan for the fiscal year ending on June 30, 2001.

(6) Option permitting him to acquire between 70% to 80% of WRI's common stock (see "Item 1, Part 1, Description of Business- the Acquisition of Wriwebs.com, Inc.").

(7) Represents the shares issuable to former Trilogy stockholders pursuant to the terms of its ten year incentive stock options (90,667 shares) issued to Trilogy employees and consultants and five year stock purchase warrants issued to Trilogy investors (248,273 shares), which were converted into the right to purchase shares of our company's common stock on a three options or warrants for one share basis, at $0.75 per share.

(8) Represents shares reserved for issuance upon exercise of common stock purchase warrants granted to two stockholders who regularly participated in private placements of our company's securities during the current fiscal year. The warrants are exercisable at $0.75 per share and were issued on March 6, 2000.

(9) On December 11, 1998, Mr. Scimeca received options to purchase 200,000 shares of our company's common stock, at an exercise price of $0.02 per share as his only compensation from our company for services in all capacities. Mr. Scimeca transferred all of his rights to our company's securities, including those reflected in this table, to Palmair, Inc., a Bahamian corporation, with an address at 55 Frederick Street, Box CB-13039; Nassau, Bahamas ("Palmair"). Chrisje Gentis-VerMeulen, an individual with an address at Brouwrij 8; Breukelen (UTR) 3621, The Netherlands ("Ms. Gentis-VerMeulen"), is listed as the record stockholder and director of Palmair. The option was exercised by Palmair, Inc. on April 8, 2000.

(10) Shares of common stock issued to Gerald A. and Leigh A. Cunningham, former stockholders of Lorilei who were officers or directors thereof, in exchange for their Lorilei shares and to Yankees and its designees pursuant to the terms of its consulting agreement with our company in consideration for its role in arranging the acquisition. A portion of the shares are being held by Yankees as escrow agent (114,504 shares) and by Bruce Brashear, Esquire as escrow agent (80,916 shares).

(11) On May, 31, 2000, our company enterd into a settlement agreement with Xcel Associates, Inc. A copy of the Settlement Agreement was filed as an exhibit to a current report on Form 8-K filed with the Commission on June 15, 2000, and is incorporated by reference as an exhibit to this Report, as permitted by Commission Rule 12b-23 (see Part III,
         Item 13, Exhibits and Reports on Form 8-K).

(12)     On June 30, 2000, our company  converted $98,500  of  Yankees  debt  to
         equity. They  instructed   our  company  to  issue  a  portion  of  the
         shares to their affiliates.

(13) Represents an option to purchase 5,000 shares of our company's common stock at $1.50 per share granted to G. Richard Chamberlin, Esquire, then our company's general counsel, for legal services in conjunction with the acquisition of Vista.


Preferred Stock:

     Our company is authorized to issue 5,000,000 shares of preferred stock, $0.01 par value, the attributes of which are to be determined by our company's board of directors prior to issuance, on a case by case basis. Pursuant to the provisions of Section 151(g) of the Delaware General Corporation Law, our board of directors authorized the creation of a class of preferred stock designated the Class A Preferred Stock with the following attributes:

Amount designated:         500,000 shares.

Dividends:     The  holders of shares of the  Preferred  Stock are  entitled  to receive, out of the assets of our company legally available therefore, and as and when declared by our company's board of directors, dividends of every kind declared and paid to holders of our company's common stock, at a rate per share twenty times that paid per share of common stock. Each dividend will be paid to the holders of record of shares of the Class A Preferred Stock as they appear on the stock register of our company on the last day of the month next preceding the payment date thereof.

Conversion:    The  holders of shares of the Class A  Preferred  Stock will have the right, at their option, to convert all or any part of such shares into shares of common stock of our company at any time on and subject to the following terms and conditions:

               The shares of Class A Preferred Stock are convertible at the office of transfer agent for the Class A Preferred Stock (the "Transfer Agent"), and at such other place or places, if any, as our company's board of directors may designate, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of common stock.

               The number of shares of common stock issuable upon conversion of each share of the Class A Preferred Stock will be equal to the greater of:

                (1)  Twenty shares of common stock (the "Set Conversion Rate");
                     or

                (2) The number of shares of common  stock  obtained  by dividing the gross price at which the preferred shares were issued by our company (the "Issuance Price") by 80% of the closing price for our company's common stock, as reported on the public stock market or securities exchange (in both cases, registered as such by the Commission having the highest average trading volume in our company's securities (for purposes of illustration, the following, being acceptable:
                    The New York Stock Exchange, the NASDAQ Stock Market, the American Stock Exchange, the OTC Bulletin Board operated by the NASD, the Electronic Pink Sheets operated by the National Daily Quotation System, Inc.), on the day the notice of conversion provided to our company is executed and dated by the holder with medallion signature guarantee (the "Market Conversion Rate").

Adjustments:   The Set  Conversion  Rate in  effect  at any time is  subject  to adjustment designed to prevent dilution.

Liquidation Rights:

               In the event of any liquidation or dissolution or winding up of our company, voluntary or involuntary, the holders of the Class A Preferred Stock are entitled to receive, subject to the rights of any other class of stock which ranks senior to the Class A Preferred Stock as to distribution of assets on liquidation, but before any distribution is made on any class of stock ranking junior to the Class A Preferred Stock as to the payment of dividends or the distribution of assets (including, without limitation, our company's common stock, a sum per share of Class A Preferred Stock equal to the Issuance Price per share.

Voting Rights:

               The Class A Preferred Stock will entitle its holders to twenty votes for every share held on terms identical to those of holders of twenty shares of common stock, or if there is more than one class or series of common stock outstanding, equal to twenty votes by those of shares of common stock having the greatest voting rights per share.

     A certificate of designation creating the Class A Preferred Stock was filed with the State of Delaware on July 3, 2000. As of September 25, 2000, 49,393 shares of the Class A Preferred Stock have been issued, in each case relying on the exemption from registration requirements imposed by the Securities Act pursuant to Section 4(6) thereof. The foregoing summary information is qualified in its entirety by reference to the certificate of designation, a copy of which has been filed as an exhibit to this report, see Part III, Item 13(a), Exhibits Called for by Item 601 of Regulation SB.


       ITEM 6: MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

(To be supplied by management once the financial statements are completed.)

                          ITEM 7: FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES.

     The auditor's report and our company's audited balance sheet for its years ended June 30, 2000, June 30, 1999 and December 31, 1998 and the related statements of operations, stockholder's equity, cash flows and notes to financial statements for such years follow in sequentially numbered pages numbered __ @@ through __. The page numbers for the financial statement categories are as follows:

                                                      Page Numbers:
Item                                            2000     1999        1998
----                                            ----     ----        ----
Cover Page
Table of Contents
Report of Independent Accountants
Balance Sheet
Statements of Income and Accumulated Deficit
Statements of Shareholders' Deficit
Statement of Cash Flows
Notes to Financial Statements

FINANCIAL STATEMENTS


                     [to be supplied directly from auditors]

              ITEM 8: CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

     Except for a disagreement which has become moot with Bowman & Bowman, our company's auditors for the year ended December 31, 1998, there have been no disagreements with our company's auditors during the past two fiscal years in any matters of accounting principles or practices, financial statement disclosure , or auditing scope or procedures which, if not resolved to their satisfaction would have caused them to make reference to the matter in their report. Disclosure concerning the disagreement with Bowman & Bowman is incorporated by reference to our company's report on Form 10-KSB/A for the fiscal year ended June 30, 1999, as permitted by Commission Rule 12b-23.


                                    PART III

      ITEM 9: DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

                               BOARD OF DIRECTORS

CORPORATE GOVERNANCE

     In accordance with the Delaware General Corporation Law and our company's certificate of incorporation and bylaws, our company's business, property and affairs are managed under the direction of its board of directors. Although directors are not involved in day-to-day operating details, they are kept informed of our company's business through written and oral reports and documents provided to them regularly, as well as by operating, financial and other reports presented by the president and our company's other officers at meetings of the board of directors and committees thereof.

     The directors hold office until the next annual meeting of the stockholders and until their successors have been duly elected or qualified. Committee members serve at the pleasure of our company's board of directors. Our company's board of directors sets corporate policies which are implemented by our company's management and when applicable, the management of our company's subsidiaries. In the event that our company's board of directors determines that a member faces a conflict of interest, for any reason, it is expected that the director will abstain from voting on the matter which raised the issue.

     No member of our company's board of directors has resigned due to disagreements.

Meetings of the Board of Directors

     Our company's board of directors held 14 meetings during the period commencing on July 1, 1999 and ending on June 30, 2000, principally by teleconference. In addition our company's board of directors passed 17 series of resolutions by unanimous written consent in lieu of meetings during such period. Each of the incumbent directors attended at least 75% of the board of directors and committee meetings to which the director was assigned, except for Ms. Field who has resigned due to the time required for her other business commitments. The incumbent directors in the aggregate attended 90% of their board of directors and assigned committee meetings.

Committees of the Board of Directors.

     The board of directors has established two standing committees, the audit committee and the executive committee. Directors' committee memberships are included in the table listing our company's executive officers and directors beginning on page ___@@.

     Our company's board of directors created an audit committee in November of 1998. The audit committee meets with management to consider the adequacy of our company's internal controls and the objectivity of our company's financial reporting, selects the nominees for independent auditors and coordinates the flow of information between our company and its independent auditors in order to assure timely compliance with reporting obligations. In addition, it must participate with management in the preparation of the management discussion and analysis materials filed in Commission reports, which it must approve along with our company's financial statements prior to filing. In most cases to date, the bulk of the audit committee's work has been performed by its chair. As of the date of this Report, Mrs. Field, who served as Chair until November 4, 1999, advised our company that three meetings of the audit committee had been held since its creation in November of 1998 and Mr. Lipson, who succeeded Ms. Field as Chair, has held 4 meetings since he assumed the role of Chair, although he has also conducted detailed personal meetings with our company's auditors and our company's chief financial officer to develop and implement proper procedures.

     The executive committee, as authorized by our company's Bylaws, exercises all the authority of the board of directors between regular board of directors meetings, except that it does not have the authority to: (i) approve or recommend to stockholders actions or proposals required by the Delaware General Corporation Law to be approved by stockholders; (ii) designate candidates for the office of director for purposes of proxy solicitation or otherwise; (iii) fill vacancies on the board of directors or any committee thereof; (iv) amend our company's bylaws; (v) authorize or approve the re-acquisition of shares unless pursuant to a general formula or method specified by the board of directors; or (vi) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares. The executive committee was formed as a result of the difficulty in calling frequent board of directors meetings due to the conflicting schedules of its members and the requirement for frequent board of directors' action in conjunction with implementation of our company's strategic plan. The executive committee may exercise the full power and authority of the board of directors to the extent permitted by Delaware law. This committee generally meets monthly or when action is necessary between scheduled board of directors meetings, a limited time frame exists and a board of directors quorum is not readily available. The committee was formed after June 30, 1999, and, since its inception acted by unanimous written consent in lieu of meeting five times.

     It is expected that membership on the board of directors will be set at ten persons at the next annual meeting of stockholders. Yankees also recommended that our company's board of directors form a regulatory affairs committee and that suggestion is expected to be implemented by the board of directors elected at the annual stockholders' meeting. The regulatory affairs committee will be responsible for working with our company's general counsel, chief financial officer and audit committee chair to develop and implement procedures designed to avoid violations of law. Such procedures are expected to initially focus on transactions in our company's unregistered securities and transactions by our company's officers, directors and holders of 10% or more of any class of its equity securities; compliance with restrictions on commercial use of facsimile transmission and the Internet by our company's subsidiaries; and, compliance with laws governing multi-level marketing. The regulatory affairs committee is also expected to create a working group which, in addition to its members, will include members of the boards of directors of our company's subsidiaries and other personnel whose background and experience will help to attain the committee's goals.

     Our company  anticipates  that our company's board of directors  elected at
the  annual  stockholders  meeting  will  also  form  a  derivative   litigation
committee, as called for by our company's Certificate of Incorporation.

     Our company does not currently have compensation or nominating committees, such functions having been delegated to Yankees during Mr. Granville-Smith's tenure as our company's sole director, although the board of directors retains all authority in conjunction with decisions on such matters, Yankees' role being solely advisory. In addition, pursuant to its consulting agreement with our company, Yankees identifies potential acquisition candidates for our company and conducts negotiations with them on our company's behalf, subject in each case to specific ratification by the board of directors prior to entry into any agreements. It is anticipated that Yankees will become materially less involved in assisting our company as income from operations becomes available to pay for full time corporate level personnel. As independent resources become available and our company becomes less financially dependent on continuing investments by Yankees, the board of directors will form its own compensation, nomination and acquisition committees.

                        EXECUTIVE OFFICERS AND DIRECTORS

     The following persons have served in the positions indicated on the table below, since July 1, 1999:

Name                                Age     Term     Positions
Lawrence R. Van Etten               63      (12)     President, chief operating officer, director and executive committee member; director nominee.
Charles J. Scimeca                  53      (1)(2)   Acting president, chief executive officer, director.
Michael Jordan                      46      (3)(12)  President, director, executive committee member.
G. Richard Chamberlin               53      (1)(10)  Acting secretary, general counsel, director, executive committee member; director nominee.
Penny Adams Field                   43      (1)(6)   Director, audit committee chair.


Name                                Age     Term     Positions

Anthony Q. Joffe                    57      (1)(6)   Director, audit committee and executive committee member;
                                                     director nominee.
Mark Granville-Smith                42      (4)      Director.
J. Bruce Gleason                    56      (5)      Director;  director nominee.
Saul B. Lipson                      51      (7)(6)   Director, audit committee chair, executive committee member;
                                                     director nominee.
Edward C. Dmytryk                   53      (7)(6)   Director, audit committee member;  director nominee.
Michael A. Caputa                   29      (8)      Director;  director nominee.
Carol A. Berardi                    45      (9)      Director.
Dennis A. Berardi                   54      (9)      Director.
Vanessa H. Lindsey                  29      (10)     Director & secretary.; director nominee.
David K. Cantley                    62      (11)     Vice president, treasurer, chief financial officer, director; director nominee.


--------
(1) Elected on November 6, 1998, to serve, in the case of directors, until the next annual meeting of our company's stockholders and until their successors are elected and assume their office, unless their earlier resignations are accepted by our company's board of directors: and, in the case of officers, to serve at the pleasure of our company's board of directors. Ms. Field resigned due to lack of available time on March 1, 2000.

(2) Mr. Scimeca resigned as our company's acting president and as a member of our company's board of directors on August 5, 1999.

(3) Our company's board of directors elected Michael Jordan as its president and as a member of its board of directors, effective as of August 6, 1999. Mr. Jordan resigned as our company's president on May 22, 2000. Mr. Jordan's term as a member of our company's board of directors will expire following the election and installation of his successor (assuming Mr. Jordan is not re-elected) at the next annual meeting of stockholders.

(4) In accordance with the terms of a settlement agreement between our company and Edward Granville-Smith, Jr. (who served as our company's principal officer and sole director from 1995 until November of 1998), our company elected his son, Mark Granville-Smith as a member of our company's board of directors, effective July 1, 1999. Details of the settlement agreement were disclosed in our company's report on Form 10-KSB for the year ended December 31, 1998 and such agreement was filed as an exhibit thereto. Mr. Mark Granville-Smith resigned as a member of our company's board of directors of our company on September 17, 1999, for personal reasons. The resignation did not involve any disagreements with our company and a copy of his resignation letter was filed as an exhibit to our company's report on Form 10-KSB for the fiscal year ended June 30, 1999.

(5) In conjunction with the acquisition of American Internet Technical Center, Inc., a Florida corporation ("American Internet"), J. Bruce Gleason, the president, founder and a member of the board of directors of American Internet, was elected as a member of our company's board of directors for a term commencing on July 1, 1999, and expiring on the earlier of December 31, 1999, or the conclusion of the next annual meeting of our company's stockholders, provided that his successor will have been duly elected and assumed office.

(6) The audit committee has been comprised of Ms. Field, (who served as chair from its creation until November 4, 1999 and as a member of the committee until March 1, 2000), Mr. Joffe (who has served since its creation), Mr. Lipson, who was elected as a member and as chair on November 4, 1999 and Mr. Dmytryk (who was elected as a member on November 4, 1999).

(7) Messrs. Lipson and Dmytryk were elected to the board of directors on November 4, 1999 for a term expiring at our company's next annual meeting of stockholders and will be nominated for re-election to our company's board of directors at the next annual stockholders meeting.

(8) Mr. Caputa was elected on December 2, 1999, for a term expiring after our company's next annual meeting of stockholders; however, he will be nominated for election to our company's board of directors at the next annual stockholders meeting.

(9) Mr. and Mrs. Berardi were elected on December 2, 1999, for a term expiring after our company's next annual meeting of stockholders. However, they resigned in conjunction with the change in Trilogy's status (see "Part III, Item 12, Certain Relationships and Related Transactions") on June 7, 2000.

(10) Mrs. Lindsey was elected as our company's secretary, replacing G. Richard Chamberlin, Esquire, in that role, on November 11, 1999. She serves at the pleasure of the board of directors but has agreed to remain in that office until December 31, 2000. She was elected as a member of our company's board of directors on April 6, 2000, replacing Ms. Field. Mr. Chamberlin resigned as our company's general counsel on March 31, 2000. Mr. Chamberlin and Ms. Lindsey will be nominated for re-election to our company's board of directors at the next annual stockholders meeting.

(11) On February 17, 2000, David K. Cantley was elected as our company's vice president, treasurer and chief financial officer. He serves at the pleasure of the board of directors in such roles. Effective July 1, 2000 Mr. Cantley was elected as a member of our company's board of directors for a term expiring after its next annual meeting of stockholders; however, he will be nominated for re-election to our company's board of directors at the next annual stockholders meeting.

(12) Mr. Van Etten was elected as a member of our company's board of directors on May 22, 2000 for a term expiring after its next annual meeting of stockholders; however, he will be nominated for re-election to our company's board of directors at the next annual stockholders meeting. He was elected as our company's president and chief operating officer on May 22, 2000 and serves in such offices at the pleasure of the board of directors.

     The following biographies disclose information concerning the business and professional activities of the members of our company's board of directors, executive officers and other persons deemed material employees.

Executive Officers and Directors:

Lawrence R. Van Etten

     Mr. Van Etten, age 63,was elected as acting president and chief operating officer and a member of our Company's board of directors on May 22, 2000. Mr. Van Etten graduated from New York Military Academy, Cornwall On Hudson, New York in 1954;attended Gettysburg College, Gettysburg, Pennsylvania from 1954 -1956 and Marist College, Poughkeepsie, New York from 1981-1982 . He was employed by IBM from 1956, until 1987, where he held several senior management positions including Corporate Control Operations Manager, Corporate Scheduling Manager and Director of Logistics Special Processes. Since leaving IBM, Mr. Van Etten has served as an executive with several companies in the United States and Canada [Vice President - Remtec, Inc. Chambly, QC - Manufacturer of Refueling Vehicles 1987-1988; Vice President - The Enterprise Group - Clearwater Florida - Development Of New Business Opportunities 1993-1994; Vice President - International Digital Communications Systems, Inc. - Miami, FL - Telecommunications Sales - 1996-1998; President Techtel Communications, Inc., Pompano Beach, FL- CLEC Service Provider 1998 - 1999 ] and owned and managed his own consulting company [LVE & Associates - US & Canada - Several long term contracts with Toyada Gosei, Best Glove Canada, Remtec, Inc. Prestige Auto & Strategic health Development Corporation]. Much of his recent work experience has dealt with business management systems, materials management, management development, personal computer application software and the Internet. Since May 31, 2000, Mr. Van Etten has serves as a member of the board of directors of Colmena Corp., a publicly held Delaware corporation.


David K. Cantley

     David K. Cantley, age 62, was elected as our company's vice president, treasurer and chief financial officer on February 17, 2000 and as a member of its board of directors effective July 1, 2000. Mr. Cantley graduated from Yale University in 1959. From 1959 through 1964, except for six months active duty with the Pennsylvania National Guard, he worked in his family's structural steel contracting business, Cantley & Co., Inc., Philadelphia, Pennsylvania. In 1965 he joined the Stouffer Corporation, headquartered in Cleveland, Ohio where he held various management positions from 1965 through 1974. In 1974 he returned to Philadelphia and rejoined the family business, Cantley & Co., Inc., where he served as vice-president until 1978. From 1978 to 1981 Mr. Cantley was employed as general manger of the Great Bay Resort & Country Club, Somers Point, New Jersey. In 1981 he joined Bally's Park Place Casino, Atlantic City, New Jersey where he was employed as dealer, floor man and pit boss until 1984. From 1984 to 1992 he served as vice- president of Hotel Properties, Inc., Somers Point, NJ, a private company in the hospitality real estate development, construction and management business. He served as president of Full House Resorts, Inc. (NASDAQ:
FHRI) from its inception in 1992 to 1995. From 1995 to 1999, Mr. Cantley was associated with Nevada Gold & Casinos, Inc. (OTC Bulletin Board: UWIN) as project director and financial advisor. He remains an advisory director of Nevada Gold & Casinos. Mr. Cantley joined Trilogy International in July 1999 as its chief financial officer.

Vanessa H. Lindsey

     Vanessa H. Lindsey, age 29, was elected as our company's secretary on November 11, 1999 and as a member of our company's board of directors on April 6, 2000. From 1993 to 1995 she was employed by Accell Plumbing Systems, Inc., an Ohio corporation, as that company's office manager and bookkeeper. Since 1995 she has been employed by Diversified Corporate Consulting Group, L.L.C., a Delaware limited liability company, engaged in providing diversified consulting services and in filing EDGARized documents for clients with the Commission, as that company's chief administrative officer. Since 1996 she has been employed by the Southeast Companies, Inc., a Florida corporation, involved in the entertainment industry, in business and political consulting and as a licensed mortgage brokerage company, as its chief administrative officer and currently serves as its vice president and secretary. She is also the secretary and chief administrative officer for the Yankee Companies, Inc., which serves as our company's strategic consultant, and, for Southern Capital Group, Inc, a Florida retail finance corporation and licensed mortgage brokerage business. She currently holds the position of secretary of The Marion County Libertarian Party and was the Campaign Treasurer for the Cyndi Calvo for State Senate, District 8 Campaign. Since January of 1999, she has served as the secretary of Colmena Corp., a publicly held Delaware corporation and was elected as a member of its board of directors on January 3, 2000.

Michael Jordan

     Michael Jordan, 46 years old, is a resident and native of Miami, Florida. From 1972 until 1973 he attended the University of Miami where he studied English literature. In 1979, Mr. Jordan obtained a Series 7 and a Series 63 license from the NASD and in 1982 he obtained a Series 24 license from the NASD (general securities principal). In conjunction with his activities as an individual licensed to engage in securities transactions by the NASD, he was also licensed by the securities regulatory authorities of a number of states. Since 1985, Mr. Jordan has been engaged in business as a private investor. In 1992, Mr. Jordan incorporated Securities Counseling and Management, Inc., a private consulting firm headquartered in Miami, Florida, for which he serves as president and sole director. In January of 1996, Mr. Jordan became secretary, treasurer and a member of the board of directors of Zagreus, Inc., a publicly held Delaware corporation then headquartered in Miami, Florida ("Zagreus"). Zagreus is an inactive public company in the process of reorganization. In 1998, Mr. Jordan became an independent consultant for the Southeast Companies, inc., a Florida corporation engaged in providing business and political consulting services and consumer financial services as a licensed mortgage brokerage company and during 1998, became president of a division thereof operating in compliance with Florida fictitious name laws as Southeast Counseling & Management. In 1999, Mr. Jordan became a registered principal (NASD Series 24 license) of Champion Capital Corporation, an NASD member firm located in Orlando, Florida. On August 6, 1999, Mr. Jordan became a member of our company's board of directors and was elected as our company's president.

G. Richard Chamberlin

     G. Richard Chamberlin age 53, has since November 1998, served as a member of our company's board of directors and served as our company's general counsel until March 31, 2000. Until November 11, 1999, he also served as our company's secretary. From 1973 to 1974 he served as Trust Officer with Central Bank & Trust Company, Jonesboro, Georgia. Mr. Chamberlin is a practicing attorney and is a member of the Georgia Bar, (since 1974), and the Florida Bar, (since 1990). He is also a member of the Bars for the Federal District Court for the Northern District of Georgia, (since 1974) and the Federal District Court for the Northern District of Florida (since 1995), the Court of Appeals for the State of Georgia, (since 1974) and the Supreme Court for the State of Georgia (since
1974).  Mr.  Chamberlin  is also a member of the Bar for the  Eleventh  District
Court of Appeals, (since 1982). He is a graduate of Eastern Military Academy, Huntington, New York (College Prep Diploma, 1964): The Citadel, The Military College of South Carolina, (B.A., political science, 1968): and the University of Georgia School of Law, (J.D., 1971). Mr. Chamberlin earned a Certificate from the American Bankers Association, National Trust School, (1974). Mr. Chamberlin is a two term former member of the Georgia House of Representatives, (1979-1983). In the State House, Mr. Chamberlin served on the Following committees: House Journal Committee, Natural Resources Committee, Special Judiciary Committee and Labor Committee. He is a former member of the Counsel for National Policy. He is the founder of the Georgia Roundtable, Inc., and served as President from 1981 to 1986.: He is the founder of the Georgia Heritage Foundation, and served as President from 1982 to 1986. He is the former Principal of Soul's Harbor Christian Academy, Belleview, Florida, (1990-1992). Mr. Chamberlin served as national music chairman for the Religious Roundtable, Inc., at the premier event known as the 1992 National Affairs Briefing in Dallas, Texas wherein President George Bush was the keynote speaker. Mr. Chamberlin has received Resolutions of Commendation from the House of Representatives for the Commonwealth of Kentucky,
(1985) and from the House of representatives for the State of Georgia, (1982). Mr. Chamberlin is former president and director for Atrieties Development Company, Inc., a publicly held corporation involved in the real estate industry, (1986 through 1987), and has held licenses as a real estate agent, (Georgia and Florida). He presently serves as President of the Citadel Club of Central Florida, Inc. Mr. Chamberlin also serves as President of Southern Capital Group, Inc., a Florida corporation, ("SCG") with offices in Belleview and Ocala, Florida. SCG was founded in 1999 to consolidate pre existing business lines in the automotive and mortgage business. Mr. Chamberlin is also president and sole director of and majority stockholder in Sports Collectible Exchange, Inc., a Florida corporation, ("SCE"). SCE was founded in 1999 specializing in the sale and distribution of minor league baseball collectibles. Mr. Chamberlin has agreed to serve another term as a member of our company's board of directors, if elected by the stockholders, but requested that our company replace him with a general counsel who could dedicate more time to our company's affairs. Pursuant to the terms of our company's consulting agreement with Yankees, our company is permitted to share the use of Yankees' general counsel, subject to such counsel's superior obligations to Yankees in the event of a conflict of interests. Our company is also required to pay Yankees for the reasonable value of the services provided by its general counsel but can make such payment in shares of our company's restricted common stock. Yankees' current general counsel is George Franjola, Esquire.

Anthony Q. Joffe

     Anthony Q. Joffe, age 57, has served as a member of our company's board of directors since November, 1998. He also serves on its audit and executive committees. Mr. Joffe holds a degree in Aeronautical Engineering Management from Boston University, Boston, Massachusetts. Subsequent to his graduation, Mr. Joffe was employed as the Quality Control Manager for Cognitronics Corporation, a computer manufacturer, where he was responsible for overseeing the United States Air Force compliance testing program as well as normal day-to-day management. In 1967, Mr. Joffe was employed by General Electric as a production engineer in the insulating materials field. In 1970, Mr. Joffe was employed by King's Electronics, a RF coaxial connector manufacturer, where he was responsible for major accounts and guided the field sales force. In 1973, Mr. Joffe was one of the founders and vice-president of J.S. Love Associates, Inc., a commodity brokerage house no longer in operation (then headquartered in New York City). In 1976, Mr. Joffe formed and served as President and Chief Operating Officer of London Futures, Ltd., a commodity broker with 275 employees in nine offices. London Futures, Ltd. was closed in 1979 and Mr. Joffe moved to Florida. From 1979 until 1986, Mr. Joffe was vice president of Gramco Holdings, Inc. (and its predecessor companies), a firm which owned and operated a variety of companies. These companies included five cemeteries and funeral homes in Broward County, Florida, a 33 acre marina, a general contracting company, a boat title insurance underwriting firm, three restaurants, a real estate brokerage company, a mortgage brokerage company and a leasing company. His responsibilities involved supervision of the day-to-day operations and new business development. From 1986 to 1991, Mr. Joffe served as consultant and/or principal to a variety of small businesses in the South Florida area. In 1989 Mr. Joffe became President of Windy City Capital Corp., a small publicly traded, reported company that was originally formed as a "blind pool" for the express purpose of finding an acquisition candidate. Eventually, a reverse merger was consummated with a computer software company from Pennsylvania. Mr. Joffe then took the position of President of Rare Earth Metals, Inc. (and its predecessor companies), a small publicly traded company which has purchased Spinecare, Inc., a medical clinic in New York. Spinecare changed its name to Americare Health Group and relocated its state domicile to Delaware. Since March of 1993, Mr. Joffe has performed consulting services for First Commodities, Inc., an Atlanta based commodities firm, and has been involved in fund raising for the Multiple Sclerosis Foundation. He also assisted Digital Interactive Associates and IVDS Partnership with financial affairs in conjunction with their successful bid to the Federal Communications Commission for licenses in the cities of Atlanta, Georgia, Minneapolis/St. Paul, Minnesota, and Kansas City, Missouri. Mr. Joffe served as the interim president of Madison Sports & Entertainment Group, Inc., a publicly held Utah corporation then headquartered in Fort Lauderdale, Florida, from September 1, 1994, until February 16, 1996, at which time he became its vice president and vice chairman, chief operating officer, treasurer and chief financial officer until he resigned in 1996. Since 1996, he has founded a boat financing company and joined NorthStar Capital ("NorthStar") as Managing Director. NorthStar is an investment banking firm with offices in Stamford, Connecticut and Boca Raton, Florida which specializes in assisting small to mid size private and publicly traded companies with business and financial planning; acquisition and divestiture: financial public relations and market position advice: and, treasury services. In January 1999, Mr. Joffe was elected to serve as a member of the board of directors of Colmena Corp, a publicly held Delaware corporation, involved in the telecommunications industry. In March of 1999, Mr. Joffe was elected as chairman of the board of directors and in May of 1999, he was elected as the president of Colmena Corp.

J. Bruce Gleason

     Mr. Gleason, age 56, was elected to our company's board of directors, effective as of July 1, 1999, concurrently with the acquisition of American Internet on June 25, 1999. He co-founded American Internet with Michael D. Umile in 1998 and served on the board of directors of American Internet and as its president, chief executive officer and chief financial officer until its merger with WRI. He has a diverse business background with over 30 years experience in sales, marketing and finance. In 1972 Mr. Gleason received a certified general accounting designation from the Certified General Accountants Association located in Ontario Canada. From 1972 until 1974 he was employed by Crawford, Smith & Swallo, a public accounting firm located in Toronto, Canada. In 1973 he founded Photo Shack, Inc., an Ontario corporation which owned and operated a chain of seventy, 24 hour film processing kiosks in Canada which he sold in 1976. In 1982, he founded Gourmet Galley, Inc., and served as president of frozen food distribution in Pompano Beach, Florida, until 1990, when he sold Gourmet Galley, Inc. to a partner. In 1990, he co-founded Southern Telco, Inc., a telecommunications company headquartered in Lighthouse Point, Florida, in which he served as president. Southern Telco, Inc., was sold to Public Teleco, Inc. in 1993. From 1994 until 1996, he served as president of Showcase Group, Inc., a construction company headquartered in Deerfield Beach, Florida which built 27 town houses, after which he conveyed his interest to a third party in 1996. During 1996, he received a legal expense insurance license from the State of Florida Department of Insurance and served as an independent associate for Prepaid Legal Services, Inc. headquartered in Lighthouse Point, Florida, until 1998.

Saul B. Lipson

     Mr. Lipson, age 51, serves as a member of our company's board of directors, as chair of its audit committee and has been nominated for membership in the next board of directors' regulatory affairs committee. Mr. Lipson is the founder and President of The Lipson Professional Group, Inc., a Financial Consulting and Accounting Firm. Mr. Lipson has expertise in the fields of Accounting and Financial Consulting. He has represented hundreds of public and private companies, as well as individuals. The depth of Mr. Lipson's expertise ranges from basic accounting and taxes to SEC compliance consulting for over the counter companies. Prior to establishing The Lipson Professional Group, Mr. Lipson was involved in marketing and financial and management consulting for various businesses such as Ross Todd Productions, a concert promoting firm in Cincinnati, Ohio; Reimer & Associates, a management consulting firm in Fort Lauderdale, Florida; and, World Wide Consultants, Inc., a multi-faceted business with offices in the United States and Sweden. Mr. Lipson earned a bachelor of professional arts degree at the Brooks Institute in Santa Barbara, California in 1971, after completing his undergraduate accounting requirements at Florida Atlantic University in Boca Raton, Florida in 1985. Mr. Lipson earned his Master of Accounting degree with honors from Nova Southeastern University in Davie, Florida in 1988. Mr. Lipson is also enrolled as an agent to practice before the United States Internal Revenue Service and has received a Certified Financial Planner designation from the College for Financial Planning in Denver, Colorado.

Edward Carl Dmytryk

     Mr. Dmytryk, age 53, serves as a member of our company's board of directors and as a member of its audit committee. He graduated summa cum laude from the Citadel, the Military College of South Carolina, in 1968 with a bachelor of science degree. From 1968 until 1973, Mr. Dmytryk served in the United States Air Force (including a tour in the Viet Nam conflict as a fighter pilot), where he attained the rank of captain. From 1973 until 1975, he served as a sales manager for Wulfsberg Electronics, Inc., a national avionics firm specializing in airborne radio telephone systems and headquartered in Overland Park, Kansas. From 1976 until 1981, he served as a regional sales manager for Polaroid
Corporation a multi faceted imaging company headquartered in Cambridge, Massachusetts. From 1981 until 1985, he served as vice president of sales for West Chemical, Inc., a company involved in the manufacture of animal health feed additives, pharmaceutical products, iodophor concentrates and specialty chemicals, headquartered in Princeton, New Jersey. From 1985 until 1986, he served as vice president for sales and marketing at Animed, Inc., a veterinary products manufacturing company specializing in sales to veterinarians, headquartered in Roslyn, New York. From 1987 until 1988, he served as president of Mac's Snacks, Inc., the world's largest processor of pork rinds, headquartered in Grand Prairie, Texas. From 1988 until 1995, he served as the chief operating officer for Bollinger Industries, Inc., a fitness products manufacturer headquartered in Irvine, Texas. Since June of 1990, he has been the owner and chief executive officer of Benchmark Industries, Inc., a metal fabrications company headquartered in Fort Worth, Texas. Since September of 1999, he has also served as the acting president of GNR Health Systems, Inc., a physical therapy products sales company headquartered in Ocala, Florida.

Michael A. Caputa

     Mr. Caputa, age 29, was recently elected as a member of our company's board of directors and serves as the president of our company's subsidiary, WRI. He founded WRI in 1998 and was its principal stockholder prior to the merger with American Internet. He continues to serve as a member of the merged companies' board of directors and as its president and chief executive officer. From July of 1996 until May of 1998, he served as director of sales for GCI Marketing, Inc., a Florida corporation engaged in web design and hosting. Mr. Caputa graduated from Florida Atlantic University in 1996 with a degree in psychology.

Former Officers and Directors

     The following persons served as officers or directors during the fiscal year ended June 30, 1999, but no longer serve in such capacities.

Charles J. Scimeca, Acting President & Director

     Charles J. Scimeca, age 54, served as the acting president and as a member of our company's board of directors from November 11, 1998 until August 6, 1999, when he resigned from all positions with our company to pursue other interests. Since 1982 he has been a licensed real estate broker. He is managing director of Coast to Coast Realty Group, Inc., located in Sarasota, Florida. The company is involved in residential and commercial real estate development as well as general real estate brokerage and business acquisition. He has been involved in real estate transactions totaling over one billion dollars, representing Fortune 500 clients, such as , Equitable Life Insurance Company, Walt Disney Corporation, Paramount Studios and TRW Real Estate Group. From 1980 until 1982, Mr. Scimeca was on sabbatical, exploring business opportunities in various industries. From 1975 until 1980, Mr. Scimeca served as chief operating officer for Andy Frain Maintenance & Security, Inc., headquartered in Chicago, Illinois. His responsibilities included budgeting and implementing cleaning services for high rise office, retail and industrial properties for such notable clients as Standard Brands, JMB Realty, John Hancock Insurance Company and other Fortune 500 companies. From 1965 until 1975, Mr. Scimeca was the owner and manager of the Mecca Restaurant, a full-service family owned multi-unit restaurant business headquartered in Chicago, Illinois. He is a member of the Clearwater, Sarasota and Manatee County Association of Realtors, the International Council of Shopping Centers and other local, regional and national real estate and mortgage related organizations. He holds a degree in Business Administration from Wright College in Chicago, Illinois (1964). Mr. Scimeca has remained available to our company on an informal basis to provide continuity of management and assist in Mr. Jordan's transition and has continuously provided material assistance on an uncompensated basis.

Edward Granville-Smith, Jr., Director

     Edward Granville-Smith, Jr., age 66, served in the following capacities for our company until November, 1998: president, chief executive officer and sole director. From November, 1998, until March, 1999, he continued as a member of our company's board of directors, although he informed our company's board of directors through his son and attorney in fact, that he was unable to attend board of directors meeting due to present impairment and disability. Mr. Granville- Smith, Jr., was President of Equity Growth Systems, Inc., a Maryland corporation (not to be confused with our company) specializing in structuring and marketing mortgage backed securities as well as the acquisition of select commercial real estate for its own account. From 1981 to the present, he has been a real estate consultant and principal involved in various aspects of commercial real estate financing and syndication, both internationally and domestically. One primary accomplishment during this period was the successful sale of the real estate assets of some twenty-nine limited partnerships to both domestic and foreign investors. From 1972 through 1980, he was chairman of the board of directors, chief executive officer and president of United Equity Corporation, a corporation which was primarily involved in the structuring, financing and marketing, through the syndication of various tax incentive ventures with an aggregate valuation in excess of $100 million. From 1959 through 1972, Mr. Granville-Smith, Jr. built the Washington Insurance Agency, Inc., and became the chairman of one of the top one percent of insurance brokerage houses in the Washington area. Mr. Granville-Smith, attended Brown University from September, 1951 through June, 1952 at which time he entered the United States Marine Corps. Upon discharge from the Marine Corps in 1955, he enrolled in the Georgetown University School of Foreign Service and graduated in June of 1959 with a B.S.F.S. degree. Mr. Granville-Smith's professional affiliations include CLU and CPCL.

Mark Granville-Smith, Director

     Mark Granville-Smith, 42 years of age, was elected to our company's board of director's effective July 1, 1999, to serve until the next annual meeting of our company's stockholders or until December 31, 1999, whichever event occurs first. Mr. Granville-Smith graduated from Georgetown University, Washington, D.C. in 1980 with a bachelor of science degree in business administration. From 1976 until 1980 he was a commercial pilot for United Bounty Corporation of Silver Spring, Maryland. In 1980, he went to work in the commercial real estate syndication industry with his father Edward Granville-Smith, Jr., the recently retired president, chairman and chief executive officer of our company. Mr. Mark Granville-Smith served as the president of corporate general partners in a number of privately placed real estate syndications during such period, as well as of Milpitas, the corporate general partner of a public real estate limited partnership capitalized with $6,000,000, and of a number of privately placed real estate syndications. In 1986 he also became president of Gran-Mark Properties, Inc., located in McLean, Virginia, the general partner of Gran-Mark Income Properties Limited Partnership. In 1987 he left Milpitas and formed his own real estate syndication company which sponsored private placement syndications of commercial real estate for two years. Starting in 1989, Mr. Mark Granville- Smith managed an international underwater diving expedition for Maryland Marine Recovery Headquarters in Towson, Maryland, to salvage the cargo of an 1850's sailing ship that sank in the Irish Sea. In 1991, he became chairman of the board of directors and chief executive officer of Classic Concept Builders, Inc. ("Classic"), a start-up residential new home construction company. In 1998, he became involved with our company as a result of his father's decline in health and during September of 1998, was appointed attorney-in-fact for purposes of handling certain personal and business affairs for his father (then our company's sole director and chief executive officer). Since December of 1998, he has participated in our company's board of director's meetings in a non-voting capacity. Mr. Mark Granville-Smith resigned as a member of our company's board of directors on September 17, 1999, for personal reasons.

Penny Adams Field, Director, Audit Committee Chair and Audit Committee

     Penny Adams Field, age 44, served as a member of our company's board of directors from November of 1998 until March 1, 2000. Until November 4, 1999, she also served as the chair of its audit committee. Mrs. Field is a principal and co-founder of Executive Concepts, a management consulting and investment banking advisory firm. Ms. Field has technical expertise in designing and implementing financial management systems, acquisition and divestiture models, cash flow management, information systems assessment and implementations, and operational and cost system audits. Her background in strategic planning, performance measurement, comprehensive business planning, and cost structure analysis add to the breadth and depth of the Executive Concepts team skills. Ms. Field is an experienced and accredited business valuation specialist and is a member of the Institute of Business Appraisers. As a management consultant, Ms. Field has consulted with firms such as Monsanto, Mallinckrodt, McDonnell-Douglas, MEMC Electronic Materials Company, Maytag, Mark Andy, CyberTel, and numerous other small firms in the healthcare, manufacturing, construction, and service industries. Prior to founding Executive Concepts, Ms. Field was an administrator for the John M. Olin School of Business at Washington University in St. Louis, where she helped to establish the Executive Programs division. Her responsibilities included program development in the Far East. Prior to her administrative role she served as a full-time member of the accounting faculty instructing in financial accounting and cost management for undergraduate and graduate programs at the Olin School. Prior to graduate study at Washington University, Ms. Field worked in healthcare administration and banking, including positions at Children's Hospital National Medical Center in Washington, D.C. and Harris Bank in Chicago. After earning a B.B.A. in Accounting and Finance, Ms. Field earned her M.B.A. from the Olin School of Business at Washington University in St. Louis. Ms. Field also posted several hours of Ph.D. level course work in accounting and finance prior to making a full-time commitment to consulting. Due to other business commitments, Mrs. Field was unable to dedicate required time to our company's business and elected to resign.

Carol A. Berardi

     Mrs.  Berardi,  age 45,  served  as a  member  of our  company's  board  of directors from December 2, 1999 until June 7, 2000 and currently serves as president of Trilogy. In 1980, Ms. Berardi founded Wayne, New Jersey based Jakits Personnel and in 1986 she acquired a Transworld Temporary Franchise, a permanent placement and temporary help service firm, which she operated until 1990. In 1990, Mrs. Berardi joined Dennis Berardi, now her husband, to co-found Uniquest, a network marketing company specialized in the sale of non-run pantyhose, headquartered in Lakewood, New Jersey. In 1992, Mrs. Berardi was retained as a consultant for Nashua, New Hampshire based Envion International Inc., a start up company in the direct sales industry with a product line of nutritional meal replacement bars. In 1993, upon completion of Mr. and Mrs. Berardi's assignment as a consultant to Envion, they started their own Envion distributorship. In May of 1998, Mr. and Mrs. Berardi founded Trilogy International, Inc., a network marketing/e- commerce company specializing in the sale of products to enhance the quality of life for people, the planet and pets.

Dennis A. Berardi

     Dennis Berardi, age 54, served as a member of our company's board of directors from December 2, 1999 until June 7, 2000 and currently serves as chief executive officer of Trilogy. He began his career in the music industry as a professional drummer. Mr. Berardi was drafted into the United States Army Band in 1963 and was subsequently appointed to the Presidential Band in Washington, D.C. In 1968, Mr. Berardi founded Town Music, a national chain of music stores that he owned and operated. In 1976, he started Kramer Guitar, a major music instrument company headquartered in Neptune, New Jersey. He sold Kramer Guitar (now owned by Gibson Guitar), in 1989. In 1987, Mr. Berardi became involved in the music promotion industry, brought the first Russian band, Gorky Park, to the United States and obtained a major recording deal for the band with Polygram Records. In the same year, Mr. Berardi founded Berardi-Thomas Management to help oversee the careers of major recording artists. A year later, Mr. Berardi organized the Moscow Peace Festival, which brought United States and Russian rock and roll bands together for a concert at Moscow's Lenin Stadium. In 1990, Mr. Berardi founded Uniquest, a networking marketing company based in New Jersey that specialized in the sale of non-run pantyhose. In 1993, Mr. Berardi and his wife, Carol Berardi, started a distributorship with Nashua, New Hampshire based Envion International, a direct sales company with a focus on nutritional products for humans. In May of 1998, Mr. and Mrs. Berardi founded Trilogy International, Inc., a direct sales/e-commerce company specializing in the sale of products to enhance the quality of life for people, the planet and pets.

Other Material Personnel

     While not employees of our company or of any of its subsidiaries, Yankees provides our company with access to the services of a number of its employees and access to the services of other persons who are under independent contractor arrangements with Yankees, pursuant to which they provide Yankees' clients with assistance, as required. Among such persons are Leonard Miles Tucker, Yankees president; William A. Calvo, III, Yankees vice president. In addition, Vanessa
H. Lindsey, our company's secretary and a member of our company's board of directors serves as the secretary and chief administrative officer for Yankees and G. Richard Chamberlin, Esquire, a member of our company's board of directors and its former general counsel, also served as general counsel to Yankees and was introduced to our company by Yankees; Executive Concepts, a business owned and operated by Penny Adams Field and her husband was under an independent contractor agreement with Yankees pursuant to which they provided Yankees' clients with assistance, as required, and Mrs. Field, a former member of our company's board of directors and the former Chair of its audit committee was introduced to our company by Yankees; Securities Counseling & Management, Inc., a Florida corporation owned and operated by Michael Jordan, our company's former president and a member of its board of directors is under an independent contractor agreement with Yankees pursuant to which it provides Yankees' clients with assistance, as required, and Mr. Jordan was introduced to our company by Yankees.


                         ITEM 10: EXECUTIVE COMPENSATION

     During the twenty-four month period commencing on July 1, 1998 and ending on June 30, 2000, no executive officer received compensation from or on behalf of our company during any twelve month period valued, in the aggregate, in excess of $100,000, except possibly for Mr. Edward Granville-Smith, Jr., if the book value of his settlement is considered compensation. During the 12 month period ended June 30, 1999, three persons served as our company's executive officers. Mr. Edward Granville-Smith, Jr. served in such position during the period starting on July 1, 1998 until his replacement for health purposes on or about November 11, 1998, Mr. Charles J. Scimeca served in such role during the period starting on November 11, 1998 through June 30, 1999 and G. Richard Chamberlin, Esquire, served in such position from on or about November 11, 1998 through June 30, 1999. During the 12 month period ended June 30, 2000, five persons served as our company's executive officers, Mr. Scimeca served in such role until his resignation on August 5, 1999, Mr. Chamberlin served in such role until his resignation on March 31, 2000, Michael Jordan served in such role from August 6, 1999 through May 22, 2000, Mr. Van Etten and Mrs. Lindsey currently serve in the roles disclosed above.

     During the 12 month period ended June 30, 1999, Mr. Granville-Smith received 47,000 shares of our company's common stock and all of our company's real estate operations in settlement of all potential claims that Mr. Granville-Smith or his affiliates may have had against our company, including claims under his employment agreement in effect since 1995. At the time of their authorization for issuance by the board of directors (March 22, 1999), the market value for such shares, based on the closing price reported on the OTC Bulletin Board, was $0.25 per share (an aggregate of $11,750 for the 47,000 shares received). The book value of our company's assets conveyed to Mr. Granville-Smith, as reported in our company's audited balance sheet for the year ended December 31, 1998, was approximately $377,275. In addition to the foregoing, during such period Mr. Granville-Smith received the sum of $5,000 from our company as repayment for unaccounted expenses that Mr. Granville-Smith claimed to have made on behalf of our company, but could not document.

     During the 12 month period ended June 30, 1999, Mr. Scimeca received options to purchase 200,000 shares of our company's common stock, at an exercise price of $0.02 per share as his only compensation from our company for services in all capacities. At the time the options were authorized for issuance by the board of directors (December 11, 1998), the market value for the shares of our company's common stock, based on the closing price reported therefor on the OTC Bulletin Board, was $0.06 per share.

     During the 12 month period ended June 30, 1999, G. Richard Chamberlin, Esquire, then our company's secretary and general counsel, was assigned the right to purchase 125,000 shares of our company's common stock for an aggregate of $2,500 by Yankees as compensation for his services as an officer and director of our company. Mr. Chamberlin was subsequently issued an additional 50,000 shares of our company's common stock in consideration for services that may have been contemplated when Yankees assigned the rights to the initial 125,000 shares to Mr. Chamberlin. At the time Yankees relinquished its right to purchase such common stock in favor of Mr. Chamberlin, no market for our company's common stock existed and the stockholders equity per share of our company's common stock, based on the latest available information at the time, was $0.0625 per share. At the time Mr. Chamberlin was granted the additional 50,000 shares (March 24, 1999), the market value for the shares of our company's common stock, based on the closing price reported therefor on the OTC Bulletin Board, was $0.25 per share.

     During the 12 month period ended June 30, 2000, no officer of our company or its subsidiaries received aggregate compensation from our company or on behalf of our company from any other person, equal to $100,000 or more. However, Mr. Jordan was granted options to purchase 100,000 shares of our company's common stock, Mr. Van Etten was granted options to purchase 100,000 shares of our company's common stock, Mr. Cantley was granted options to purchase 100,000 shares of our company's common stock and Mrs. Lindsey was granted options to purchase 15,000 shares of our company's common stock (see "Summary Compensation Table" below for detailed disclosure. Although not categorizable as compensation:

* Messrs. J. Bruce Gleason and Michael D. Umile, then executive officers of American Internet, each received 275,000 shares of our company's common stock in exchange for all of their common stock in American Internet. At the time Messrs. Gleason and Umile received such securities (June 25, 1999), the market value for the shares of our company's common stock, based on the closing price reported therefor on the OTC Bulletin Board, was $0.875 per share.

* Mr. Michael A. Caputa, the chief executive officer of WRI, received 531,000 shares of our company's common stock in exchange for all of his common stock in WRI which, at the time (November 11, 1999) had a market value based on the closing price reported therefor on the OTC Bulletin Board, of $1.28 per share.

* Mr. Dennis A. Berardi and Mrs. Carol A. Berardi, the executive officers of Trilogy, they received 1,051,726 shares of our company's common stock in exchange for all of their common stock in Trilogy. At the time Mr. and Mrs. Berardi received such securities (December 2, 1999), the market value for the shares of our company's common stock, based on the closing price reported therefor on the OTC Bulletin Board, was $1.50 per share.

* Mr. Gerald Cunningham and Mrs. Leigh Cunningham, then the executive officers of Lorilei, they received 377,099 shares of our company's common stock in exchange for all of their common stock in Lorilei. At the time Mr. and Mrs. Cunningham received such securities (May 11, 2000), the market value for the shares of our company's common stock, based on the closing price reported therefor on the OTC Bulletin Board, was $1.31 per share.

     In addition, Mr. Caputa, Mr. and Mrs. Berardi and Mr. and Mrs. Cunningham all received salaries and benefits during such period from the subsidiaries by which they were employed, as described below (see "Employment Contracts and Termination of Employment and Change in Control Arrangements").


SUMMARY COMPENSATION TABLE


                  Annual Compensation                         Awards                             Payouts
                                                                       Securities
                                                                       Underlying       Long              All
Name and                            Other            Restricted        Options &        Term              Other
Principal                           Annual           Stock             Stock Apprecia-  Incentive         Comp-
Position Year     Salary   Bonus    Compensation     Awards            tion Rights      Payouts           ensation
-------- ----     ------   -----    ------------     ------            -----------      -------           --------

(1)      1998     None     None     None             None              None             None              (1)
(1)      1999     None     None     None             None              None             None              (1)
(2)      1999     None     None     None             None              200,000 Shares   None              None
(3)      1998     None     None     (3)              50,000 Shares     None             None              None
(4)      1999     None     None     $ 45,000 (6)     None              None             None              (8)
(5)      1999     None     None     $ 54,000 (7)     None              None             None              (8)

-------
(1) Edward Granville-Smith, Jr., served as our company's president and chief executive officer during the period beginning on July 1, 1997 and ending on November 11, 1998. See the disclosure concerning Mr. Granville- Smith's compensation at "EXECUTIVE COMPENSATION" above.

(2) Charles J. Scimeca served as our company's president and chief executive officer during the period beginning on November 11, 1998 and ending in August of 1999. See the disclosure concerning Mr. Scimeca's compensation at "EXECUTIVE COMPENSATION" above.

(3) G. Richard Chamberlin, Esquire, served as our company's secretary and general counsel during the period beginning on November 11, 1998 and ending on March 31, 2000. See the disclosure concerning Mr. Chamberlin's compensation at "EXECUTIVE COMPENSATION" above.

(4) J. Bruce Gleason was the former president and chief executive officer of American Internet. See the disclosure concerning Mr. Gleason's compensation at "EXECUTIVE COMPENSATION" above.

(5)  Michael D. Umile was the former vice president and chief operating  officer
     of  American   Internet.   See  the   disclosure   concerning  Mr.  Umile's
     compensation at "EXECUTIVE COMPENSATION" above.

(6) Represents distributions of profits from American Internet received by Mr. Gleason during the period starting on July 1, 1998 and ending on June 30, 1999. Until June 25, 1999, American Internet was subject to taxation under Sub-Chapter S of the Internal Revenue Code of 1986, as amended.

(7) Represents distributions of profits from American Internet received by Mr. Umile during the period starting on July 1, 1998 and ending on June 30, 1999. Until June 25, 1999, American Internet was subject to taxation under Sub-Chapter S of the Internal Revenue Code of 1986, as amended.

(8) During the period starting on July 1, 1998 and ending on June 30, 1999, Messrs. Gleason and Umile each received approximately $3,276 in benefits from American Internet, involving insurance, health insurance and similar perquisites.

OPTIONS AND STOCK APPRECIATION RIGHTS GRANTS TABLE


                         Quantity of Percentage of Total
                           Securities Options or Stock
                                    Underlying                Appreciation      Exercise
                                    Options & Stock           Rights Granted    or Base
                                    Appreciation              to Employees      Price Per        Expiration
Name                                Rights Granted            In Fiscal Year    Share            Date
----                                --------------            --------------    -----            ----
Edward Granville-Smith, Jr.         None                      None              Not Applicable   Not Applicable
Charles J. Scimeca                  200,000 shares            100%              $0.02            December 31, 2000



AGGREGATED OPTION & STOCK APPRECIATION RIGHT EXERCISES AND FISCAL YEAR-END OPTIONS & STOCK APPRECIATION RIGHTS VALUE TABLE

                                                                       Number of
                                                                       Securities
                                                                       Underlying
                                                                       Options &        Value of
                                                                       Stock            Unexercised
                                                                       Appreciation     In-the-Money
                                    Shares                             Rights at        Options & Stock
                                    Acquired         Value             Fiscal           Appreciation Rights
Name                                On Exercise      Realized          Year End         at Fiscal Year End
----                                -----------      --------          --------         ------------------
Edward Granville-Smith, Jr.         None             None              None             None
Charles J. Scimeca                  None             None *            200,000 Shares   $298,000.00


-------
* Mr. Scimeca transferred all of his rights to our company's securities, including those reflected in this table, to Palmair, Inc., a Bahamian corporation, with an address at 55 Frederick Street, Box CB-13039; Nassau, Bahamas ("Palmair"). Chrisje Gentis-VerMeulen, an individual with an address at Brouwrij 8; Breukelen (UTR) 3621, The Netherlands ("Ms. Gentis-VerMeulen"), is listed as the record stockholder and director of Palmair.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS.

Employment Agreements During Fiscal Year Ended June 30, 1999

     During the fiscal year that started on July 1, 1998 and ended on June 30, 1999, our company had no employment contracts, termination of employment or change in control arrangements with any of its executive officers, except:

* Edward Granville-Smith, Jr.'s employment agreement, which was terminated and settled by mutual agreement.

* Employment agreements between J. Bruce Gleason and Michael D. Umile and American Internet inherited by our company in conjunction with the acquisition but which were terminated and settled by mutual agreement.

Summaries of Current Employment Contracts:

     Our company is currently a party to employment agreements with two current executive officers, its president, Lawrence R. Van Etten, and its vice president, treasurer and chief financial officer, David K. Cantley. The following summary information is extracted from their agreements. A copy of the Van Etten and Cantley employment agreements are filed as exhibits to this report (see Part III, Item 13(c), Exhibits Required by Item 601 of Regulation SB.")


Mr. Van Etten:

Duties: Mr. Van Etten serves as our company's chief operating officer and is responsible for supervision of all of our company's other officers; for our company's compliance with all applicable laws, including federal, state and local securities laws and tax laws; for supervision of our company's subsidiaries; and, for performance of such other duties as are assigned to him by our company's board of directors, subject to compliance with all applicable laws and fiduciary obligations.

Other Activities:

          Mr. Van Etten must perform his employment duties in good faith and must devote substantially all of his business time, energies and abilities to the proper and efficient management and execution of such duties.

Term: The Van Etten Agreement is for a term of one year, subject to automatic annual renewal thereafter unless the Party deciding not to renew provides the other with written notice of intention not to renew prior to the 60th day before termination of the then effective term or renewal thereof.

Compensation:

       * An option to purchase up to 100,000 shares of our company's common stock during the 36 month period commencing at the end of the 365th day following commencement of the initial term of his employment agreement, at $0.56 per share, provided

          A. He remains in the employ of our company for a period of not less than 365 consecutive days;

          B.  He has not been discharged by our company for cause;

          C. He fully complies with the provisions of the employment agreement, including, without limitation, the confidentiality and non-competition sections thereof;

       * In the event that Mr. Van Etten arranges or provides funding for our company on terms more beneficial than those reflected in our company's current principal financing agreements, copies of which are included among our company's records available through the SEC's EDGAR web site, Mr. Van Etten will be entitled, at his election, to either:

          A.   A fee equal to 5% of such savings, on a continuing basis; or

          B. If equity funding is provided through Mr. Van Etten or any of his affiliates, a discount of 5% from the bid price for the subject equity securities if they are issuable as free trading securities, or, a discount of 25% from the bid price for the subject equity securities if they are issuable as restricted securities (as the term restricted is used for purposes of SEC Rule 144); and

          C. If equity funding is arranged for our company by Mr. Van Etten and our company is not obligated to pay any other source compensation in conjunction therewith (other than the normal commissions charged by broker dealers in securities in compliance with the compensation guidelines of the NASD), Mr. Van Etten will be entitled to a bonus in a sum equal to 5% of the net proceeds of such funding.

        * In the event that Mr. Van Etten generates business for our company, then, on any sales resulting therefrom, Mr. Van Etten will be entitled to a commission equal to 5% of the net income derived by our company therefrom, on a continuing basis.

Mr. Cantley:

Duties: Mr. Cantley serves as our company's vice president, treasurer and chief financial officer. As its only current vice president, he assumes the duties of the president in the event of Mr. Van Etten's unavailability. His most specific duties involve:

        * Development  and  implementation  of  procedures  to assure the timely
          collection,   preparation  and  filing  of  data  in  reports  to  the
          Securities and Exchange Commission;

        * Coordination of the internal accounting systems of our company's subsidiaries;

        * Interaction  with  our  company's   officers,   directors,   strategic
          consultant, audit committee and independent auditors to assure the establishment and maintenance of prudent financial and management controls; and

        * Evaluation of our company's subsidiaries' ongoing capital requirements, monitoring of their operations and evaluation of their progress in attaining goals established by our company's strategic plan.

        * Developing and implementing procedures for gathering, assembling and interpreting all financial data pertaining to our company; preparation of financial reports involving our company and its subsidiaries; coordination of all financial information with our auditors and with our board of directors; assisting our subsidiaries with preparation of their projections and monitoring their financial progress; investigating the financial condition of acquisition candidates and making related recommendations; assisting our board of directors' audit committee coordinating its activities with our auditors; keeping our strategic consultant apprized of the economic status, prospects and financial requirements of our company and its subsidiaries; and, performing such other functions as may be delegated to him by our board of directors.

Other Activities:

          Mr. Cantley is required to devote his full business time to our company's affairs and may not engage in other activities without the prior consent of our board of directors (or of its executive committee if the board of directors is not available).

Term: Mr. Cantley's employment is for a term ending on June 30, 2001, but subject to automatic renewal on an annual basis thereafter unless the party desiring not to renew provides the other with written notice of intention not to renew with sixty days prior to the end of the term then in effect. However, the board of directors may terminate the agreement at any time, subject to Mr. Cantley's contractual remedies, including rights to compensation.

Compensation:

          Mr. Cantley is entitled to an annual salary of $80,000 and

          * An option to purchase up to 50,000 shares of our company's common stock during the 36 month period commencing at the end of the 365th day following commencement of the initial term of his employment agreement, at $1.4325 per share, provided that:

               A. He remains in the employ of our company for a period of not less than 365 consecutive days;

               B.   He has not been discharged by our company for cause;

               C.   He fully  complies  with the  provisions  of the  employment
                    agreement,     including,     without    limitation,     the
                    confidentiality and non-competition sections thereof;

           * In the event that Mr. Cantley arranges or provides funding for our company on terms more beneficial than those reflected in our company's current principal financing agreements, copies of which are included among our company's records available through the SEC's EDGAR web site, Mr. Cantley will be entitled, at his election, to either:

               A.   A fee equal to 5% of such savings, on a continuing basis; or

               B. If equity funding is provided through Mr. Cantley or any of his affiliates, a discount of 5% from the bid price for the subject equity securities if they are issuable as free trading securities, or, a discount of 25% from the bid price for the subject equity securities if they are issuable as restricted securities (as the term restricted is used for purposes of SEC Rule 144); and

               C. If equity funding is arranged for our company by Mr. Cantley and our company is not obligated to pay any other source compensation in conjunction therewith (other than the normal commissions charged by broker dealers in securities in compliance with the compensation guidelines of the NASD), Mr. Cantley will be entitled to a bonus in a sum equal to 5% of the net proceeds of such funding.

          * In the event that Mr. Cantley generates business for our company, then, on any sales resulting therefrom, Mr. Cantley will be entitled to a commission equal to 5% of the net income derived by our company therefrom, on a continuing basis.


               On May 26, 2000 Yankees negotiated an agreement with Mr. Cantley on our company's behalf, which was ratified on August 9, 2000 by our company's board of directors, pursuant to which Mr. Cantley was granted an option to purchase an additional 50,000 shares of our company's common stock at $ 0.5625 per share, exercisable during the period starting on February 17, 2001 and ending on June 30, 2004.

Common Features:

Status: Messrs. Van Etten and Cantley serve as employees of our company but have no authority to act as agents thereof or to bind our company or its subsidiaries as principals or agents thereof without the specific consent of our company's board of directors, all such functions being reserved to the board of directors in compliance with the requirements of our company's constituent documents.

Limitations:   Messrs. Van Etten and Cantley have each agreed that he will not:

               * Release any financial or other material information or data about our company without the prior written consent and approval of our company's general counsel or conduct any meetings with financial analysts without informing our company's general counsel and board of directors in advance of the proposed meeting and the format or agenda of such meeting.

               * Disclose to any third party any confidential non-public information furnished by our company except on a need to know basis, and in such case, subject to appropriate assurances that such information will not be used, directly or indirectly, in any manner that would violate state or federal prohibitions on insider trading of our company's securities.

               * Take any action which would in any way adversely affect the reputation, standing or prospects of our company or which would cause our company to be in violation of applicable laws.

                    In any circumstances where Messrs. Van Etten or Cantley are describing the securities of our company to a third party, they have agreed to disclose to such person any compensation received from our company to the extent required under any applicable laws, including, without limitation, Section 17(b) of the Securities Act of 1933, as amended.

Benefits:      Messrs.  Van Etten  and  Cantley  are  entitled  to any  benefits generally made available to all other employees (rather than to a specified employee or group of employees) of our company or its subsidiaries.

Indemnification:

               Our company has agreed to defend, indemnify and hold Messrs. Van Etten and Cantley harmless from all liabilities, suits, judgments, fines, penalties or disabilities, including expenses associated directly, therewith (e.g. legal fees, court costs, investigative costs, witness fees, etc.) resulting from any reasonable actions taken by them in good faith on behalf of our company, its affiliates or for other persons or entities at the request of the board of directors of our company, to the fullest extent legally permitted, and in conjunction therewith, has agreed that it will assure that all required expenditures are made in a manner making it unnecessary for them to incur any out of pocket expenses; provided, however, that Messrs. Van Etten and Cantley permit our company to select and supervise all personnel involved in such defense, that they waive any conflicts of interest that such personnel may have as a result of also representing our company, its stockholders or other personnel and that they agree to hold them harmless from any matters involving such representation, except such as involve fraud or bad faith.

Early termination:

               Our  company  can  terminate  Messrs.  Van  Etten  and  Cantley's employment agreements only, for cause (e.g., the inability through sickness or other incapacity to discharge duties for 21 or more consecutive days or for a total of 45 or more days in a period of twelve consecutive months; refusal to follow directions of the board of directors; dishonesty; theft; or conviction of a crime involving moral turpitude; material default in the performance of obligations, services or duties required under the employment agreement (other than for illness or incapacity) or materially breach of any provision of the employment agreement, which continues for 5 days after written notice, if it resulted in material damage; discontinuance of business; and, death. In the event of a dispute concerning termination due to breach or default, compensation will be continued until resolution of such dispute by a tribunal of competent jurisdiction, subject to repayment upon final determination that such compensation was not called for.

     The employment agreements contains broad non-disparagement, confidentiality and non-competition covenants (subject to judicial restructuring if found to be legally unenforceable) which provide for both injunctive relief and liquidated damages.

Compensation of Corporate Secretary

     Our company has agreed to compensate Mrs. Lindsey for her services as secretary until December 31, 2000, by granting her a non-qualified stock option pursuant to our company's Stock Option Plan (described in our company's report on Form 10-KSB for the fiscal year ended June 30, 1999) to purchase 15,000 shares of our company's common stock at a price of $1.28 per share (the closing transaction price for our company's common stock on the date Mrs. Lindsey agreed to serve in such capacity) exercisable during the period starting on January 1, 2001 and ending on December 31, 2002. Mrs. Lindsey will receive substantially equivalent compensation for her services as a member of our company's board of directors.

Compensation of Senior Subsidiary Officers

     In addition to our company's agreements with its executive officers, WRI has a materially similar agreement with Mr. Caputa) except for the compensation provisions. Mr. Caputa is contractually entitled to an annual salary of $65,000 for his services as the president of WRI; however, due to its lack of cash flow, Mr. Caputa has not been drawing his full salary.

Compensation of Directors

     During the fiscal year that started on July 1, 1998 and ended on June 30, 1999, the members of our company's board of directors received the following compensation:

* During November of 1998, Messrs. G. Richard Chamberlin and Anthony Q. Joffe and Mrs. Penny Adams Field all received the rights to purchase 62,500 shares of our company's common stock at a price $0.02 per share, which they immediately exercised. The right was originally granted by our company to Yankees, but was used by Yankees to recruit Messrs. Chamberlin and Joffe and Mrs. Field as members of our company's board of directors for the period during which Yankees was not to receive hourly or licensing fees under its consulting agreement with our company (i.e., until November 23, 1999). Mr. Chamberlin was allocated an additional 62,500 shares based on his agreement to also serve as our company's secretary and general counsel until November 23, 1999.

* During November of 1998, Mr. Charles J. Scimeca received an option to purchase 200,000 shares of our company's common stock at an exercise price of $0.02 per share, until December 31, 2000. Such option was granted, without allocation, for his agreement to serve as our company's acting president, and as a member of our company's board of directors, as well as consideration for past services to our company during the tenure of Edward Granville-Smith, Jr. as our company's sole director, president and chief executive officer.

     Neither J. Bruce Gleason nor Mark Granville-Smith received any compensation for their services as directors of our company, rather, in each case, the director obtained his membership pursuant to contractual arrangements that obligated our company to elect them.

     During the fiscal year that started on July 1, 1999 and ended on June 30, 2000, the members of our company's board of directors received the following compensation:

     Michael Jordan was elected as our company's president and as a member of its board of directors, effective as of August 6, 1999. As compensation for all of his roles with our company, Mr. Jordan was granted the compensation described in the summary of his employment agreement (see "EXECUTIVE COMPENSATION").

     Our company has agreed to compensate Mr. Lipson for his services as a director and member of the audit and executive committees until December 31, 2000, by granting him a non-qualified stock option to purchase 50,000 shares of our company's common stock at an exercise price of $1.0625 per share (the closing transaction price for our company's common stock on the date Mr. Lipson agreed to serve in such capacities). The option will be exercisable during the period starting on January 1, 2001 and ending on December 31, 2002.

     Based on a proposal by Yankees, subject to ratification by our company's stockholders at the next annual meeting of stockholders, the board of directors has passed a resolution providing that members of our company's board of directors (except for Mr. Lipson who has a separate compensation agreement with our company) who are not provided other compensation by our company's subsidiaries, be compensated for their services during the period ending on December 31, 2000, as follows:

* For basic service as a member of our company's board of directors, an option to purchase 15,000 shares of our company's common stock during the twelve month period commencing on January 1, 2001 and ending on December 31, 2002, at an exercise price based on the last reported transaction price for our company's common stock reported on the OTC Bulletin Board on an appropriate measuring date, possibly the first business day following the next annual meeting of our company's stockholders. The options would vest as to 1,000 shares of the underlying common stock per month.

* For service on the audit or executive committee, the option would be increased by an additional 10,000 shares which would vest at the rate of 800 shares per month; and

* For service as the chair of the audit or executive committee, the option would be increased by an additional 5,000 shares which would vest at the rate of 400 shares per month.

         All of the foregoing options would require that the recipient comply on a timely basis with all personal reporting obligations to the Commission pertaining to his or her role with our company and that the recipient serve in the designated position providing all of the services required thereby prudently and in good faith until December 31, 2000 (unless such person was not elected to such position by our company's stockholders despite a willingness and ability to serve). In addition to the compensation described above, our company's directors elected at the next annual meeting of stockholders will be entitled to the following contingent compensation and right to indemnification:

(1) In the event that a member of our company's board of directors arranges or provides funding for our company on terms more beneficial than those reflected in our company's current principal financing agreements, copies of which are included among our company's records available through the SEC's EDGAR web site, the director will be entitled, at its election, to either:

         (1)   A fee equal to 5% of such savings, on a continuing basis; or

         (2) If equity funding is provided through the director or any affiliates thereof, a discount of 5% from the bid price for the subject equity securities, if they are issuable as free trading securities, or, a discount of 25% from the bid price for the subject equity securities, if they are issuable as restricted securities (as the term restricted is used for purposes of SEC Rule 144); and

         (3) If equity funding is arranged for our company by the director and our company is not obligated to pay any other source compensation in conjunction therewith, other than the normal commissions charged by broker dealers in securities in compliance with the compensation guidelines of the NASD, the director will be entitled to a bonus in a sum equal to 5% of the net proceeds of such funding.

         (4) In the event that the director generates business for our company, then, on any sales resulting therefrom, the director will be entitled to a commission equal to 5% of the net income derived by our company therefrom, on a continuing basis.

     Our company will defend, indemnify and hold the members of its board of directors harmless from all liabilities, suits, judgments, fines, penalties or disabilities, including expenses associated directly, therewith (e.g. legal fees, court costs, investigative costs, witness fees, etc.) resulting from any reasonable actions taken by him or her in good faith on behalf of our company, its affiliates or for other persons or entities at the request of the board of directors of our company, to the fullest extent legally permitted, and in conjunction therewith, will assure that all required expenditures are made in a manner making it unnecessary for the members of its board of directors to incur any out of pocket expenses; provided, however, that director permits our company to select and supervise all personnel involved in such defense and that director waives any conflicts of interest that such personnel may have as a result of also representing our company, its stockholders or other personnel and agrees to hold them harmless from any matters involving such representation, except such as involve fraud or bad faith.

     At Yankees' recommendation, the board of directors has also resolved that at such time as our company has, on a consolidated basis, earned a net, after tax profit of at least $100,000 per quarter for four calendar quarters, our company will:

* Obtain insurance to cover our company's indemnification obligations, if available on terms deemed economically reasonable under the circumstances, which do not materially, detrimentally affect our company's liquidity at the time;

* Provide members of its board of directors who will not have overlapping coverage with health and life insurance coverage, if available on terms deemed economically reasonable under the circumstances, which do not materially, detrimentally affect our company's liquidity at the time; and

* Pay $500 per diem cash allowance for all meetings or functions attended in person rather than by telephone or similar means at the request of our company to all members of the board of directors who are not also officers or employees of our company or its subsidiaries.

     All of the foregoing are reflected in a form of "agreement to serve as a corporate director" that each director nominee will have signed prior to the next annual meeting of stockholders, except that the stock bonus provisions will not apply to Messrs. Van Etten, Cantley and Caputa who have different compensation arrangements with our company, or WRI and that a portion of the non-stock option compensation was covered in Mr. Jordan's employment agreement. Copies of the executed agreements will be filed as exhibits to our company's quarterly report on Form 10-QSB or current report on Form 8-K first filed with the Commission following the next annual meeting of stockholders.

REPORT OF RE-PRICING OF OPTIONS OR STOCK APPRECIATION RIGHTS

     During the period commencing on July 1, 1998 and ending on the date of this Report, our company has not adjusted or amended the exercise price of stock options or stock appreciation rights previously awarded to any of the named directors or executive officers, whether through amendment, cancellation or replacement grants, or any other means, nor are any such adjustments or amendments currently contemplated.

     ITEM 11: SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Our company's only currently outstanding voting securities are 12,465,172 shares of common stock, $0.01 par value, held by approximately 2,280 registered holders of record and approximately 1,500 additional holders whose securities are registered in "street name" (e.g., held in the names of brokers or dealers in securities or their designees, the Depository Trust Company, etc.). The following tables disclose information concerning ownership of our company's common stock by officers, directors and principal stockholders (holders of 5% or more of our company's common stock). All footnotes follow the second table. Our company's currently outstanding shares of common stock, for purposes of these calculations, are calculated based on information available as of June 30, 2000, and include both currently outstanding securities and securities which a named person has a right to acquire within 60 days following the date of this Report. Consequently, the number of shares deemed outstanding for purposes of Table A will vary materially from those deemed outstanding for purposes of Table B.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of June 30, 2000, the following persons (including any "group") are, based on information available to our company, beneficial owners of more than five percent of our company's common stock (its only class of voting securities). Of the number of shares shown in column 3, the associated footnotes indicate the amount of shares with respect to which such persons have the right to acquire beneficial ownership as specified in Commission Rule 13(d)(1), within 60 days following the date of this Report. For purposes of Table A, 14,622,905 shares of our company's common stock are assumed to be outstanding. Footnotes follow Table B.

Table A;  Principal Stockholders:

                                                                                        Amount
                                                                                        and Nature        Percent
Title                                                                                   Of Beneficial     of
Of Class(1)       Name and Address of Beneficial Owner                                  Ownership         Class
-----------       ------------------------------------                                  ----------        -----

Common            The Yankee Companies, Inc. (4)                                        3,835,867         26%
                  2500 North Military Trail, Suite 225;  Boca Raton, Florida 33431

Common            The Tucker Family (5)                                                 875,500           6%
                  2500 North Military Trail, Suite 225; Boca Raton, Florida 33431

Common            Jerry C. Spellman (6)                                                 809,190           5.5%
                  2510 Virginia Avenue, NW;  Washington, D.C. 20037

Common            Edward Granville-Smith, Jr. (7)                                       803,988           5.4%
                  3821-B Tamiami Trail, Suite 201;  Port Charlotte, Florida, 33952

SECURITY OWNERSHIP OF MANAGEMENT

     As of June 30, 2000, the following Table discloses our company's common stock (the only outstanding voting class of equity securities for our company, its parents or subsidiaries held by persons other than our company) other than directors' qualifying shares, beneficially owned by all directors and nominees, naming them each; each of the named executive officers as defined in Item 402(a) of Commission Regulation S-B; and, all directors and executive officers of our company as a group, without naming them. The table shows in column 3 the total number of shares beneficially owned and in column 4 the percent owned. Of the number of shares shown in column 2, the associated footnotes indicate the amount of shares, if any, with respect to which such persons have the right to acquire beneficial ownership as specified in Commission Rule 13(d)(1), within 60 days following the date of this Report. For purposes of this Table, 12,565,172 shares of our company's common stock are assumed to be outstanding, including shares subject to options to acquire shares of our company's common stock exercisable within the next 60 days. Footnotes for Table A and Table B follow this Table.


Table B;  Security Ownership of Management:

Name and Address of                                                    Amount       Nature of       Percent
Beneficial                                                             Of Equity    Beneficial      of
Owner                                                                  Owned (1)    Ownership       Class
-----                                                                  --------     --------        -----

Charles J. Scimeca                                                     None (8)       None           0.00%
320 Island Way, Number 210;  Clearwater, Florida 33767

Michael Jordan                                                         100,000 (9)(19) (2)           0.08%
21131 Northeast 24th Court;  Miami, Florida 33180

G. Richard Chamberlin                                                  145,000 (10)(19) (2)           0.1%
3660 Northeast 42nd Lane;  Ocala, Florida 34479

Penny Adams Field                                                      62,500 (11)      (2)          0.04%
2424 Longboat Drive;  Naples, Florida 34104

Anthony Q. Joffe                                                       62,500 (12)(19)  (2)          0.04%
101 Southeast 11th Avenue;  Boca Raton, Florida 33486

Saul B. Lipson                                                         None (13)        None         0.0%
1515 University Drive, Suite 222;  Coral Springs, Florida 33071

Edward C. Dmytryk                                                      None (19)        None         0.0%
707 Kyle Drive;  Arlington, Texas 76011

Michael A. Caputa                                                      500,380 (14)     (2)          0.4%
7526 Silverwoods Court;  Boca Raton, Florida 33433-3336

J. Bruce Gleason                                                       172,702(15)      (2)          0.1%
46 Havenwood Drive;  Pompano Beach, Florida 33064

Mark Granville-Smith
10460 Dumfries Road, Suite 121; Manassas, Virginia 20110               20,000(16)       (3)          0.01%

Vanessa Lindsey                                                        13,500(17)(19)   (3)          0.01%
1723 Northeast 36th Avenue, Number 5, Ocala, Florida 34470

David K. Cantley                                                       86,667(18)(19)   (2)          0.06%
4197 Southeast Bayview Street; Stuart Florida 34497

Lawrence R. Van Etten
1601 North 15th Terrace; Hollywood, Florida 33020                     111,000(19)       (2)          0.08%

All officers and directors as a group (25)                          1,274,249           (2)          10%


Footnotes to Tables A and B.

(1) The only classes of our company's outstanding voting securities are common stock and Class A Preferred Stock, however, no Class A Preferred Stock was outstanding as of June 30, 2000.

(2)      Record and beneficial ownership.

(3)      Actual control and beneficial ownership.

(4) The Yankee Companies, Inc., a Florida corporation, is owned in equal shares by members of the Calvo and Tucker families. Consequently, half of its securities should be attributed beneficially to the Calvo family and half to the Tucker family. See Notes (5) for additional shares attributable to the Tucker and Calvo Families. The shares listed include shares issuable on exercise of Yankees' warrant rights under its consulting agreement with our company to purchase 12.5% of our company's outstanding and reserved common stock but does not include shares that Yankees may obtain in the future based on the performance of our company's subsidiaries since they are not issuable within the next 60 days. The Calvo Family is comprised of Cyndi N. Calvo, William A. Calvo, III, her husband, and their three minor children, William, Alexander and Edward and an additional 560,500 shares are held by the Calvo Family Spendthrift Trust, a Florida trust created in February of 1986, for the benefit of the members of the Calvo Family. Mr. and Mrs. Calvo serve as trustees. Mr. Calvo serves as the vice president of Yankees and he and his family collectively own 50% of its equity securities.

(5) The Tucker family is comprised of Michelle Tucker, her husband Leonard Miles Tucker and Shayna and Montana, their minor daughters. Mrs. Tucker holds 108,750 of the shares in trust for each of her minor daughters and the balance of the shares are held by Blue Lake Capital Corp., a Florida corporation owned by Mrs. Tucker. Mr. Tucker serves as the president of Yankees and he or his family own 50% of its equity securities, consequently, 50% of our company's securities held or attributed to Yankees should be attributed to the Tucker family, see note (4). Mr. Tucker also serves as president of Carrington Capital Corp., a Florida corporation which holds 28,000 shares of our company's common stock (included in the Tucker Family's shares listed).

(6) Record ownership is held by Bolina Trading Co., S.A., a Panamanian corporation, except with reference to 2,701 shares (2400 shares of record held by Mr. Spellman personally and 301 shares held of record by First Investment Planning Company). Mr. Spellman is the managing director of Bolina Trading Co., S.A., and a frequent business partner and advisor to Mr. Edward Granville-Smith, Jr.

(7) Record ownership is held by K. Walker International, Ltd., a Bahamian corporation. Mr. Edward Granville- Smith, Jr., formerly served as our company's director, president and chief executive officer.

(8) All such shares acquired by Charles J. Scimeca, who in the past has served as our company's secretary and president, and, as a member of its board of directors, transferred his shares and options to Palmair, Inc. Palmair, Inc., is a Bahamian corporation, with an address at 55 Frederick Street, Box CB-13039; Nassau, Bahamas ("Palmair"). Chrisje Gentis-VerMeulen, an individual with an address at Brouwrij 8; Breukelen (UTR) 3621, The Netherlands ("Ms. Gentis-VerMeulen"), is listed as the record stockholder and director of Palmair. The shares listed include an option to purchase 200,000 shares of our company's common stock at $0.02 per share until December 31, 2000.


(9) Mr. Jordan serves as a member of our company's board of directors and served as our company's president until May 22, 2000. Mr. Jordan's interest includes 100,000 shares of our company's common stock that Mr. Jordan is entitled to purchase pursuant to the terms of his employment agreement.

(10) Mr. Chamberlin serves as a member of our company's board of directors and served as our company's general counsel until March 31, 2000. He also served as our company's secretary until November 11, 1999. Mr. Chamberlin received his right to purchase common stock in consideration for agreeing to serve as our company's general counsel and secretary and as a member of our company's board of directors during the past year.

(11) Mr. Joffe serve as members of our company's board of directors and as members of its audit committee. Mrs. Field formerly served as a member of our company's board of directors and formerly served on its audit committee, which she chaired until March of 2000. They received their right to purchase shares of our company's common stock in consideration for agreeing to serve as members of our company's board of directors and the audit committee thereof during the past year.

(12) On November 4, 1999, Mr. Lipson was elected as a member of our company's board of directors, as the chair of its audit committee, as a member of its executive committee and has been recommended by Yankees as a member of the regulatory affairs committee to be selected by the board of directors elected at the next annual meeting of stockholders. In consideration for his agreement to provide such services until December 31, 2000, he has been granted an option to acquire 50,000 shares of our company's common stock at an exercise price of $1.0625 per share (the closing transaction price for our company's common stock on the date Mr. Lipson agreed to serve in such capacities), exercisable during the period starting on January 1, 2001 and ending on December 31, 2002.

(13) Mr. Caputa acquired his shares of our company's common stock as a result of the merger of WRI into American Internet. The shares do not include up to 150,000 shares which the former stockholders of WRI may obtain over the three year period ending on June 30, 2002, based on WRI's net pretax profits during such period because they will not be obtained during the next 60 days. Mr. Caputa serves as a member of our company's and WRI's boards of directors and as the president of WRI.

(14) Mr. Gleason serves as a member of our company's board of directors and formerly served as the president of its American Internet subsidiary. He obtained his shares in consideration for all of his capital stock in American Internet.

(15) Mr. Mark Granville-Smith served as a member of our company's board of directors from July 1, 1999 until September 17, 1999, when he resigned for personal reasons. On March 26, 1999, our company issued 20,000 shares of its common stock to the Mark Granville-Smith Trust, in consideration for undefined consulting and bookkeeping services for the benefit of our company. The shares were issued at the direction of Edward Granville-Smith, Jr., then our company's sole director and Mark Granville-Smith's father.

(16) The foregoing does not include options to purchase 15,000 shares of our company's common stock which she received as consideration for her services as our company's corporate secretary. The options are exercisable at a price of $1.28 per share from January 21, 2001 until December 31, 2002.

(17) Shares issued to Mr. Cantley in exchange for his old Trilogy shares pursuant to the terms of the Trilogy Acquisition. (see "Item 1, Part 1, Description of Business- Trilogy International, Inc").

(18) Shares issued to Mr. Van Etten from shares of our company's common stock which is owned by Yankees

(19) The shares listed do not include shares of our company's common stock to which such person may become entitled if the Directors' Compensation Plan to be considered at our company's next annual meeting of stockholders to which this Report relates is adopted.


Changes in Control

     Please see "EXECUTIVE OFFICERS AND DIRECTORS - CURRENT MANAGEMENT" for a discussion of how current management assumed control of our company starting in November of 1998. As a result of the investments by Yankees and equity compensation to which Yankees is entitled under its consulting agreement with our company, our company's acquisitions during the past year, currently contemplated acquisitions and investments by Xcel Associates, Inc., a New Jersey corporation, our company's former principal stockholders (Mr. Granville-Smith and his associate, Jerry C. Spellman) can no longer control decisions by our company's stockholders, although they fully support our company's current management. No current stockholder or group of related stockholders currently has the ability to control the affairs of our company; however, stockholders involved in management of our company or its subsidiaries, together with the former stockholders of its subsidiaries, when coupled with our company's strategic consultant and Messrs. Granville- Smith and Spellman, control more than 50% of our company's common stock and have the ability to pass the matters to be acted on at the annual stockholders meeting to which this Report pertains, without the affirmative vote of any other stockholders.

             ITEM 12: CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Family Relationships

     There are no family relationships among the current officers and directors of our company. However:

* Carol A. Berardi and Dennis A. Berardi, former members of our company's board of directors, of Trilogy's board of directors and Trilogy's principal executive officers husband and wife;

* Teri E. Nadler and Scott D. Ugell, Esquire, members of Vista's board of directors and Vista's principal executive officers are brother and sister; and

* Gerald R. Cunningham and Leigh A. Cunningham, former members of Lorilei's board of directors and Lorilei's former principal executive officers are husband and wife.

Materially Adverse Proceedings

     Our company is not aware of any proceedings involving its executive officers or directors adverse to our company's interests.

Involvement in Certain Legal Proceedings

     Based on information provided to our company's legal counsel, during the five year period ending on June 30, 2000, no current director, person nominated to become a director, executive officer, promoter or control person of our company has been a party to or the subject of:

* Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

* Any conviction in a criminal proceeding or pending criminal proceeding (excluding traffic violations and other minor offenses);

* Any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; or,

* Been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Our Company's Parents

     As defined in Rule 405 of Commission Regulation C, a "parent" of a specified person is an affiliate controlling such person directly or indirectly through one or more intermediaries. The same rule defines an affiliate as a person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. Based on such definitions, our company does not believe that it has any "parents." However:

* Pursuant to its duties under its consulting Agreement with our company, Yankees has recruited all of our company's current officers and directors and has negotiated all of our company's companies completed and pending acquisitions on our company's behalf. Yankees has confirmed to our company's board of directors that Yankees does not exercise any control over our company's officers or directors other than through persuasion when its personnel advocate a course of action or recommend personnel or potential acquisitions to our company's board of directors, and, through Yankees willingness in the past to provide funds required by our company.

* The five persons currently holding the largest amount of our company's outstanding common stock listed in order of quantity held, are: Yankees (3,114,134 shares including all shares held by the Tucker Family and the Calvo Family); Bolina Trading Co., S.A. (809,190 shares, including the shares held by Jerry C. Spellman); K. Walker International, Ltd. (803,988 shares); Palmair, Inc. (565,200 shares); and, Michael A. Caputa (500,380 shares). Such persons are, for purposes of convenience in this discussion, collectively referred to as the "Largest Stockholders' Group."

     Our company has been informed that there are no direct or indirect arrangements or understandings between the members of the Largest Stockholders' Group to act in concert for purposes of controlling our company. Notwithstanding such position, in the event that our company engaged on a course of action that any of the foregoing stockholders found unacceptable, like any other stockholders, it is likely that they would seek to protect their interests in our company through available stockholder action, including derivative litigation or stockholder resolutions, in which case it is probable that two or more of the foregoing stockholders would act in concert for such purposes.

Certain Business Relationships

     Except as specifically set forth below, during the last fiscal year none of our company's directors or nominees for director:

(1) Is, or during the last fiscal year has been, an executive officer of, or owns, or during the last fiscal year has owned, of record or beneficially in excess of ten percent equity interest in, any business or professional entity that has made during our company's last full fiscal year, or proposes to make during our company's current fiscal year, payments to our company or its subsidiaries for property or services in excess of five percent of (i) our company's consolidated gross revenues for its last full fiscal year, or (ii) the other entity's consolidated gross revenues for its last full fiscal year;

(2) Is, or during the last fiscal year has been, an executive officer of, or owns, or during the last fiscal year has owned, of record or beneficially in excess of ten percent equity interest in, any business or professional entity to which our company or its subsidiaries has made during our company's last full fiscal year, or proposes to make during our company's current fiscal year, payments for property or services in excess of five percent of (i) our company's consolidated gross revenues for its last full fiscal year, or (ii) the other entity's consolidated gross revenues for its last full fiscal year;

(3) Is, or during the last fiscal year has been, an executive officer of, or owns, or during the last fiscal year has owned, of record or beneficially in excess of ten percent equity interest in, any business or professional entity to which our company or its subsidiaries was indebted at the end of our company's last full fiscal year in an aggregate amount in excess of five percent of our company's total consolidated assets at the end of such fiscal year;

(4) Is, or during the last fiscal year has been, a member of, or of counsel to, a law firm that the issuer has retained during the last fiscal year or proposes to retain during the current fiscal year, which has or is expected to result in payment of fees exceeding five percent of the law firm's gross revenues for that firm's last full fiscal year;

(5) Is, or during the last fiscal year has been, a partner or executive officer of any investment banking firm that has performed services for our company, other than as a participating underwriter in a syndicate, during the last fiscal year or that our company proposes to have perform services during the current year and the dollar amount of compensation received by an investment banking firm exceeded or is expected to exceed five percent of the investment banking firm's consolidated gross revenues for that firm's last full fiscal year; or

(6) Is, or during the last fiscal year has been involved in any other relationships that our company is aware of between the nominee or director and our company that is or was substantially similar in nature and scope to those relationships listed in paragraphs (1) through (5).

                                Nature of                                     Amount
                                Relationship to          Interest in the      of Such
Name                            our Company              Transaction          Interest

G. Richard Chamberlin           Director & executive     Subscription for common stock.  See
                                                         "EXECUTIVE COMPENSATION" for details.

Edward Granville-Smith, Jr.     Director                 See "EXECUTIVE COMPENSATION" for details.
                                                         Our company's board of directors did not feel
                                                         that the transaction was fair to our company,
                                                         since Mr. Granville-Smith and Jerry C.
                                                         Spellman, an associate of Mr. Granville-Smith
                                                         refused to return any of the shares they had
                                                         received for originally transferring the real
                                                         estate operations to our company;  however,
                                                         our company's board of directors determined
                                                         that under the circumstances the settlement
                                                         with Mr. Granville-Smith was in the best
                                                         interest of our company.  In addition, as also
                                                         disclosed at "EXECUTIVE COMPENSATION,"
                                                         Mr. Granville-Smith received $5,000 from our
                                                         company as repayment for unaccounted
                                                         expenses that he claimed to have made on
                                                         behalf of our company but could not
                                                         document.  Certain of those payments were a
                                                         condition to Mr. Granville-Smith's agreement
                                                         to enter into the settlement agreement with our
                                                         company.

Michael A. Caputa               Director                 An Option permitting him to acquire between
                                                         70% to 80% of WRI's common stock (see "BACKGROUND-
                                                         THE ACQUISITION OF WRIWEBS.COM, INC.").


     The foregoing table does not include disclosure of compensation received or anticipated by directors or director nominees solely in conjunction with the exchange of shares in companies acquired by our company for shares of our company's companies common stock.


                    ITEM 13 EXHIBITS AND REPORTS ON FORM 8-K

(A)      EXHIBITS REQUIRED BY ITEM 601 OF REGULATION S-B

     The exhibits listed below and designated as filed herewith (rather than incorporated by reference) follow the signature page in sequential order.

DESIGNATION                PAGE
OF EXHIBIT                 NUMBER
AS SET FORTH               OR SOURCE OF
IN ITEM 601 OF             INCORPORATION
REGULATION S-B             BY REFERENCE              DESCRIPTION

(1)               *                 Underwriting Agreement

(2)                         Plan of acquisition, reorganization, arrangement,
                            liquidation or succession:
         .5       (2)-1     General Release with Jerry C. Spellman
         .7       (2)-2     Settlement agreement with Edward Granville-Smith
         .11      (2)-3     Rescission agreement between Ascot and American
                            Internet, dated July 9, 1999
         .12      (2)-4     Reorganization agreement dated June 25, 1999,
                            between our company and
                            American Internet Technical Centers, Inc.,
                            and exhibits.
         .13      (2)-5     First amendment to reorganization agreement with
                            American Internet
         .14      (2)-6     Second Amendment to American Internet
                            Reorganization Agreement.
         .15      (2)-5     Plan and agreement of merger dated November 11, 1999
                            between American
                            Internet Technical Center, Inc. and Wriwebs.com,
                            Inc., and exhibits.
         .16      (2)-6     Agreement and Plan of Merger dated December 2, 1999
                            between our company,
                            Trilogy and Trilogy Acquisition Corporation, and
                            exhibits.
         .17      (2)-7     Reorganization Agreement dated March 12, 2000
                            between our company and Vacations, International,
                            Inc., and exhibits.
         .18      (2)-8     Reorganization Agreement dated May 11, 2000
                            between our company and Lorilei
                            Communications, Inc., and exhibits.

(3)      (i)                        Articles of incorporation:

         .1       (3)-1         Our company's certificate of incorporation, as
                                of December 8, 1964
         .2       (3)-2         Amendment to our company's certificate of
                                incorporation, dated July 5, 1995.
         .3       (3)-3         Amendment to our company's certificate of
                                incorporation, dated July 7, 1999.
         .9       ___           Certificate of Designation Preferences & Rights
                                 of Class A Preferred Stock, dated
                                July 3, 2000.

         (ii)                    Bylaws:

         .2       (3)-4          Amended & Restated Bylaws as of December, 1998.
         .3       (3)-5          Amended & Restated Bylaws as of December 1999.

(4) Instruments defining the rights of holders including indentures:

         .1       (4)-1             Form of class A, series A, subordinated
                                    convertible debentures
         .2       (4)-1             Form of subscription agreement to class A,
                                    Series A, subordinated convertible
                                    Debentures
         .3       (4)-2             Letter agreement between our company and the
                                    subscribers for class A, series A,
                                    subordinated convertible debentures,
                                    changing the subscription to a subscription
                                    for common stock
         .4       (4)-2             Xcel Warrant Agreement
         .5       ___               Our company's Non-qualified and Stock Option
                                    Incentive Plan for 2000.

(5)               *                 Opinion re: legality

(8)               *                 Opinion re: tax matters

(9)                                 Voting trust agreement

         .1       (9)-1             Lock-up and voting agreement
         .2       (9)-2             First amendment to lock-up and voting
                                    agreement
         .3       (9)-3             Second Amendment to Lock-up and Voting
                                    Agreement.
         .4       (9)-4             Third Amendment to Lock-up and Voting
                                    Agreement.
         .5       (9)-5             Fourth Amendment to Lock Up and Voting
                                    Agreement.

(10)                                Material Contracts [since June 30, 1998]

         .22      (10)-4            Subscription agreements with new subscribers
                                    and new officers and directors
         .23      (10)-4            Consulting agreement with The Yankee
                                    Companies, Inc.
         .24      (10)-4            Recent  Settlements and Releases with
                                    creditors.
         .26      (10)-4            Stock Purchase Option Agreement with Mr.
                                    Scimeca.
         .27      (10)-5            Calvo Settlement Agreement
         .29      (10)-15           Engagement agreement for 1998 audit with
                                    Bowman & Bowman, P.A., certified
                                    public accountants.
         .30      (10)-6            Calvo amended settlement agreement,
                                    dated February 18, 1999.
         .31      (10)-6            Consulting Agreement with Funds America
                                    Finance Corporation, dated May 7, 1999.
         .32      (10)-7            Our company's engagement agreement  with
                                    Daszkal, Bolton & Manela, P.A.,
                                    certified public accountants, dated July 9,
                                    1999.
         .33      (10)-8            American Internet employment agreement
                                    with J. Bruce Gleason.
         .34      (10)-9            American Internet employment agreement
                                    with Michael D. Umile.
         .35      (10)-10           Our company's employment agreement with
                                    Carmen Piccolo.
         .36      (10)-11           Distributor agreement between American
                                    Internet and Education to Go, dated
                                    August 4, 1998.
         .37      (10)-12           Michael Harris Jordan employment agreement
         .38      (10)-13           Xcel and American Internet Promissory Note
         .39      (10)-14           Loan Guarantee and Indemnification Agreement
                                    between Xcel Associates, Inc.
                                    and The Yankee Companies, Inc.
         .40      (10)-16           First amendment to Yankees Consulting
                                    Agreement, dated November 23, 1999.
         .41      (10)-16           First Amendment to Yankee Warrant Agreement,
                                    dated November 23, 1999.
         .44      (10)17            Yankees Loan Agreement
         .55      (10)-18           License Agreement with Yankees
         .56      ___               Employment Agreement with Lawrence R. Van
                                    Etten
         .57      ___               Employment Agreement with David K. Cantley
         .58      ___               Asset Purchase Agreement between Lorilei
                                    Communications, inc, AmeriNet
                                    Communications, Inc. and our company.

(11)              (11)            Statement re computation of per share earnings

(13)              *                 Annual or quarterly reports, Form 10-QSB:

(15)              *                 Letter on unaudited interim financial
                                    information

(16)              **                Letter on change in certifying accountant

(17)              **                Letter on director resignation:

(18)              **                Letter re change in accounting principals

(19)              *                 Reports furnished to security holders

(20)              **                Other documents or statements to security
                                    holders or any document incorporated
                                    by  reference

(21)              (21)              Subsidiaries of our company

(22)              **                Published report regarding matters submitted
                                    to vote

(23)                                Consent of experts and counsel

         .5       ___               Consent of Daszkal, Bolton & Manela, P.A.
                                    Certified Public Accountants re audit
                                    for  year ending June 30, 2000

(23)              *                 Statement re eligibility of trustee

(24)              *                 Invitation for competitive bids

(25)              ___               Financial data schedule

(99)                                Additional Exhibits



-------
*        Not applicable

**       None

(2)-1 Incorporated by reference, as permitted by Commission Rule 12b-23,from "Part III, Item 13(c), Exhibits," from the correspondingly numbered exhibit filed with our company's report on Form 10- KSB for the year ended December 31, 1998.

(2)-2 Incorporated by reference, as permitted by Commission Rule 12b-23, from "Part III, Item 13(a), Exhibits," from exhibit 2.4 filed with our company's report on Form 10-KSB for the year ended December 31,1998.

(2)-3 Incorporated by reference, as permitted by Commission Rule 12b-23, from "Item 7(c), Exhibits," from exhibit 2.7 filed with our company's report on Form 8-K filed with the Commission on July 12, 1999.

(2)-4 Incorporated by reference, as permitted by Commission Rule 12b-23, from "Item 7(c), Exhibits," from exhibit 2.8 filed with our company's report on Form 8-K filed with the Commission on July 12, 1999.

(2)-5 Incorporated by reference, as permitted by Commission Rule 12b-23, from "Item 7(c), Exhibits," from exhibit 10.40 filed with our company's report on Form 8-K filed with the Commission on September 9, 1999.

(2)-6 Incorporated by reference, as permitted by Commission Rule 12b-23, from "Part II, Item 6, Exhibits," from the correspondingly numbered exhibit filed with the our company's report on Form 10- QSB for the quarter ended September 30, 1998.

(2)-7 Incorporated by reference, as permitted by Commission Rule 12b-23, from "Item 7(c), Exhibits," from exhibit 2.14 filed with our company's report on Form 8-K filed with the Commission on December 16,
         1999.

(2)-8 Incorporated by reference, as permitted by Commission Rule 12b-23, from "Item 7(c), Exhibits," from the correspondingly numbered exhibit filed with the our company's report on Form 8-K filed with the Commission on March 29, 2000.

(2)-9 Incorporated by reference, as permitted by Commission Rule 12b-23, from "Item 7(c), Exhibits," from the correspondingly numbered exhibit filed with the our company's report on Form 8-K filed with the Commission on May 30, 2000.

(3)-1 Incorporated by reference, as permitted by Commission Rule 12b-23,from "Part III, Item 13(c), Exhibits," from the correspondingly numbered exhibit filed with our company's report on Form 10- KSB for the year ended December 31, 1991.

(3)-2 Incorporated by reference, as permitted by Commission Rule 12b-23,from "Part III, Item 13(c), Exhibits," from the correspondingly numbered exhibit filed with our company's report on Form 10- KSB for the year ended December 31, 1999.

(3)-3 Incorporated by reference, as permitted by Commission Rule 12b-23, from "Item 7(c), Exhibits," from the correspondingly numbered exhibit filed with the our company's report on Form 8-K filed with the Commission on July 12, 1999.

(3)-4 Incorporated by reference, as permitted by Commission Rule 12b-23, from "Part II, Item 6, Exhibits," from the correspondingly numbered exhibit filed with the our company's report on Form 10- QSB for the quarter ended September 30, 1998.

(3)-5 Incorporated by reference, as permitted by Commission Rule 12b-23, from "Item 7(c), Exhibits," from the correspondingly numbered exhibit filed with the our company's report on Form 8-K filed with the Commission on December 16, 1999.

(4)-1 Incorporated by reference, as permitted by Commission Rule 12b-23, from "Item 7(c), Exhibits," from exhibit 4.11 and 4.12 filed with our company's report on Form 8-K filed with the Commission on July 12, 1999.

(4)-2 Incorporated by reference, as permitted by Commission Rule 12b-23,from "Part III, Item 13(c), Exhibits," from the correspondingly numbered exhibit filed with our company's report on Form 10- KSB for the year ended December 31, 1999.

(9)-1 Incorporated by reference, as permitted by Commission Rule 12b-23, from "Item 7(c), Exhibits," from exhibit 10.33 filed with our company's report on Form 8-K filed with the Commission on July 12,1999.

(9)-2 Incorporated by reference, as permitted by Commission Rule 12b-23,from "Part III, Item 13(c), Exhibits," from the correspondingly numbered exhibit filed with our company's report on Form 10- KSB for the year ended December 31, 1999.

(9)-3 Incorporated by reference, as permitted by Commission Rule 12b-23, from "Item 6, Exhibits," from the correspondingly numbered exhibit filed with our company's report on Form 10-QSB for the period ended September 30, 1999, filed with the Commission on November 19, 1998.

(9)-4 Incorporated by reference, as permitted by Commission Rule 12b-23, from "Item 6, Exhibits," from the correspondingly numbered exhibit filed with our company's report on Form 10-QSB for the period ended September 30, 1999, filed with the Commission on November 19, 1998.

(9)-5 Incorporated by reference, as permitted by Commission Rule 12b-23, from "Item 6, Exhibits," from the correspondingly numbered exhibit filed with our company's report on Form 10-QSB for the period ended December 31, 1999, filed with the Commission on February 14, 2000.

(10)-1 Incorporated by reference, as permitted by Commission Rule 12b-23, from "Item 13(c), Exhibits," from the correspondingly numbered exhibit filed with our company's report on Form 10-KSB/A for the year ended December 31, 1994.

(10)-2 Incorporated by reference, as permitted by Commission Rule 12b-23, from "Item 7, Exhibits," from the correspondingly numbered exhibit filed with the our company's report on Form 8-K filed with the Commission on September 9, 1997.

(10)-3 Incorporated by reference, as permitted by Commission Rule 12b-23, from "Item 13(c), Exhibits," from the correspondingly numbered exhibit filed with the our company's report on Form 10-KSB for the year ended
          December 31, 1996.

(10)-4 Incorporated by reference, as permitted by Commission Rule 12b-23, from "Item 6, Exhibits," from the correspondingly numbered exhibit filed with our company's report on Form 10-QSB for the period ended September 30, 1998, filed with the Commission on December 17, 1998.

(10)-5 Incorporated by reference, as permitted by Commission Rule 12b-23, from "Item 7(c), Exhibits," from the correspondingly numbered exhibit filed with the our company's report on Form 8-K filed with the Commission on March 5, 1998.

(10)-6 Incorporated by reference, as permitted by Commission Rule 12b-23, from "Item 13(a), Exhibits," from the correspondingly numbered exhibit filed with the our company's report on Form 10-KSB for the year ended December 31, 1998, filed with the Commission on May 26, 1999.

(10)-7 Incorporated by reference, as permitted by Commission Rule 12b-23, from "Item 7(c), Exhibits," from exhibit 10.34 filed with our company's report on Form 8-K filed with the Commission on July 12, 1999.

(10)-8 Incorporated by reference, as permitted by Commission Rule 12b-23, from "Item 7(c), Exhibits," from exhibit 10.35 filed with our company's report on Form 8-K filed with the Commission on July 12, 1999.

(10)-9 Incorporated by reference, as permitted by Commission Rule 12b-23, from "Item 7(c), Exhibits," from exhibit 10.35 filed with our company's report on Form 8-K filed with the Commission on July 12, 1999.

(10)-10 Incorporated by reference, as permitted by Commission Rule 12b-23, from "Item 7(c), Exhibits," from exhibit 10.36 filed with our company's report on Form 8-K filed with the Commission on July 12, 1999.

(10)-11 Incorporated by reference, as permitted by Commission Rule 12b-23, from "Item 7(c), Exhibits," from exhibit 10.37 filed with our company's report on Form 8-K filed with the Commission on July 12, 1999.

(10)-12 Incorporated by reference, as permitted by Commission Rule 12b-23, from "Item 7(c), Exhibits," from exhibit 10.39 filed with our company's report on Form 8-K filed with the Commission on August 24, 1999.

(10)-13 Incorporated by reference, as permitted by Commission Rule 12b-23,from "Item 7(c), Exhibits," from exhibit 10.39 filed with our company's report on Form 8-K filed with the Commission on August 24, 1999.

(10)-14 Incorporated by reference, as permitted by Commission Rule 12b-23,from "Item 13, Exhibits," from exhibit 10.38 and 10.39 filed with our company's report on Form 10-KSB for the year ended June 30, 1999.

(10)-15 Incorporated by reference, as permitted by Commission Rule 12b-23, from "Item 13(a), Exhibits," from the correspondingly numbered exhibit filed with the our company's report on Form 10-KSB for the year ended December 31, 1999.

(10)-16 Incorporated by reference, as permitted by Commission Rule 12b-23, from "Item 7(c), Exhibits," from the correspondingly numbered exhibit filed with the our company's report on Form 8-K filed with the Commission on December 12, 1999.


(11) Incorporated by reference, as permitted by Commission Rule 12b-23, from " Part II, Item 7, Note __@@ of Financial Statements, for our company, of this report, at page __@@.

(17)-1   Incorporated by reference, as permitted by Commission Rule 12b-23, from
         Item 7(c) of our company's report on Form 8-K filed with the Commission on August 24, 1999.

(21) Incorporated by reference, as permitted by Commission Rule 12b-23, from "Additional Information," at page ---@@.


*        REPORTS ON FORM 8-K FILED DURING QUARTER ENDED JUNE 30, 1999

     During the calendar year ended June 30, 2000, our company filed the following reports on Form 8-K with the Commission:

                           FINANCIAL
ITEMS REPORTED             STATEMENTS INCLUDED                                          DATE FILED

1, 2, 4, 5, 7 and 8        None                                                         July 12, 1999
4 and 7 (amendments)       None                                                         August 18, 1999
5, 6 and 7                 None                                                         August 24, 1999
5, 6 and 7 (amendment)     None                                                         September 9, 1999
4 and 7 (amendment)        None                                                         September 9, 1999
2 and 7 (amendment)        American Internet Technical Center, Inc.  April 15, 1998     September 9, 1999
                           to December 31, 1998 audited and pro forma statements
                           as  required  by  Regulation  S-B as a result  of its
                           acquisition on June 25, 1999.
2,5 and 7                  Trilogy International, Inc.  May 1, 1998 to September 30,    December 16, 1999
                           1999 certified financial statements and pro forma
                           statements as  required  by Regulation   S-B   as  a
                           result   of   its acquisition on December 2, 1999.
5, and 7(a)(b)             Wriwebs.com, Inc. audited financial statements for the       January 26, 2000
                           Years ended December 31, 1999 and Unaudited Financial
                           Statements  for the nine months ended  September  30,
                           1999 and our company's pro forma combined balance sheet
                           at December 31, 1998 and combined statements of
                           operations for the 12 months ended 12-31-98, for the
                           3 and 6 months ended 9-30-99.
5 and 7(a) (amendment)     Trilogy International, Inc. audited financial statements     February 8, 2000
                           for the years ended December 31, 1998 and Unaudited
                           Financial Statements for the nine months ended September
                           30, 1999 and our company's Pro forma combined balance
                           sheet for the 12 months ended 12-31-98 and combined
                           statements of operation for the 6 months ended 6-30-99
                           and 3 months ended 9-30-99.
5 and 7(a)(b)(amended)     Audited financial statements of WRI for the years ended      March 3, 2000
                           December 31, 1998 and Unaudited Financial statements
                           For the nine months ended September 30, 1999 and Our
                           Company's proforma combined balance sheet for the 12
                           Months ended 12-31-98 and combined statements of operation
                           For the 3 months ended 9-30-99 and 6 months ended 6-30-99.
303,5                      and 7(b)(amended)  Proforma combined balance sheet at
                           12-31-98,combined   March  8,  2000   statements   of
                           operations  for 6 months  ended  6-30-99 and 3 months
                           ended 9-30-99.
1,5 and 7(c)               None                                                         March 29, 2000
1, 2, 3.5 and 7(c)         None                                                         May 30, 2000
5 and 7(c)                 None                                                         June 15, 2000




     As material subsequent events, the Registrant filed the following reports on Form 8-K with the Commission after June 30, 2000:

                           FINANCIAL
ITEMS REPORTED             STATEMENTS INCLUDED                 DATE FILED
2 and 7(c)                 None                                July 17, 2000
2 and 7(c)                 None                                August 15, 2000



                                   SIGNATURES

     In accordance with Section 13 or 15(d) of the Exchange Act, as amended, our company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            AMERINET GROUP.COM, INC.

September 28,2000

                          BY: /S/ LAWRENCE R. VAN ETTEN
                              Lawrence R. Van Etten
                           Acting President & Director

     In accordance with the Exchange Act, this report has been signed by the following persons on behalf of our company and in the capacities indicated:

Signature                           Date                      Title

/s/Lawrence R. Van Etten/s/         September 28,2000         Acting President, Chief Operating Officer, Director
/s/Vanessa H. Lindsey/s/            September 28, 2000        Secretary & Director
/s/David K. Cantley/s/              September 28,2000         Vice-President, Chief Financial Officer, Treasurer &
                                                              Director
/s/Saul B. Lipson /s/               September 28, 2000        Director & Audit Committee Chair
/s/Edward Dmytryk/s/                September 28, 2000        Director & Audit Committee Member
/s/Anthony Q. Joffe/s/              September 28, 2000        Director, Audit Committee Member
/s/ G. Richard Chamberlin /s/       September 28,2000         Director
/s/ J. Bruce Gleason/s/             September 28,2000         Director
/s/Michael A. Caputa/s/             September 28,2000         Director



                             ADDITIONAL INFORMATION

                            AmeriNet Group.com, Inc.
                            Crystal Corporate Center
        2500 North Military Trail, Suite 225-C; Boca Raton, Florida 33431
                  Telephone (561) 998-3435; Fax (561) 998-4635
           web-site, amerinetgroup.com; e-mail larry@amerinetgroup.com
                                -----------------
                             Corporate Headquarters:

 Lawrence R. Van Etten, President; David K. Cantley, Vice President, Treasurer &
             Chief Financial Officer; Vanessa H. Lindsey, Secretary
                                     ------
                                    Officers

  Lawrence R. Van Etten; David K. Cantley; Vanessa H. Lindsey; Michael Jordan;
  G. Richard Chamberlin; Anthony Q. Joffe; Saul B. Lipson; Edward C. Dmytryk;
                    J. Bruce Gleason; and, Michael A. Caputa
                                     ------
                               Board of Directors

                   Current Subsidiaries (Florida corporations)

                                Wriwebs.com, Inc.
                        100 East Sample Road, Suite 210;
                          Pompano Beach, Florida 33064
                  Telephone (954) 569-0200; Fax (954) 569-0300
                       Web site and e-mail www.wriwebs.com
                          AmeriNet Communications, Inc.
                     "Doing Business as The Firm MultiMedia"
                7325 Southwest 32nd Street; Ocala, Florida 34474
                  Post Office Box 770787; Ocala, Florida 34477
                  Telephone (352) 861-1350; Fax (352) 861-1339
                     Web site and e-mail www.callthefirm.com


                         Independent Public Accountants:
                         Daszkal, Bolton & Manela, P.A.
        240 West Palmetto Park Road, Suite 300; Boca Raton, Florida 33432
         Telephone (561) 367-1040; Facsimile Transmission (561) 750-3236

                                 Transfer Agent:
                            Liberty Transfer Company
                 191 New York Avenue, Huntington, New York 11743
         Telephone (516)-385-1616; Facsimile Transmission (516) 385-1619

     Our company's report on Commission Form 10-KSB for the fiscal year ended June 30, 2000 will be furnished free of charge without exhibits to any beneficial owner of our company's common stock eligible to vote at our company's annual stockholders' meeting and will furnish the exhibits thereto to any such person specifically requesting them, subject to payment of our company's actual reproduction, handling and delivery costs associated therewith. Our company's report on Commission Form 10-KSB for the fiscal year ended June 30, 2000, including exhibits, is available without charge on the Securities and Exchange Commission's web-site located at www.sec.gov in the EDGAR archives. Requests for our company's report on Commission Form 10-KSB for the fiscal year ended June 30, 2000, with or without exhibits, should be addressed to Lawrence R. Van Etten, President; AmeriNet Group.com, Inc.; Crystal Corporate Center; 2500 North Military Trail, Suite 225-C; Boca Raton, Florida 33431, or faxed to Mr. Van Etten at (352) 998-4635.

     THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED OF THIS REPORT NOR HAS IT PASSED UPON ITS ACCURACY OR ADEQUACY.